Exhibit 10.43

Certain confidential information contained in this exhibit, marked by brackets, has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) would be competitively harmful if disclosed.

Execution Version

LanzaJet Freedom Pines Fuels LLC

$147,000,000

6.00% Senior Secured Notes

6.00% Subordinated Secured Notes

Note Purchase Agreement

Dated as of November 9, 2022

Table of Contents

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Table of Contents (continued)

Table of Contents (continued)

Table of Contents (continued)

Page

Section 11.4	No Waivers or Election of Remedies; Expenses, Etc.	47
Section 11.5	Equity Cure	47

Article 12 REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		47
Section 12.1	Registration of Notes	47
Section 12.2	Transfer and Exchange of Notes	47
Section 12.3	Replacement of Notes	48

Article 13 PAYMENT ON NOTES		48
Section 13.1	Home Office Payment	48

Article 14 EXPENSES, INDEMNIFICATION, ETC.		49
Section 14.1	Transaction Expenses	49
Section 14.2	Indemnification	48
Section 14.3	Survival	51

Article 15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		51

Article 16 AMENDMENTS AND WAIVERS		51
Section 16.1	Requirements	51
Section 16.2	Effect of Waiver or Amendment	52

Article 17 NOTICES		52
Section 17.1	Notices	52
Section 17.2	Receipt of Notices	53

Article 18 REPRODUCTION OF DOCUMENTS		53

Article 19 CONFIDENTIAL INFORMATION		54
Section 19.1	Confidentiality Generally	54
Section 19.2	Highly Sensitive Trade Secrets	55

Article 20 MISCELLANEOUS		55
Section 20.1	Successors and Assigns	55
Section 20.2	Accounting Terms	56
Section 20.3	Severability	57
Section 20.4	Construction, Etc.	57
Section 20.5	Counterparts	57
Section 20.6	Governing Law	57
Section 20.7	Jurisdiction and Process; Waiver of Jury Trial	58
Section 20.8	Transaction References	58
Section 20.9	Scope of Liability	59

SCHEDULES

Schedule A	Purchaser, Commitments and Drawing Information
Schedule B	Defined Terms
Schedule C	Engineering and Construction Firms
Schedule 1	Form of Note
Schedule 2	Knowledge Persons
Schedule 6.1(d)	Ownership Structure of the Note Parties
Schedule 6.5	Taxes
Schedule 6.11	Legal Actions; Proceedings
Schedule 6.14	Permits
Schedule 6.17	Environmental Matters
Schedule 6.18(a)	Title and Survey Requirements
Schedule 6.18(b)	Real Estate Documents
Schedule 6.29	Credit Support Obligations
Schedule 8.1	Amortization Schedule
Schedule 9.5	Insurance

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B	RESERVED
Exhibit C	Form of Sponsor Guarantee
Exhibit D	Form of Notice of Drawing and Payment Instructions
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Construction Report

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LanzaJet Freedom Pines Fuels LLC
c/o LanzaJet, Inc.
520 Lake Cook Road, Suite 680
Deerfield, IL 60015

6.00% Senior Secured Notes due December 31, 2043

6.00% Subordinated Secured Notes due December 31, 2043

As of November 9, 2022

To Each Purchaser
Listed in Schedule A Hereto:

Ladies and Gentlemen:

LanzaJet Freedom Pines Fuels LLC, a Delaware limited liability company (the “Company”), agrees with the Purchasers as follows:

Article 1

AUTHORIZATION OF NOTES

Section 1.1      Authorization of Notes. The Company will authorize the issue and sale of $113,500,000 aggregate principal amount of its 6.00% Senior Secured Notes (the “Senior Notes”) and $33,500,000 of its 6.00% Subordinated Secured Notes (the “Subordinated Notes”, and together with the Senior Notes, as amended, restated or otherwise modified from time to time pursuant to Article 16 and including any such notes issued in substitution therefor pursuant to Article 12, the “Notes”). The Notes shall be substantially in the forms set out in Schedule 1. The Notes shall mature on December 31, 2043 (the “Maturity Date”). Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are to a Schedule or an Exhibit attached to this Agreement unless otherwise specified. References to an “Article” or a “Section” are references to an Article or Section of this Agreement unless otherwise specified.

Section 1.2      Exchange of Notes. Each holder of Subordinated Notes will have the right to exchange up to the full principal amount of such Subordinated Notes for one or more Senior Notes in a like principal amount in accordance with this Section 1.2. Within thirty (30) days following each Computation Period, the Company shall give written notice to each holder of Subordinated Notes setting forth the aggregate principal amount of the outstanding Subordinated Notes that may be exchanged for Senior Notes without causing the Company to fail to comply with the Total Leverage Ratio (such amount, the “Conversion Amount”) and the principal amount of Subordinated Notes that each such holder may exchange, based on the following order of priority: First, each holder that is a Pro Rata Purchaser shall exchange a principal amount of its Subordinated Notes equal to the lesser of (A) the outstanding principal amount of its Subordinated Notes and (B) such holder’s Conversion Percentage of the aggregate principal amount of the Subordinated Notes of all Pro Rata Purchasers multiplied by the Conversion Amount and Second, all remaining holders of Subordinated Notes shall exchange a principal amount of its Subordinated Notes equal to the lesser of (C) the outstanding principal amount of such holder’s Subordinated Notes and (D) the amount derived by multiplying such holder’s Conversion Percentage by the remaining portion of the Conversion Amount. Promptly following the receipt of such notice, but in any event within thirty (30) days thereof, each holder of Subordinated Notes effecting such exchange will deliver its Subordinated Notes to the Company, and the Company will issue to such holder of Senior Notes in the principal amount of such holder’s share of the Conversion Amount as determined in accordance with the pervious sentence and, if applicable, Subordinated Notes in a principal amount equal to the principal amount of such holder’s Subordinated Notes prior to such exchange less the amount of such holder’s Subordinated Notes that were exchanged for Senior Notes.

Article 2

SALE AND PURCHASE OF NOTES; SECURITY FOR NOTES

Section 2.1      Issuance of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3.1, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof in an aggregate principal amount no greater than such Purchaser’s Note Purchase Commitment. Each Purchaser’s obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. Each Purchaser’s rights hereunder are independent and each Purchaser may exercise its rights at its own discretion (except for the avoidance of doubt, any rights hereunder which must be exercised by the Required Purchasers or all Purchasers, acting together, as applicable).

Section 2.2      Security for the Notes. The Senior Notes will be secured by the Collateral pursuant to and in accordance with the Security Documents. The Notes will be secured by the collateral described in the LanzaJet IP Security Agreement until the termination of the LanzaJet IP Security Agreement in accordance with its terms.

Article 3

CLOSING AND DRAWINGS

Section 3.1      Closing. The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, at 12:00 noon, Eastern time, at a closing (the “Closing”) on the date designated under an initial Notice of Drawing (the “Initial Notice of Drawing”) that is at least ten (10) Business Days after written notice from the Company that all the conditions to Closing set forth in Article 4 are or can and will be satisfied on or before such date (the “Proposed Closing Date”); provided that the Initial Notice of Drawing shall be revocable in the event that such conditions to Closing are not satisfied on or before the Proposed Closing Date. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $5,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name. Payment of the purchase price of each Note by each Purchaser purchasing such Note shall be made through Drawings as set forth in Section 3.2 below.

Section 3.2      Drawings.

(a)            Availability.

(i)            Subject to the terms and conditions set forth in this Agreement, each Purchaser agrees to make Drawings against such Purchaser’s Note Purchase Commitment (each such purchase individually, a “Drawing” and, collectively, the “Drawings”) in accordance with Schedule A; provided, that after giving effect to the requested Drawing, the sum of the aggregate principal amount of all Drawings of any Purchaser shall not in any event exceed the aggregate principal amount of such Purchaser’s Note Purchase Commitment.

(ii)            The aggregate amount of each Purchaser’s Note Purchase Commitment shall be reduced (A) in whole or in part upon the Company’s written notice to such Purchaser (which shall be irrevocable once issued); and (B) to zero at 11:59 p.m. New York time on the last Business Day of the Availability Period; provided, that all Note Purchase Commitments shall be immediately reduced to zero upon acceleration of the Notes under Section 11.2.

(iii)            Notwithstanding the above, the amount of a Purchaser’s undrawn Note Purchase Commitment shall be irrevocably reduced by the amount of each Drawing funded by such Purchaser hereunder.

(b)            Procedure for Drawing.

(i)            Notice of Drawing. The Company shall request no more than six (6) Drawings by delivering to each Purchaser an appropriately completed Notice of Drawing, which shall specify or attach, among other things:

(A)            with respect to the Initial Notice of Drawing, the amount of the Drawing to be funded on the Closing Date (the “Initial Drawing”), which shall be no more than eighty million Dollars ($80,000,000);

(B)            with respect to a Notice of Drawing under Section 5.1(a), the amount of the Drawing to be funded on such subsequent Drawing Date (each such Drawing, a “Subsequent Drawing”), which shall be no more than one hundred forty-seven million Dollars ($147,000,000) less the aggregate of all prior Drawings, including the Initial Drawing;

(C)            the estimated date of the requested Drawing, which shall be a Business Day;

(D)            a funds flow memorandum with respect to each Drawing Date showing the sources and uses of funds on such date, in form and substance reasonably acceptable to the Purchasers, including the wire instructions for the Construction Account. The Drawings for each Purchaser will be in accordance with Schedule A, taking into account the applicable sublimits for Senior Notes and Subordinated Notes set forth in Schedule A; and

(E)            Notwithstanding the schedule for Drawings set out in Schedule A hereto, all Purchasers will nevertheless be invited to participate in all Drawings.

(ii)            Each Purchaser shall fund each Drawing to be made by it hereunder on each Drawing Date by wire transfer of immediately available funds initiated by 3:00 p.m., New York time, to the Construction Account of the Company; provided, that each condition precedent to each such Drawing is fulfilled (or waived by such Purchaser in writing) by no later than 12:00 p.m., New York time, on the applicable Drawing Date in accordance with Article 4, or is to be fulfilled by the payment of amounts pursuant to the applicable funds flow memorandum. If each condition precedent to a Drawing is fulfilled (or waived) after 12:00 p.m., New York time, on the applicable proposed Drawing Date, each Purchaser shall fund each Drawing to be made by it hereunder on the next Business Day.

(c)            Nature of Drawings. The Drawings are not revolving in nature and amounts repaid or prepaid in respect thereof may not be reborrowed. For the avoidance of doubt, interest shall not accrue on any undrawn amounts of principal under the Notes.

Article 4

CONDITIONS TO CLOSING

Each Purchaser’s obligation to purchase the Notes to be sold to such Purchaser at the Closing (which shall be accomplished through the funding of the Initial Drawing) is subject to the fulfillment, to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions (or waiver thereof by such Purchaser):

Section 4.1      Representations and Warranties. The representations and warranties of the Note Parties in this Agreement and each of the other Shareholder Financing Documents to which any Note Party is a party shall be true and correct when made and at the time of the Closing (or, if stated to have been made on or as of an earlier date, were true and correct on or as of such earlier date).

Section 4.2      Performance; No Default. Each of the Note Parties shall have performed and complied with all agreements and conditions contained in the Shareholder Financing Documents required to be performed or complied with by it prior to or at the time of the date of this Agreement and from the date of this Agreement to the Closing. From the date of this Agreement until the Closing, and before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 9.8), no Inchoate Default or Event of Default shall have occurred and be continuing or would result from the issue and sale of the Notes.

Section 4.3      Compliance Certificates.

(a)            Officer’s Certificate. The Company shall have delivered to the Purchasers an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.7, 4.17, 4.18, 4.20, 4.21, 4.23, 4.24 and 4.25 have been fulfilled.

(b)            Secretary’s Certificate. Each of the Note Parties shall have delivered to the Purchasers a certificate executed by its Secretary, Assistant Secretary or other Responsible Officer, dated as of the Closing Date, certifying, with respect to such Person, as to (i) the certificate of formation or incorporation, as the case may be, of such Person, together with any amendments, certified by the Secretary of State of the State of Delaware as of a recent date and a certificate as to the good standing of such Person from the Secretary of State of the State of Delaware, dated as of a recent date, in each case attached thereto; (ii) a true and complete copy attached thereto of the limited liability company agreement or by-laws of such Person; (iii) the resolutions attached thereto and other limited liability company or corporate proceedings relating to the authorization, execution and delivery of each Shareholder Financing Document to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (iv) the incumbency and specimen signature of each Person executing each of the Shareholder Financing Documents to which it is or is intended to be a party (and such Purchaser may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).

Section 4.4      Opinions of Counsel(a)      . The Purchasers shall have received opinions dated as of the Closing Date from Winston & Strawn LLP, as counsel for the Note Parties, and Coleman Talley LLP, as special Georgia counsel for the Note Parties, each such opinion in to be in form and substance reasonably satisfactory to the Purchasers and dated as of the Closing Date.

Section 4.5      Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A hereto.

Section 4.6      Purchase Permitted by Applicable Law, Etc. On the Closing Date, such Purchaser’s purchase of Notes shall (a) not violate any Applicable Law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (b) not subject such Purchaser to any Tax, penalty or liability under or pursuant to any Applicable Law or regulation, which Applicable Law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.7      Changes in Corporate Structure. No Note Party shall have changed its jurisdiction of incorporation or formation, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements of such Note Party.

Section 4.8      Payment of Fees. Without limiting Section 14.1, the Company shall have paid or caused to be paid (a) on or before the Closing, the reasonable and documented fees, charges and disbursements of each Purchaser’s special counsel to the extent reflected in a statement of such counsel rendered to the Company at least three (3) Business Days prior to the Closing and (b) all fees and expenses then due and payable by the Company in connection with the transactions contemplated by the Shareholder Financing Documents (including all expenses payable to each Purchaser and all filing, recordation fees, stamp Taxes etc.), in each case, which fees, charges, disbursements and expenses may be paid by the Company from the proceeds of the sale of the Notes on the Closing Date at the sole option of the Company.

Section 4.9      Notice of Drawing. At least seven (7) Business Days prior to the Closing Date, such Purchaser shall have received a Notice of Drawing signed by a Responsible Officer of the Company.

Section 4.10      Financing Documents. Such Purchaser shall have received true, complete and correct copies of each Shareholder Financing Document on or prior to the Closing Date, duly authorized, executed and delivered by each party thereto, in such number as reasonably requested by such Purchaser (which may be delivered by facsimile or other electronic means for the purposes of satisfying this Section 4.10 on the Closing Date); provided, that signed originals of the Notes shall be delivered on or prior to the Closing Date.

Section 4.11      Lien Searches. The Company shall have Made Available to such Purchaser customary reports of searches of UCC financing statements, fixture filings and all judicial and tax lien filings that have been made no earlier than fourteen (14) days prior to Closing with respect to any personal or mixed property of the Sponsor and the Company, reasonably satisfactory to such Purchaser, in (a) the jurisdiction of formation or organization of each such Person, (b) the jurisdiction where the Project is located and (c) each other jurisdiction where a filing has been or would need to be made in order to perfect the Purchaser’s security interest in the Collateral, together with copies of all such filings disclosed by such searches, and UCC-3 termination statements which the applicable duly authorized Person has provided prior written consent for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC-1 financing statements or fixture filings disclosed in such searches (other than any such financing statements or fixture filings in respect of Permitted Liens).

Section 4.12      Projections. The Company shall have Made Available to such Purchaser the Base Case Model, the Construction Budget and the Construction Schedule, in each case, in form and substance reasonably satisfactory to such Purchaser

Section 4.13      Warrants. The Warrants shall have been duly issued to each Purchaser or its designated Affiliate.

Section 4.14      No Default. The Company shall have delivered to the Purchasers a certificate of the Company signed by a Responsible Officer of the Company to the effect that no Event of Default or Inchoate Default has occurred and is continuing.

Section 4.15      Security.

(a)            Such Purchaser shall have received evidence of the creation and perfection of, and satisfactory arrangements for the filing or registration of all appropriate documents and payment of all related fees and expenses in accordance with Applicable Law necessary for the creation and perfection of valid and perfected first priority security interests (subject to Permitted Liens) in (i) the Collateral (other than the LanzaJet IP) in favor of the Collateral Agent, for the benefit of the Secured Parties, and (ii) in the LanzaJet IP in favor of the Collateral Agent for the benefit of the holders of the Notes, in each case, all in form and substance satisfactory to such Purchaser, acting reasonably.

(b)            All Collateral that must be delivered to the Collateral Agent in order to, pursuant to Applicable Law, perfect the security interest therein as a first priority Lien (including, any letters of credit, notes, bonds or certificated securities and the certificates evidencing all of the issued and outstanding Equity Interests in the Company pledged pursuant to the Security Documents, which certificates shall be accompanied by undated instruments of transfer duly executed in blank) shall have been delivered to such Purchaser.

Section 4.16      Solvency Certificate. The Company shall have delivered to the Purchasers a certificate from a Responsible Officer of the Company that, the Company is, and after giving effect to the transactions contemplated to occur on the Closing Date under the Financing Documents, shall be, Solvent.

Section 4.17      No Material Adverse Effect. Since the date of formation of the Company, no event, condition or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect has occurred and is continuing.

Section 4.18      Insurance. The Company shall have Made Available to the Purchasers (a) certificates of insurance evidencing that the insurance policies required to be maintained pursuant to Section 9.5 and Schedule 9.5 as of the Closing Date and the designations, where applicable, of the Collateral Agent as an additional insured or loss payee, as applicable, thereunder are in effect to the extent required by Schedule 9.5, and (b) a broker’s letter of undertaking from each insurance broker, each in such form and contain such information as is specified in Schedule 9.5. In addition, the Company shall, in its Officer’s Certificate delivered pursuant to Section 4.3(a), set forth the insurance obtained by the Note Parties in accordance with the requirements of Section 9.5 and Schedule 9.5 and certify (i) that such insurance has been obtained and is in full force and effect, (ii) that such insurance complies with Section 9.5 and Schedule 9.5, (iii) that the insurance required by Section 9.5 and Schedule 9.5 is consistent with Prudent Industry Practices and (iv) that all premiums then due and payable on all insurance required to be obtained by the Note Parties have been paid.

Section 4.19      KYC Information. The Company shall have delivered to such Purchaser, at least three (3) Business Days prior to the Closing Date, all such documentation and information requested by such Purchaser that is reasonably necessary (including the names and addresses of the Sponsor and the Company) for such Purchaser to identify the Sponsor and the Company in accordance with the requirements of the Patriot Act (including the “know your customer” and similar regulations thereunder) and other Anti-Money Laundering Laws, including such information as is customarily provided to commercial banks in connection with the identification of borrowers in accordance with the requirements of the Patriot Act and other Anti-Money Laundering Laws, in each case, as is reasonably requested at least five (5) Business Days prior to the Closing Date.

Section 4.20      Consents. Except for the Collateral Assignments described in Section 9.18(f), all consents required to be obtained by each Note Party as of the Closing Date in order for such Note Party to execute, deliver and perform the Operative Documents to which it is a party have been obtained and are in full force and effect.

Section 4.21      Applicable Permits. The Company shall have Made Available to such Purchaser true, correct and complete copies of all Applicable Permits that are identified on Part I of Schedule 6.14, each in form and substance reasonably satisfactory to such Purchaser.

Section 4.22      Real Estate Matters.

(a)            The Company shall have Made Available to each Purchaser the Title Survey, and the Title Policy shall have been issued and shall be effective, each in form and substance satisfactory to such Purchaser.

(b)            The term of the Lease shall have been extended to at least the Maturity Date, and the Lease shall otherwise have been amended in form and substance reasonably acceptable to such Purchaser.

(c)            The Company shall have delivered to the Purchasers an estoppel from the Lessor in respect of the lease (the “Lessor Estoppel”), in form and substance satisfactory to the Purchasers.

(d)            A memorandum of the Lease shall have been delivered and recorded in form and substance satisfactory to such Purchaser.

Section 4.23      Absence of Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened in writing against or affecting the Sponsor, the Company or the Project that (together with all other such actions, suits proceedings or investigations) (a) could reasonably be expected to have a Material Adverse Effect on the Project, (b) is for an amount in excess of $1,000,000 or (c) seeks to materially impair, restrain, prohibit or invalidate the transactions contemplated by the Material Project Documents to which the Company is a party or regarding the effectiveness or validity of any Applicable Permit with respect to the Project.

Section 4.24      Funding of Accounts. All Accounts required to be funded on the Closing Date shall have been funded in the amount and manner required pursuant to Section 9.30.

Section 4.25      No Casualty. No unrepaired casualty exists with respect to the Project (or any portion thereof) material to the construction or operation of the Project unless such casualty is reasonably capable of repair within a time-frame reasonably satisfactory to the Required Purchasers, the Company has established an adequate reserve, reasonably acceptable to the Required Purchasers, for such repair or there exists casualty insurance proceeds (or access to casualty insurance proceeds along with an adequate reserve, if necessary) to fund such repairs.

Section 4.26      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

Article 5

ADDITIONAL CONDITIONS PRECEDENT

Section 5.1      Conditions Precedent to Subsequent Drawings. Each Purchaser’s obligation to fund Subsequent Drawings is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such funding, of the following conditions (or waiver thereof by such Purchaser):

(a)            Notice of Drawing. At least ten (10) Business Days prior to the requested date of a Subsequent Drawing, such Purchaser shall have received a Notice of Drawing signed by a Responsible Officer of the Company.

(b)            Amount of Drawing. The amount of a Subsequent Drawing shall be no more than the difference of (i) one hundred forty-seven million Dollars ($147,000,000) minus (ii) the aggregate amount of all prior Drawings, including the Initial Drawing, taking into account the applicable sublimits of the Senior Notes and Subordinated Notes set forth in Schedule A.

(c)            Representations and Warranties. The representations and warranties of the Note Parties in this Agreement and each of the other Shareholder Financing Documents to which any Note Party is a party shall be true and correct in all material respects (unless such representation and warranty is qualified as to materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) when made and immediately after giving effect to the Subsequent Drawing (or, if stated to have been made on or as of an earlier date, were true and correct on or as of such earlier date).

(d)            No Default. Each of the Note Parties shall have performed and complied with all agreements and conditions contained in the Shareholder Financing Documents required to be performed or complied with by it prior to or at the time of the date of this Agreement and from the date of this Agreement to the date of the Subsequent Drawing. Both immediately before and immediately after giving effect to a Subsequent Drawing (and the application of the proceeds thereof as contemplated by Section 9.8), no Inchoate Default or Event of Default shall have occurred and be continuing or would result therefrom.

(e)            Officer’s Certificate. The Company shall have delivered to the Purchaser an Officer’s Certificate, dated the date of the Subsequent Drawing, certifying that the conditions specified in Section 5.1(c), (d), and (f) have been fulfilled.

(f)            Payment of Fees. Without limiting Section 14.1, the Company shall have paid or caused to be paid (i) on or before a Subsequent Drawing, the reasonable and documented fees, charges and disbursements of each Purchaser’s special counsel to the extent reflected in a statement of such counsel rendered to the Company at least three (3) Business Days prior to such Subsequent Drawing and (ii) all fees and expenses then due and payable by the Company in connection with the transactions contemplated by the Shareholder Financing Documents (including all expenses payable to any Purchaser and all filing, recordation fees, stamp Taxes etc.), in each case, which fees, charges, disbursements and expenses may be paid by the Company from the proceeds of such Subsequent Drawing at the sole option of the Company.

(g)            Real Estate Matters. Such Purchaser shall have received:

(i)            an endorsement to the Title Policy theretofore delivered, indicating that since the date of the Initial Drawing, there has been no change in the status of title and no other exceptions not theretofore approved by such Purchaser, which endorsement shall have the effect of advancing the effective date of the Title Policy to the date of the advance then being made and increasing the coverage of the Title Policy by an amount equal to the advance then being made if the Title Policy does not by its terms provide for such an increase;

(ii)            (A) waivers of liens from the counterparties to the Material Project Contracts and all other Material Contractors covering all work performed and materials supplied by such Material Contractors prior to the Subsequent Drawing or conditional waivers of liens from each Material Contractor covering all work performed and materials supplied by such Persons for which funds are being advanced pursuant to the Subsequent Drawing or (B) as to any disputed lien or claim of lien, a bond in form and substance acceptable to such Purchaser has been provided or sufficient funds to cover it have been reserved pursuant to arrangements satisfactory to such Purchaser; and

(iii)            a Lessor Estoppel, in form and substance satisfactory to such Purchaser.

(h)            No Casualty. No unrepaired casualty exists with respect to the Project (or any portion thereof) material to the construction or operation of the Project unless such casualty is reasonably capable of repair within a reasonably satisfactory time-frame, the Company has established an adequate reserve, reasonably acceptable to such Purchaser, for such repair or there exists casualty insurance proceeds (or access to casualty insurance proceeds along with an adequate reserve, if necessary) to fund such repairs.

(i)            Consents. All consents required to be obtained by each Note Party as of the date of the Subsequent Drawing in order for such Note Party to execute, deliver and perform the Operative Documents to which it is a party are in full force and effect.

(j)            Concurrent Funding by other Purchasers. Each other Purchaser shall have funded the Subsequent Drawing to be funded by it on the date of such Subsequent Drawing, in accordance with Schedule A.

Article 6

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND AFFILIATES

The Company represents and warrants to each Purchaser as of the date of this Agreement and as of each Credit Date (or such other date as expressly set forth below) as follows:

Section 6.1      Organization, Power and Authority.

(a)            Each Note Party (i) is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as applicable, with all requisite organizational or other power and authority under the laws of such jurisdiction to enter into the Operative Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby; (ii) is duly qualified, authorized to do business and in good standing in such jurisdiction and each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; (iii) has the requisite limited liability company or corporate power, as applicable, (A) to carry on its business as now being conducted and as proposed to be conducted by it, (B) to take all action as may be necessary to consummate the transactions contemplated hereunder, and (C) to provide any guarantees and grant the liens and security interests provided for in the Shareholder Financing Documents to which it is a party; and (iv) has the requisite limited liability company or corporate authority to execute, deliver and perform its obligations under each Operative Document to which it is a party.

(b)            The sole member of the Company is the Sponsor, which owns 100% of all issued and outstanding Equity Interests in the Company.

(c)            The Company is the sole owner of the Project and owns no Equity Interests.

(d)            Schedule 6.1(d) accurately sets forth the ownership structure of the Note Parties as of the Closing Date. As of the Closing Date, the Sponsor owns no Equity Interests in any Person other than as shown on Schedule 6.1(d).

Section 6.2      Authorization; No Conflict. Each Note Party has duly authorized, executed and delivered each Operative Document to which it is a party. The execution by each Note Party of the Operative Documents to which it is a party does not, and the performance by each such Person of its obligations hereunder and thereunder will not: (a) violate or be in conflict with any term or provision of (i) the Organizational Documents of such Person, (ii) any Applicable Law (including, any applicable usury or similar laws), or (iii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to the Note Parties or to their property; (b) materially violate, be in material conflict or materially inconsistent with, result in a material breach of, or constitute a material default (with or without the giving of notice or the passage of time or both) under, any term or provision of any document, agreement or instrument to which the Note Parties or any of them are a party; or (c) except as specifically contemplated by the Operative Documents, result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the assets and properties of the Note Parties.

Section 6.3      Enforceability; Enforceability of Liens.

(a)            Each Operative Document to which the Note Parties are a party is in full force and effect and is a legal, valid and binding obligation of the Note Parties party thereto, enforceable against such Note Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)            None of the Operative Documents have been amended or modified since the date of this Agreement except in accordance with this Agreement.

(c)            Each Lien created and perfected or purported to be created and perfected under the Security Documents (i) in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) with respect to the LanzaJet IP only, in favor of the Collateral Agent for the benefit of the holders of the Notes until the termination of such Lien in accordance with the LanzaJet IP Security Agreement, is and has been so perfected since its creation and perfection and constitutes a valid and enforceable first-priority Lien on the Collateral that is subject to such Lien (except for Permitted Liens that, pursuant to Applicable Law, are entitled to a higher priority than the Liens of the Collateral Agent).

Section 6.4      ERISA. The Company does not maintain or sponsor, nor has any obligation to contribute to, any ERISA Plans, and the Company has not maintained, contributed, or been obligated to contribute to any ERISA Plan at any time within the preceding five (5) years with respect to which the Company has any liability. No event has occurred that could be reasonably expected to subject the Company, either directly or by reason of its affiliation with any ERISA Affiliate, to any material liability imposed by Title IV of ERISA, or to any lien imposed by Section 430 of the Code or Section 303 or Title IV of ERISA, and, to the Company’s Knowledge, no condition exists that could be reasonably expected to give rise to such liability or lien. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

Section 6.5      Taxes.

(a)            Each of the Company and the Sponsor (i) has filed, or has caused to be filed, all federal Tax Returns and all material state, local and foreign Tax Returns that it was required to file and such Tax Returns were correct and complete in all material respects and accurately reflect in all material respects the liability for Taxes of such Person for the period covered thereby and (ii) has paid or has caused to be paid all material Taxes, whether or not reflected on any Tax Returns, required to be paid (other than those Taxes that it is contesting in good faith and by appropriate proceedings, with adequate, segregated cash reserves established in accordance with GAAP for such Taxes, including assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto) and, with respect any accrued Taxes that are not due or that are being contested, has established or has caused to be established cash reserves in accordance with GAAP that are adequate for the payment thereof, including assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto. Part I of Schedule 6.5 describes any Taxes being contested by the Company or the Sponsor, in each case, as of the Closing Date. The Company knows of no basis for any Tax assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The Company is a “disregarded entity” for U.S. federal income tax purposes. No affirmative elections have been filed with the IRS or any state or local taxing authority to treat the Company as an association taxable as a corporation for U.S. federal, state or local income tax purposes.

Section 6.6      Business, Debt, Contracts, Etc. The Company does not conduct any business other than the business contemplated by the Operative Documents and has no outstanding Indebtedness (other than Permitted Debt) or other material liabilities other than pursuant to the Operative Documents or Applicable Permits and permitted hereunder. The Company does not have any assets or liabilities, other than as set forth in Section 6.1(c) and this Section 6.6.

Section 6.7      Partnerships and Joint Ventures. The Company is not a general partner or a limited partner in any general or limited partnership, a joint venturer in any joint venture or a member in any limited liability company.

Section 6.8      Filings; Fees.

(a)            All filings, registrations and recordings, re-filings, re-registrations or re-recordings necessary to perfect and maintain the perfection and priority of the interest, title or Liens of the Collateral Agent for the benefit of the Secured Parties and with respect to the LanzaJet IP only, of the Collateral Agent for the benefit of the holders of the Notes until the termination of the LanzaJet IP Security Agreement in accordance with its terms, have been made or shall be made on the date this representation is made or deemed repeated as required by the Shareholder Financing Documents.

(b)            All filing, recordation, subscription, inscription, notarization and other similar fees and all recording, stamp and other Taxes and expenses related to such filings, registrations and recordings (including expenses and premiums of the Title Company in connection with the Title Policy) required to be paid have been taken and paid, respectively by the Company or the Sponsor.

Section 6.9      Investment Company. Neither the Company nor Sponsor is, or is required to be registered as, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as provided in Section 9.8, neither the Company nor the Sponsor will be required to register as, an investment company within the meaning of the Investment Company Act of 1940.

Section 6.10      Regulations T, U and X. The Company is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Notes will be used, directly or indirectly, by the Company to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Federal Reserve Board. Margin stock does not constitute any of the value of the assets of the Company and the Company does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section 6.10, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 6.11      No Pending or Threatened Proceedings. Other than as described on Schedule 6.11, (a) no action, suit, proceeding or investigation has been instituted or, to the Company’s Knowledge, threatened in writing by any Governmental Authority or any other third party against the Sponsor, the Company or the Project that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, including any action, suit, proceeding or investigation which seeks to impair or restrain, or prohibit or invalidate, the transactions contemplated by the Material Project Documents or regarding the effectiveness or validity of any material Applicable Permit with respect to the Project and (b) there are no outstanding injunctions, judgments, orders, decrees or rulings entered against the Company or the Sponsor that seek to impair, restrain, prohibit or invalidate the transactions contemplated by the Operative Documents in any material respect. There are no Condemnation proceedings by or before any Governmental Authority now pending or, to the Company’s Knowledge, threatened in writing with respect to the Project, or sale of power therefrom or any portion thereof material to the ownership or operation of the Project or sale of power therefrom.

Section 6.12      Compliance with Legal Requirements; Material Project Documents.

(a)            Each of the Note Parties is in compliance in all material respects with (i) all Legal Requirements applicable to it (including the payment of all fees, charges and expenses due and payable by either Note Party or its Affiliates in connection with any Applicable Permit) and (ii) all of its obligations under all Material Project Documents to which it is a party.

(b)            To the Company’s Knowledge, no other party to any Material Project Document is, or with the passage of time or the giving of notice will be, in default of its material obligations thereunder.

(c)            True, correct and complete copies of all Material Project Documents in effect on the date this representation is made or deemed repeated have been Made Available to the Purchasers by the Company and, except as Made Available to the Purchasers, none of the Material Project Documents have been amended, restated, modified, terminated, assigned or waived.

(d)            As of the Closing Date, there are no contracts, agreements or obligations meeting the definition of “Additional Project Document” that are not listed in the definition of “Material Project Document” (including nested definitions therein).

Section 6.13      No Default. No Event of Default or Inchoate Default has occurred and is continuing.

Section 6.14      Permits.

(a)            All material Permits required to be held by the Company under any Governmental Rule, including Environmental Law, for the siting, development, construction, installation, ownership, maintenance or operation of the Project as currently designed that are or will become Applicable Permits are described in Schedule 6.14.

(b)            As of the Closing Date, all Applicable Permits necessary for the consummation of the transactions contemplated by the Operative Documents and the siting, development, construction, installation, ownership, operation or maintenance of the Project are set forth on Part I of Schedule 6.14, except those Applicable Permits which are (i) not required until a later date due to the stage of development of the Project and are reasonably expected to be obtained or made on commercially reasonable terms as and when required (each of which (other than those described in the following clause (ii)) is set forth on Part II of Schedule 6.14), or (ii) ministerial and non-discretionary in nature and can reasonably be expected to be obtained or made in the Ordinary Course of Business on commercially reasonable terms and conditions when needed or required under Applicable Law. Except as set forth in Part I of Schedule 6.14, (A) each Applicable Permit described in Part I of Schedule 6.14 has been obtained, is final and is in full force and effect, and is in the name of the Company, (B) all statutory and administrative appeal periods related thereto have expired, and (C) no judicial, administrative or other formal proceedings are pending or, to the Company’s Knowledge, threatened in writing, seeking injunction, termination, material modification or revocation of such Applicable Permit.

(c)            As of each subsequent Drawing Date, all Applicable Permits necessary for the consummation of the transactions contemplated by the Operative Documents and the siting, development, construction, installation, ownership, operation or maintenance of the Project have been obtained except those Applicable Permits which are (i) not required until a later date due to the stage of development of the Project and are reasonably expected to be obtained or made on commercially reasonable terms as and when required, and (ii) those Applicable Permits which are ministerial and non-discretionary in nature and can reasonably be expected to be obtained or made in the Ordinary Course of Business on commercially reasonable terms and conditions when needed or required under Applicable Law. As of each subsequent Drawing Date, (A) each such Applicable Permit obtained as of such subsequent Drawing Date, is final and is in full force and effect, and is in the name of the Company, (B) all statutory and administrative appeal periods related thereto have expired, and (C) no judicial, administrative or other formal proceedings are pending or, to the Company’s Knowledge, threatened in writing, seeking injunction, termination, material modification or revocation of such Applicable Permit.

Section 6.15      Existing Defaults. No Note Party is in default under any material term of any Operative Document or any agreement or instrument relating to any obligation of such Person for or with respect to borrowed money.

Section 6.16      Insurance. All policies of insurance required to be obtained by the Note Parties under the Operative Documents have been obtained, are in full force and effect, all premiums due thereon have been paid (or, on any Drawing Date, will be paid from proceeds of the Notes hereunder), and, except with respect to policies that have been replaced with other policies in compliance with this Agreement, no notice from any insurer or its representative as to any cancellation or reduction or other change in coverage has been received.

Section 6.17      Environmental Matters.

(a)            The Company is not, and has not been, in material violation of any Environmental Law and, except as set forth on Schedule 6.17, (A) neither the Company nor, to the Company’s Knowledge, any other Person, has Released at, in, on, under, from, through or to, or used, generated, manufactured, produced or stored at, in, on, under, from, through or to the Project Site, or transported thereto or therefrom, or arranged for or permitted the transfer thereto or therefrom, any Hazardous Substances in a manner that reasonably would be expected to subject the Company to material liability or any Purchaser to liability under any Environmental Law or any Environmental Claim; (B) to the Company’s Knowledge there are no underground storage tanks whether operative or temporarily or permanently closed, located on the Project Site; and (C) there are no Hazardous Substances used, stored or present at, in, on, under, from, through or to the Project Site except in material compliance with applicable Environmental Law and as would not reasonably be expected to subject the Company to material liability or any Purchaser to liability under any Environmental Law or any Environmental Claim.

(b)            The Company has not received written notice of any pending or threatened material Environmental Claim with respect to the Project, including any Environmental Claim with respect to the presence or Release of any Hazardous Substances in, on, under, from, through or to the Project Site or the violation of or material liability pursuant to any Environmental Law, and, to the Company’s Knowledge, there is no condition, action or event pertaining to the Company or the Project that reasonably would be expected to form the basis of any material Environmental Claim with respect to the Company or the Project.

Section 6.18      Title, Leases and Liens.

(a)            Except as listed on Part IV of Schedule 6.18(a), the Company is lawfully possessed of a valid leasehold estate and related easements in the real property comprising the Project Site in accordance with the Lease, in each case, free and clear of all Liens other than Permitted Liens. Except as listed on Part III of Schedule 6.18(a), no written notice has been given to the Company by the lessor under the Lease as to any unrecorded rights of third parties that are not noted on the Title Survey. No exception to the Title Policy would reasonably be expected to prevent, materially interfere or have a material adverse effect on the Company’s ability to construct, own, operate and maintain the Project on the real property covered by the Lease as contemplated by the Material Project Documents, and no adverse change has occurred as to the Title Policy. The Real Estate Documents provide the Company with all rights required, including all access necessary, for the construction and operation of the Project during the term, including the provision of all utilities reasonably expected to be required by the Project for its construction and operation.

(b)            The Company is not a party to any material Real Estate Documents other than the Lease, and as of the Closing Date, the Company is not a party to any Real Estate Document except as set forth on Schedule 6.18(b).

(c)            The Sponsor has good title to the Equity Interests in the Company owned by it, free and clear of all Liens (other than Permitted Equity Exceptions). The Company has good title to all of its assets and properties, including assets comprising the Project, in each case, free and clear of all Liens other than Permitted Liens.

Section 6.19      Security Documents. The Security Documents that have been delivered on or prior to the date this representation is made are effective to create, (i) in favor of the Collateral Agent for the benefit of the Secured Parties, and (ii) with respect to the LanzaJet IP only, in favor of the Collateral Agent for the benefit of the holders of the Notes until the termination of the LanzaJet IP Security Agreement in accordance with its terms, a legal, valid and enforceable Lien on and security interest in all of the Collateral purported to be covered thereby, and all necessary recordings and filings have been made (or arrangements satisfactory to the Required Purchasers to make any necessary recordings or filings on or immediately following the Closing Date have been made) in all necessary public offices, and all other necessary and appropriate action has been taken, so that the security interest created by each Security Document is a perfected Lien on and security interest in all right, title and interest of the Note Parties in the Collateral purported to be covered thereby (including delivery to the Collateral Agent of the certificates evidencing all of the Equity Interests in the Company), prior and superior to all other Liens other than Permitted Liens which have priority pursuant to Applicable Law. The security interests in the Collateral purported to be granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents (A) constitute, as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing or, in the case of any Equity Interests (that constitute “certificated securities” as defined in Article 8 of the UCC) or Deposit Accounts (as defined in Article 9 of the UCC) or Securities Accounts (as defined in Article 8 of the UCC), by control or possession by or on behalf of the Collateral Agent for the benefit of the Secured Parties; and (B) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except, in the case of Collateral not constituting Equity Interests, for Permitted Liens which have priority pursuant to Applicable Law. The Collateral Agent has received, on or prior to the Closing Date, all original certificates representing all issued and outstanding Equity Interests in the Company owned by the Sponsor. The descriptions of the Collateral set forth in each Security Document are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching and perfecting the Liens in the Collateral granted or purported to be granted under the Security Documents (i) in favor of the Collateral Agent for the benefit of the Secured Parties and (ii) with respect to the LanzaJet IP only, in favor of the Collateral Agent for the benefit of the holders of the Notes.

Section 6.20      Utilities. All utility services necessary for the operation of the Project for its intended purpose are available at the Project Site or could reasonably be expected to be so available as and when required upon commercially reasonable terms.

Section 6.21      Roads/Feeder Lines.

(a)            All roads necessary for the maintenance and operation of the Project for its intended purpose under the Material Project Documents have either been completed or the necessary rights of way therefor have been acquired or will be so acquired as and when required on commercially reasonable terms.

(b)            Except as set forth on Part IV of Schedule 6.18(a), all required crossing agreements, consents, acknowledgments of “no objection” or similar documents (not including Permits, which are covered by Section 6.14) necessary for the Company to utilize the Real Estate Documents for the operation of the Project for its intended purpose have been obtained.

Section 6.22      Sufficiency of Material Project Documents . The rights granted to the Company pursuant to the Material Project Documents and the Real Estate Documents are sufficient to enable the Project to be located, constructed, operated and routinely maintained as currently contemplated by the Operative Documents and the Base Case Model and in accordance with Prudent Industry Practices, including providing adequate ingress and egress for any reasonable purpose in connection with the construction, operation and routine maintenance of the Project through the Maturity Date.

Section 6.23      Intellectual Property. The Company owns or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the construction, ownership and operation of the Project in accordance with the Operative Documents. The Company has not received written notice that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company in connection with its business, including any computer monitoring system used in connection with the Project, will infringe in any manner any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (b) there is any pending or threatened claim or litigation against the Company contesting its right to sell or use any such product, process, method, substance, part or other material, or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code, which, in each such case described in clauses (a) to (c), could reasonably be expected to have a Material Adverse Effect.

Section 6.24      Project Not in Flood Zone. The Project does not include improved real property that is or will be located in an area identified by the Federal Emergency Management Agency as a “special flood hazard area” with respect to which flood insurance has been made available under the National Flood Insurance Reform Act of 1968, as amended, unless flood insurance for such property has been obtained in accordance with Schedule 9.5.

Section 6.25      Economic Sanctions, Anti-Terrorism.

(a)            No Note Party is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or Canada (collectively, “Sanctions”), including by virtue of being (a) listed on any Sanctions-related restricted party list maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom or Canada, (b) operating, organized or resident in a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk and Luhansk regions of Ukraine) (a “Sanctioned Country”), (c) the government of a Sanctioned Country or the Government of Venezuela, or (d) fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by or acting for or on behalf of any such person or persons (any of the forgoing, a “Sanctioned Person”). None of the Note Parties nor any of its Affiliates has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to Sanctions.

(b)            No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Sanctioned Person. None of the Note Parties nor any of its Affiliates will use, directly or indirectly, any part of the proceeds from the sale of the Notes hereunder, in connection with any investment in, or any transactions or dealings with, any Sanctioned Person or otherwise in violation of Sanctions.

(c)            None of the Note Parties nor any of its Affiliates (i) has been found in violation of, or charged with or convicted of money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under, the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the Patriot Act or any other United States law or regulation governing such activities, or any similar Canadian law or regulation governing such activities including the Criminal Code (Canada) or Proceeds of Crime (Money Laundering) and Terrorist Financing Act (collectively, “Anti-Money Laundering Laws”), (ii) has been found in violation of, or charged with or convicted of a violation of, any Sanctions, (iii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any Sanctions, (iv) has been assessed civil penalties under any Anti-Money Laundering Laws or any Sanctions, or (v) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(d)            (i) None of the Note Parties nor any of its Affiliates (A) has been charged with, or convicted of bribery or any other corruption-related activity under any Applicable Law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 and the Corruption of Foreign Public Officials Act (Canada) (collectively, “Anti-Corruption Laws”), (B) is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (C) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (D) has violated any applicable Sanctions;

(i)            The Company has not, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (A) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (B) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (C) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any Applicable Law or regulation or which would cause a Purchaser to be in violation of any law or regulation applicable to such Purchaser; and

(ii)            The Company will not use, directly or indirectly, any part of the proceeds from the sale of the Notes hereunder for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.

Section 6.26      No Material Adverse Effect. Since the date of formation of the Company, no event, condition or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect has occurred, and is continuing.

Section 6.27      Private Offering by Company. Neither the Company nor anyone acting on the Company’s behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered and sold the Note for investment purposes in a transaction exempt from registration under the Securities Act. Neither the Company nor anyone acting on the Company’s behalf has made, or will make, a “general solicitation” or “general advertising” that would affect the availability of the exemption from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Regulation D thereunder in connection with any offering or sale of the Notes. Neither the Company nor anyone acting on the Company’s behalf has taken, or will take, any action that would subject the offer or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue-sky laws of any applicable jurisdiction.

Section 6.28      Ranking. Subject only to the agreements of the Purchasers set forth in the Collateral Agency Agreement, when the Senior Notes are issued and delivered against payment therefor in accordance with the terms of this Agreement, the Notes, and the obligations evidenced thereby, rank and at all times will rank in right of payment pari passu without any preference among themselves and at least pari passu with all other present or future unsecured and secured Indebtedness of the Company (other than (a) the Subordinated Notes (b) Permitted Debt of the Company that is permitted to be paid as an Operating Cost in the Ordinary Course of Business in accordance with this Agreement and (c) Permitted Debt secured by Permitted Liens that are mandatorily preferred by Applicable Law). The Subordinated Notes rank in right of payment pari passu without any preference among themselves and at least pari passu with all other present unsecured Indebtedness of the Company.

Section 6.29      Credit Support Obligations. (a) All Credit Support Obligations required as of the Closing Date to be provided by or on behalf of the Note Parties or their Affiliates are in full force and effect and are set forth in Part I of Schedule 6.29, and (b) all other Credit Support Obligations required or reasonably expected to be provided by or on behalf of the Note Parties or their Affiliates but not required as of the Closing Date are set forth in Part II of Schedule 6.29.

Section 6.30      Disclosure.

(a)            All written information (other than projections, budgets, forecasts, other forward-looking information, historical financial information, reports prepared by third party consultants or information of a general economic nature) provided by or on behalf of the Company to the Purchasers in connection with the transactions contemplated hereunder and under the other Shareholder Financing Documents is, when taken as a whole, correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to supplements and updates thereto).

(b)            Each of the Base Case Model, the Construction Budget, the Construction Schedule and any other forward-looking information provided on by or on behalf of the Company to the Purchasers in connection with the transactions contemplated hereunder and under the other Shareholder Financing Documents was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time furnished to the Purchasers, it being understood and agreed that each of the foregoing is not to be viewed as facts and is subject to uncertainties and contingencies, many of which are beyond the control of the Company.

Article 7

REPRESENTATIONS OF THE PURCHASERS

Section 7.1      Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account and not with a view to the distribution thereof. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Article 8

PAYMENT OF THE NOTES

Section 8.1      Payment; Maturity.

(a)            Installment payments of principal of each Note shall be due and made at par, without any premium, commencing on the first Semi-Annual Date to occur after the six-month anniversary of the Commercial Operations Date (the “Principal Repayment Commencement Date”), on each Semi-Annual Date thereafter, ending on the Semi-Annual Date immediately prior to the Maturity Date, and in a final fixed installment on the Maturity Date, in accordance with the amortization schedule attached hereto as Schedule 8.1 and otherwise in accordance with the terms of this Agreement and the Notes; provided that, in the event that any such payment date is not a Business Day, such payments shall be due on the Business Day immediately preceding such payment date. Prior to (and not including) the Principal Repayment Commencement Date, interest accruing on the outstanding principal amount of the Notes shall be paid in kind and capitalized on the last day of each month by adding the aggregate amount of such interest to the outstanding principal amount of the Notes on each such monthly date.

(b)            Outstanding principal on the Notes shall bear interest at a rate per annum equal to 6.00% (or at the Default Rate to the extent applicable pursuant to the Shareholder Financing Documents), compounded on each Semi-Annual Date, occurring on or after the Principal Repayment Commencement Date, computed on the basis of a year of three hundred and sixty (360) days. The computation of interest hereunder shall be determined by the Company, and such determination shall be conclusive absent manifest error. Except to the extent interest is capitalized in accordance with the second sentence of Section 8.1(a), accrued interest shall be due and payable in arrears (i) on each date that installment payments of principal become due pursuant to Section 8.1(a), (ii) in the event of any repayment or prepayment of the Notes pursuant to Section 8.2 or Section 8.4 and (iii) in the event that any payment of principal or interest is overdue or the Notes become immediately due and payable by reason of acceleration or declaration pursuant to Section 11.1, on demand by the applicable Purchaser.

(c)            Upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.4, such prepayment shall be paid to the Purchasers pro rata in accordance with the outstanding principal amounts of their respective Notes and applied to reduce the principal amount of installments on the Notes becoming due under this Section 8.1 in reverse order of maturity of such installments.

(d)            As provided therein, each Note shall mature and all remaining unpaid principal and accrued interest shall be due and payable on the maturity date thereof (whether at stated maturity, by acceleration or otherwise). Except as otherwise provided in this Section 8.1 or in the Notes, all payments to be made by the Company hereunder shall be made in United States Dollars (“Dollars”) and in immediately available funds.

Section 8.2      Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 or a whole multiple of $250,000 in excess thereof, or if less, the entire principal amount thereof then outstanding, at 100% of the principal amount so prepaid, together with unpaid interest accrued thereon to the date of such prepayment. The Company will give the Purchasers written notice of each optional prepayment under this Section 8.2 not less than ten (10) days and not more than sixty (60) days prior to the date fixed for such prepayment (unless the Company and the Required Purchasers agree to another time period). Each such notice shall specify (i) such date (which shall be a Business Day), (ii) the aggregate principal amount of the Notes to be prepaid on such date, (iii) the principal amount of the Notes to be prepaid (determined in accordance with Section 8.1(c)) and the principal amount of installments on the Notes after such prepayment, and (iv) the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 8.3      Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Article 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with unpaid interest accrued thereon to the date of such prepayment, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.4      Mandatory Prepayment Events.

(a)            Compensation Payments. If the Company receives any Insurance Proceeds or Condemnation Proceeds, then, the Company shall prepay the outstanding principal amount of the Notes, together with unpaid interest accrued thereon, if any, as and to the extent required pursuant to Section 3.3(d) of the Depositary Agreement.

(b)            Asset Disposition Payments. Subject to Section 3.3(b) of the Depositary Agreement, without limiting Section 9.10(b), if the Company receives net available proceeds in respect of any conveyance, sale, lease, transfer or other disposition of any asset (other than any disposition permitted under Section 9.10(c)(i) or (ii)) and the net available proceeds received by or on behalf of the Company exceed in the aggregate $1,000,000 during any fiscal year of the Company, then, within five (5) Business Days after receipt of the net available proceeds, the Company shall prepay in respect of all or the applicable portion of the Notes then outstanding, the outstanding principal amount thereof, together with unpaid interest accrued thereon, if any, but not including the date of such prepayment, at a price in cash equal to 100% of the net available proceeds in excess of $1,000,000.

(c)            Excess Cash Flow. Within ten (10) days after the date the annual financial statements are required to be delivered pursuant to Section 9.1(b), commencing with such annual financial statements for the full fiscal year of the Company after the Term Conversion Date (as defined in the Microsoft NPA) occurs (the “Excess Cash Flow Payment Date”), the Company shall deliver to the Purchasers a written calculation of “Excess Cash Flow” of the Company for such fiscal year, certified as correct in all material respects by a Responsible Officer of the Company, and concurrently therewith shall, subject to Section 3.7(a) of the Depositary Agreement, pay to the Purchasers, pro rata in accordance with the outstanding principal amounts of their respective Notes, an amount equal to (i) 50% of such Excess Cash Flow, minus (ii) the aggregate amount of optional prepayments of the Notes made during such fiscal year; provided that the Company shall not be required to make any mandatory prepayments in respect of the first $1,000,000 of Excess Cash Flow over the life of the Notes.

(d)            Minimum Equity Amount. On each Excess Cash Flow Payment Date, the Company shall prepay the Notes in the amount required by the proviso to Section 3.6(a) of the Depositary Agreement.

(e)            Mandatory Prepayment Event under Microsoft NPA. Without duplication of any of the foregoing, upon the occurrence of an event that results in a mandatory prepayment under and pursuant to the Microsoft NPA, then, concurrently with any such mandatory prepayment under the Microsoft NPA, the Company shall prepay all or a portion of the outstanding principal amount of the Notes, together with unpaid interest accrued thereon, if any, as and to the extent required pursuant to Section 3.1(a)(ii) of the Depositary Agreement. The principal amount of the Notes that shall be repaid shall be in the same proportion to the total amount of Notes then outstanding as the proportion of the principal amount of the notes being repaid under the Microsoft NPA to the total amount of notes then outstanding under the Microsoft NPA.

(f)            Order of Application. All mandatory prepayments shall be applied first, to the payment of principal of, and accrued interest on, the Senior Notes until paid in full, and second to the payment of principal and accrued interest on the Subordinated Notes.

Section 8.5      Purchase of Notes. The Company will not, and will not suffer or permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by the Company or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6      Payments Due on Non-Business Days. Any payment of principal due upon the maturity of any Note or pursuant to Section 8.4 hereof, in each case, on a date that is not a Business Day, shall be made on the Business Day immediately preceding such maturity date.

Section 8.7      Taxes.

(a)            Any and all payments hereunder and under the Notes and the Shareholder Financing Documents shall be made by the Company without setoff, offset, deduction, withholding or counterclaim, and free and clear of all Taxes, except as required by Applicable Law. If any withholding or deduction from any payment made by or on account of the Company hereunder or under any other Shareholder Financing Documents is required in respect of any Taxes pursuant to any Applicable Law, then the Company will (x) pay directly to the relevant authority the full amount required to be so withheld or deducted, (y) promptly forward to the applicable Purchaser an official receipt or other documentation reasonably satisfactory to such Purchaser evidencing such payment to such authority and (z) if such Tax is an Indemnified Tax, increase the amount payable to such Purchaser by such additional amount as is necessary to ensure that the net amount actually received by such Purchaser after such withholding or deduction has been made (including such withholdings and deductions on additional sums payable under this Section 8.7(a)) will equal the full amount such Purchaser would have received had no such withholding or deduction for Indemnified Taxes been made. The Company shall indemnify a Purchaser within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.7(a)) payable or paid by such Purchaser or required to be withheld or deducted from a payment to such Purchaser and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by or on behalf of a Purchaser shall be conclusive absent manifest error. In addition, the Company shall pay any stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any Shareholder Financing Documents, other than any such Taxes arising as a result of (A) the presence of any of the Shareholder Financing Documents in any jurisdiction outside of the United States or (B) any voluntary transfer by a Purchaser, which does not occur following an Event of Default, of any Shareholder Financing Documents or any interest therein.

(b)            Any Purchaser or successor or assignee of a Purchaser that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall (to the extent it is legally entitled to do so) properly execute and timely deliver, before acquiring any note under this Agreement or becoming an assignee of an interest under this Agreement pursuant to Section 20.1 (and prior to receipt by such Person of any payments), and from time to time thereafter upon the reasonable request of the Company, to the Company one or more (as the Company may reasonably request) IRS Forms W-8ECI, W-8BEN-E, or W-8IMY, as applicable, or other applicable form, certificate or document prescribed by the IRS certifying as to such Person’s entitlement to complete exemption from backup withholding Taxes. In the event of any changes in the identity or status of such Person, such Person shall, to the extent legally entitled to do so, deliver promptly (and, in any event, prior to any payments being due to such Person following such change) to the Company properly completed replacement forms properly certifying to such Person’s complete exemption from (or reduction of) withholding or deduction of Taxes, or such Person shall promptly inform the Company of its legal inability to do so.

(c)            Any Purchaser or successor or assignee of a Purchaser that is a “United States person” within the meaning of subsection 7701(a)(30) of the Code shall, before acquiring any Note under this Agreement or becoming an assignee of an interest under this Agreement pursuant to Section 20.1 (prior to receipt by such Person of any payments), and from time to time thereafter upon the reasonable request of the Company, execute and deliver to the Company one or more (as the Company may reasonably request) IRS Form W-9 (or any successor form), or other applicable form, certificate or document prescribed by the IRS certifying as to such Person’s entitlement to complete exemption from backup withholding Taxes. In the event of any changes in the identity of status of such Person, such Person shall, to the extent legally entitled to do so, deliver promptly (and, in any event, prior to any payments being due to such Person following such change) to the Company properly completed replacement forms properly certifying to such Person’s complete exemption from (or reduction of) withholding or deduction of Taxes or such Purchaser or such Person shall promptly inform the Company of its legal inability to do so.

(d)            The obligations of the Company under this Section 8.7 shall survive the payment or transfer of any Note and the satisfaction or discharge of the Obligations, the termination of this Agreement or the Shareholder Financing Documents.

Article 9

COVENANTS

Except as otherwise provided below, from and after the date of this Agreement the Company covenants, until the Discharge Date, as follows:

Section 9.1      Reporting Requirements. The Company shall deliver to each Purchaser:

(a)            as soon as available and in any event within sixty (60) days after the end of each quarterly fiscal period of each fiscal year of the Sponsor, unaudited consolidated statements of income and cash flows of the Sponsor for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet as at the end of each such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, including the financial status of the Company and any other subsidiaries of the Sponsor individually detailed in consolidating schedules to Sponsor’s consolidated statements and accompanied by a certificate of the Sponsor, signed by a Responsible Officer of the Sponsor, which certificate shall state that such financial statements fairly present in all material respects the financial condition and (to the extent applicable) results of operations and cash flows of the Sponsor, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b)            as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Sponsor, audited consolidated statements of income and cash flows of the Sponsor for such fiscal year and the related balance sheets as at the end of such fiscal year, setting forth in each case (to the extent applicable) in comparative form the corresponding figures for the preceding fiscal year, including the financial status of the Company and any other subsidiaries of the Sponsor individually detailed in consolidating schedules to Sponsor’s consolidated statements and accompanied by an opinion of an independent certified public accountant of recognized national standing acceptable to the Required Purchasers, which opinion shall state that such financial statements fairly present in all material respects the financial condition and results of operations and cash flows of the Sponsor as at the end of, and for, such fiscal year in accordance with GAAP (subject to normal year-end audit adjustments);

(c)            at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a certificate of the Sponsor signed by a Responsible Officer of the Sponsor (i) to the effect that, to the Company’s Knowledge, no Event of Default or Inchoate Default has occurred and is continuing and no notice is required to be Made Available pursuant to Section 9.1(f) and (ii) containing calculations of the Total Leverage Ratio and Minimum Equity Amount calculated as of the most recent Quarterly Date;

(d)            within twenty (20) Business Days following the end of each calendar month until the Commercial Operations Date (beginning with the first full calendar month following the Closing Date), a Construction Report prepared by the Company (and including any applicable construction reports under the Material Project Documents) in the form of Exhibit H on the progress of the Project and achievement of milestones (including the Commercial Operations Date) as compared to the Construction Schedule and Construction Budget, including: (i) in the event of any material deviation from the Construction Schedule and the Construction Budget, the reason for such material deviation and such other information reasonably requested by a Purchaser in connection therewith, (ii) any factors which have had or could reasonably be expected to have a Material Adverse Effect on the Project, (iii) the status of any Permit necessary for the development and construction of the Project that has not already been obtained, including the dates of applications submitted or to be submitted and the anticipated dates of actions by applicable Governmental Authorities with respect to such Permit, (iv) an estimated date on which each of the Commercial Operations Date and the Term Conversion Date shall be achieved and (v) latest cost record and latest Construction Budget of the construction of the Project;

(e)            following the Commercial Operations Date, as soon as available but in any event within thirty (30) days after the end of each fiscal quarter, a quarterly Operating Report prepared by the Company (provided that, if the Commercial Operations Date occurs less than thirty (30) days before the end of a fiscal quarter, the initial quarterly operating report shall be due within thirty (30) days after the first full fiscal quarter following the Commercial Operations Date and shall cover the period from the Commercial Operations Date to the end of the first full fiscal quarter following the Commercial Operations Date), which reports shall include summaries of the following:

(i)            safety, including lost-time injuries and number of first-aid events;

(ii)            environmental compliance and claims, including any notices of violation and environmental exceedance reports for both air and water;

(iii)            percent overtime;

(iv)            feed rate as a percentage of the Project plan;

(v)            total Product produced and shipped;

(vi)            percent yield;

(vii)            percent total downtime, including downtime per equipment category;

(viii)         quality, including total samples missed, number of rerun samples and off-specification percentages;

(ix)            fixed costs;

(x)            variable costs;

(xi)           energy intensity index based on metrics determined by the Company;

(xii)           non-energy cash costs; and

(xiii)           Regulatory Credits applied for, awarded and declined.

(f)            following the Commercial Operations Date, (i) within sixty (60) days after each Semi-Annual Date, an ESG Report prepared by the Company and (ii) within sixty (60) days after the end of each fiscal year, an ESG Impact Report prepared by the Company;

(g)            promptly and in any event no later than five (5) Business Days after any Event of Default or Inchoate Default has occurred, a notice of such event (which should, indicate that such notice is a “notice of default”) describing the same in reasonable detail, and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect to such Event of Default or Inchoate Default;

(h)            (i) promptly and in any event no later than ten (10) Business Days upon their becoming available, copies of any written notices of an event of default or breach under any Material Project Document received or delivered by the Company or any of its Affiliates and (ii) promptly, copies of any other material notices, financial statements and reports being delivered to or by the Company under any Material Project Document;

(i)            promptly and in any event no later than ten (10) Business Days after the Company’s Knowledge thereof, any Applicable Permit related to the Project is cancelled, suspended, revoked, terminated or materially impaired, a description of such event or circumstance and the action the Company proposes to take with respect thereto, except that no such notice shall be required with respect to any Applicable Permit required for the construction phase of the Project that is no longer required for the operation of the Project, if terminated by notice following completion of construction, or with respect to the expiration in the Ordinary Course of Business, at the stated expiration date;

(j)            promptly and in any event no later than ten (10) Business Days after the Company’s Knowledge thereof, any event or circumstance has occurred that would reasonably be expected to result in material liability of the Company under Title IV of ERISA, a notice of such event with copies of any correspondence with respect to such event or circumstance;

(k)            promptly and in any event no later than ten (10) Business Days after any dispute that exists between the Company and any Governmental Authority and involves (i) claims against the Company which exceed $500,000 in the aggregate in any fiscal year of the Company, (ii) material injunctive or declaratory relief, (iii) revocation, termination, suspension or material adverse modification of any Applicable Permit or the commencement of any action or proceeding that could reasonably be expected to result in revocation, termination, suspension or material adverse modification of an Applicable Permit, in each case, the revocation, termination, suspension or adverse modification thereof which could reasonably be expected to result in a Material Adverse Effect, or (iv) any Liens (other than Permitted Liens) for Taxes due but not yet paid, a written notice of the same describing the particulars of such dispute and the action the Company proposes to take with respect thereto;

(l)            promptly and in any event no later than ten (10) Business Days after the Company’s Knowledge of any material Environmental Claim, any material Release of any Hazardous Substances, or any material noncompliance with or a violation of any Environmental Law applicable to the Project, a written notice of the same describing the particulars of such Environmental Claim, Release, noncompliance, or violation and the response or remedial action the Company proposes to take with respect thereto;

(m)            promptly and in any event no later than ten (10) Business Day after the occurrence thereof, notice of any litigation pending or threatened in writing against the Company involving claims against the Company or the Project in excess of $500,000 in the aggregate or involving any injunctive, declaratory or other equitable relief or the commencement of any Condemnation proceeding with respect to a portion of the Project;

(n)            promptly and in any event no later than ten (10) Business Days after the occurrence thereof, notice of any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Company or its officers, directors, employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects the Project in excess of $1,000,000 for any one casualty or loss, or an aggregate of $2,000,000 in any fiscal year of the Company, and the Company shall keep the Purchasers timely apprised of any insurance claim proceedings related to such casualty or loss, including any notice received from any insurance company indicating that it is not obligated to pay any named insured, or that it is withholding any amounts that the Company is claiming are due and payable under any insurance policy maintained by the Company;

(o)            promptly and in any event no later than ten (10) Business Days after the occurrence thereof, notice of any cancellation or material adverse change in the terms, coverages or amounts of any insurance policies of the Company;

(p)            promptly and in any event no later than ten (10) Business Days after the occurrence thereof, notice of any matter or condition that (i) has had or (ii) could reasonably be expected to have a Material Adverse Effect;

(q)            promptly and in any event no later than ten (10) Business Day after the occurrence thereof, notice of the incurrence of any Qualifying NMTC Financing, Permitted Additional Senior Debt or other material Indebtedness for borrowed money by the Company, together with the documentation relating thereto;

(r)            promptly and in any event no later than ten (10) Business Days after the occurrence thereof, notice of initiation of any Condemnation proceedings involving the Project or any material portion thereof;

(s)            promptly and in any event no later than ten (10) Business Days after the occurrence thereof, notice of any written claim of force majeure under any Material Project Document;

(t)            promptly and in any event no later than ten (10) Business Days after the Company’s Knowledge thereof, notice of any event or circumstance reasonably likely to limit the effectiveness of the LanzaJet License or the Company’s rights thereunder;

(u)           promptly after Company’s Knowledge thereof, notice of a material variation in or change to the Construction Schedule;

(v)           promptly upon receipt thereof, copies of the “punch list” under either EPC Contract and (ii) any final “as built” drawings, subject to redaction in accordance with Section 19.2;

(w)           (i) no later than five (5) Business Days prior to each expected occurrence thereof, notice of the expected occurrence of “Mechanical Completion” and “Substantial Completion” or the equivalent under each EPC Contract and (ii) no later than three (3) days prior to the expected occurrence thereof, each material performance test to be performed under the EPC Contracts (and, promptly following the performance thereof, the results of such tests);

(x)            promptly, but in any event within fifteen (15) Business Days of after receipt thereof, notice of any award under the DoE Grant;

(y)           promptly, but in any event within fifteen (15) Business Days of after the Company’s Knowledge thereof, notice of any change in beneficial ownership of the Company; and

(z)            with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the any Note Party to perform its obligations hereunder and under the Shareholder Financing Documents to which it is a party as from time to time may be reasonably requested by a Purchaser.

Section 9.2      Existence, Conduct of Business, Properties, Etc. The Company shall (a) (i) maintain its existence as a Delaware limited liability company, and all material rights, privileges and franchises necessary in the normal conduct of its business; and (ii) perform all of its material contractual obligations under the Operative Documents to which it is a party; (b) including with respect to the Project, obtain, on a timely basis, all Applicable Permits, including with respect to zoning, environmental protection, pollution, sanitation and importation of technology or equipment; and (c) engage only in the business contemplated by the applicable Operative Documents.

Section 9.3      Maintenance of Title. The Company shall maintain a valid easement, or leasehold estate (including all rights of way and other rights) or a good and marketable fee simple estate, as applicable, pursuant to the applicable Real Estate Documents, subject only to the Permitted Liens; and (b) shall maintain good and indefeasible title to all of its material personal properties and assets (other than properties and assets disposed of as permitted by this Agreement) related to the Project, in each case, subject only to Permitted Liens.

Section 9.4      Compliance with Legal Requirements; Etc.

(a)            The Company shall comply in all material respects with all applicable Legal Requirements, including all applicable Environmental Laws, any Permits required under any Environmental Laws and any environmental management plan required pursuant to, or prepared in connection with, any Applicable Permit, and shall promptly obtain, maintain in full force and effect, renew, and comply in all material respects with, all Applicable Permits as are or in the future shall be necessary for the siting, development, construction, installation, ownership, maintenance and operation of the Project under applicable Legal Requirements, including applicable Environmental Laws, except where the failure to maintain such Permits would not reasonably be expected to result in a Material Adverse Effect, and shall obtain all such Applicable Permits required in the future prior to when necessary. The Company shall promptly upon (but in no event later than thirty (30) days after) receipt or publication furnish a copy (certified by the Company) of each such Applicable Permit to the Purchasers.

(b)            The Company shall promptly upon receipt or publication furnish a copy (certified by the Company) of each material amendment, supplement or modification to any Applicable Permit to the Purchasers and shall promptly furnish copies to the Purchasers of all material documents furnished to the Company by any Governmental Authority or furnished to any Governmental Authority by the Company.

(c)            The Company shall promptly respond to any (i) Environmental Claim relating to the Company or the Project, (ii) inquiry from any Governmental Authority relating to compliance with Environmental Laws, and (iii) Release of any Hazardous Substance at, on or from the Project Site after, to the Company’s Knowledge, such Release has occurred, and in compliance with Environmental Laws, including conducting all containment, investigatory, corrective or remedial actions required by Environmental Laws.

Section 9.5      Insurance; Events of Loss.

(a)            Compliance with Insurance Requirements. The Company shall comply with all insurance requirements applicable to it at all times as set forth in any Operative Documents to which it is a party.

(b)            Insurance Maintained by Company. The Company shall procure at its own expense and maintain in full force and effect, such insurance as is consistent with Prudent Industry Practices and as otherwise required by Section 9.5 of the Microsoft NPA.

(c)            Compromise, Adjustment or Settlement. The Company shall not make any compromise, adjustment or settlement in connection with any such claim in excess of $1,500,000 individually or in the aggregate in any fiscal year, without the approval of the Required Purchasers.

(d)            Notice of Events of Taking and Events of Damage or Change in Insurance Coverage. The Company shall promptly notify the Purchasers of any Event of Taking or Event of Damage that the Company believes will exceed $1,000,000 individually or in the aggregate in any fiscal year and of any cancellation of, material adverse change in, or default under, any insurance policy required to be maintained in accordance with this Section 9.5.

(e)            No Duty to Verify. No provision of this Section 9.5 or any other provision of any Shareholder Financing Document shall impose on any Purchaser any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Company, nor shall any Purchaser be responsible for any representations or warranties made by or on behalf of the Company to any insurance company or underwriter.

(f)            Insurance Proceeds and Condemnation Proceeds. The Company shall apply all Insurance Proceeds and Condemnation Proceeds as provided in Section 3.3(d) of the Depositary Agreement.

(g)            The Company shall not conduct, or cause or permit to be conducted, any material activities at the Project Site (including, without limitation, groundbreaking, earthmoving and the installation of any “outside battery limits” or “inside battery limits” portions of the Project) until such time as the Company has obtained, and delivered to the Purchasers evidence of the effectiveness of, the insurance coverages contemplated by Schedule 9.5 to the Microsoft NPA (including as amended pursuant to Section 5.2(k) thereof).

Section 9.6      Taxes.

(a)            Each of the Company and the Sponsor shall file all Tax Returns when due (with permitted extensions). Each of the Company and the Sponsor shall pay and discharge, as and when due and prior to delinquency, all U.S. federal and state Taxes and all material other Taxes of any kind, that may at any time be imposed, assessed or levied against, on or with respect to the Company or on any of its Property; provided that, each of the Company and the Sponsor shall have the right to contest the validity or amount of any such Tax by appropriate proceedings so long (i) cash reserves have been established in accordance with GAAP in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, which shall be reasonably satisfactory to the Required Purchasers, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid when due after resolution of such contest. The Company or the Sponsor, as applicable, shall promptly pay any valid, final judgment rendered upon the conclusion of the relevant contest, if any, enforcing any such Tax and cause it to be satisfied of record.

(b)            The Company shall remain a “disregarded entity” for U.S. federal income tax purposes. The Company shall not file any election to be treated as an association taxable as a corporation for federal, state or local income tax purposes. The Company shall not allow any transfer of its interests that would cause it to be treated as a publicly traded partnership under Section 7704 of the Code (or any successor laws or regulations).

Section 9.7      Books and Records. The Company shall keep and maintain proper books of record in accordance with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company and permit each Purchaser and its respective representatives to visit and inspect the properties of such Person, to examine, copy or make excerpts from such entity’s books, records and documents and to discuss such entity’s affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such times during normal business hours as such representatives may request upon reasonable prior notice. The Company shall at all times after the creation thereof in accordance with the Material Project Documents, maintain and preserve a complete set of the Plans and Specifications relating to the design, engineering, construction and equipping of the Project at the Project Site and to make them available for inspection by the Purchasers with the other books, records and documents and on the same terms and conditions, subject to redaction in accordance with Section 19.2.

Section 9.8      Use of Proceeds. The Company shall use the proceeds of the sale of the Notes (a) to make Restricted Payments in accordance with Section 9.11(b) hereof, (b) to pay for any Project Cost and (c) to pay transaction fees, costs and expenses incurred in connection with the issuance of the Notes or any Qualifying NMTC Financing.

Section 9.9      Maintenance of Lien. The Company shall take, or cause to be taken, at any time after the creation of such Liens, all action required to maintain and preserve the Liens created by the Security Documents and the priority and perfection of such Liens, including the making or delivery of all filings, registrations and recordations and the payment of all fees and other charges. The Company shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any Security Document) reasonably requested by the Required Purchasers for such purposes. The Company shall promptly discharge at the Company’s cost and expense, any Lien (other than Permitted Liens) on the Collateral.

Section 9.10      Prohibition of Fundamental Changes; Sale of Assets, Etc.

(a)            The Company shall not change its legal form, merge into or consolidate with, or acquire all or any substantial part of the assets of or any class of stock of or other Equity Interest in, any other Person and shall not liquidate or dissolve.

(b)            The Company shall not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any assets other than (i) the use of cash and cash equivalents in the Ordinary Course of Business, (ii) the transfer of an asset that is worn out, obsolete, or no longer necessary or useful for operation of the Project, (iii) transfers or other dispositions in connection with the replacement of assets with assets of at least the same functional capability and warranties, if any, (iv) the sale of Products pursuant to the Offtake Agreements or otherwise in the Ordinary Course of Business; provided, that (1) the Company has used commercially reasonable efforts to optimize the value of Regulatory Credits obtained in respect of any such sale outside of any Offtake Agreement, taking into account the volume of Product involved and any applicable transportation or other costs, (2) any such sales are limited to the quantity of Product that is not reasonably expected to be able to be sold under any Offtake Agreement and (3) no such sale could reasonably be expected to have a Material Adverse Effect, and (v) such other dispositions of assets with a value that does not in the aggregate exceed $1,000,000 in any consecutive twelve-month period.

(c)            The Company shall not purchase or acquire any assets or incur any capital expenditures other than (i) prior to the Term Conversion Date or in accordance with an approved restoration plan under Section 3.3(d) of the Depositary Agreement, expenditures consisting of Project Costs and (ii) capital expenditures required to maintain the Project in good operating condition in accordance with Prudent Industry Practices or to comply with Applicable Law.

(d)            Other than pursuant to the Security Documents and as provided in this Section 9.10, the Sponsor shall not convey, sell, lease, transfer or otherwise dispose of or pledge, in one transaction or a series of transactions, any of the economic or voting interests in the Company.

(e)            The Company shall not change (i) its legal name, (ii) its state of organization, (iii) its principal place of business, or (iv) its fiscal year.

(f)            The Company shall not become a general or limited partner in any partnership, a joint venturer in any joint venture or a member in any limited liability company (other than as set forth in Sections 6.1(c) or 6.1(d) or otherwise form or acquire any ownership interest in any other Person.

(g)            The Company shall not amend or modify its Organizational Documents in a manner adverse to the interests of the Purchasers; provided that the Company shall provide copies of any such amendments to or modifications of its Organizational Documents to the Purchasers promptly after the execution thereof.

Section 9.11      Restricted Payments. On and after the Closing Date, except as specifically provided in this Section 9.11, the Company will not declare or make, or agree to pay or make any Restricted Payment other than the following, to the extent the relevant conditions have been satisfied (as certified by a Responsible Officer of the Company in a certificate delivered to the Purchasers):

(a)            In respect of Restricted Payments under clause (c) of the definition thereof, Permitted Tax Distributions; provided the conditions in Section 9.11(c)(i), (iii) and (iv) are met as of the date of any Permitted Tax Distribution;

(b)            On the Subsequent Drawing Date (as defined in the Microsoft NPA), to the Sponsor or, if applicable, any of its Affiliates, from the proceeds of the sale of the Subsequent Drawing (as defined in the Microsoft NPA), provided that, the conditions in Section 9.11(c)(i) and (ii) below are met as of such date;

(c)            On each Excess Cash Flow Payment Date, to the Sponsor or its designee from amounts on deposit in the Distribution Suspense Account after giving effect to any required payment of Excess Cash Flow and in accordance with Section 3.7 of the Depositary Agreement; provided, that the following conditions have been satisfied (the “Restricted Payment Conditions”):

(i)            both immediately before and immediately after giving effect to any such Restricted Payment, no Inchoate Default or Event of Default has occurred and is continuing or would result therefrom,

(ii)            the Company has provided a certificate to the Purchasers confirming that (A) the Debt Service Coverage Ratio for the 12-month period ending on the most recent Quarterly Date prior to the proposed date of such Restricted Payment is greater than or equal to 1.00:1.00, (B) the Minimum Equity Amount is at least equal to the amount of the proposed Restricted Payment and (C) after giving effect to the proposed Restricted Payment, the Total Leverage Ratio is less than or equal to 55:45;

(iii)            the Debt Service Reserve Account is funded in the amount equal to at least the Debt Service Reserve Requirement;

(iv)            the Maintenance Reserve Account is funded in the amount equal to at least the Maintenance Reserve Requirement; and

(v)            the first payment of principal on the Notes has been made under Section 8.1(a).

Section 9.12      Liens.

(a)            The Company shall not create, incur, assume or suffer to exist any Lien that will exist on or after the Closing Date on any of its Property (including any Collateral) except Permitted Liens.

(b)            The Company shall obtain waivers of liens from the counterparties to any contract with Contractors and all other general contractors, subcontractors, laborers and suppliers with contract values greater than $500,000 (each, a “Material Contractor”), customary and valid lien waivers (or as to any disputed lien or claim of lien, the Company shall take such action as is necessary to cause such lien to be a Permitted Lien) in accordance with Prudent Industry Practices and deliver copies of such lien waivers to Purchaser in the applicable Construction Report.

Section 9.13      Indebtedness. The Company shall not directly or indirectly create, incur, assume, suffer to exist or otherwise be or become liable with respect to any Indebtedness that will exist on or after the Closing Date except Permitted Debt. The Company shall duly and punctually pay and discharge its obligations in respect of its Indebtedness permitted by this Section 9.13, subject to the terms and conditions of this Agreement and the other Financing Documents.

Section 9.14      Contingent Liabilities. Except as permitted under this Agreement (including Section 9.13), the Company shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or otherwise create, incur, assume or suffer to exist any contingent obligation that will exist on or after the Closing Date.

Section 9.15      Investments. The Company shall not make any Investments that will exist on or after the Closing Date except Permitted Investments.

Section 9.16      Payments. The Company shall promptly pay all amounts due under this Agreement, the Shareholder Financing Documents, the Microsoft Financing Documents and (with the exceptions for any amounts which are subject to good faith dispute in accordance with the terms thereof and for which adequate reserves (in accordance with GAAP) have been maintained) the other Operative Documents to which it is a party according to the terms hereof and thereof.

Section 9.17      Nature of Business. The Company shall not engage in any business other than the ownership, development, construction, testing, management, maintenance and operation of the Project and other activities reasonably related thereto, in each case, as contemplated by the Operative Documents.

Section 9.18      Material Project Documents; Etc.

(a)            The Company shall (i) perform and observe all of its covenants and obligations contained in each of the Material Project Documents to which it is a party, (ii) take all reasonable and necessary action to prevent the termination or cancellation of any Material Project Document to which it is a party (except for the expiration of any Material Project Document in accordance with its terms and not as a result of a breach or default thereunder) and (iii) prudently enforce against the relevant counterparty each material covenant or obligation of such Material Project Document to which it is a party in accordance with its terms.

(b)            The Company shall not:

(i)            cancel or terminate any Material Project Document to which it is party or consent to or accept any cancellation or termination of any such Material Project Document (except for the expiration of any Material Project Document in accordance with its terms and not as a result of a breach or default thereunder);

(ii)            sell, assign or otherwise transfer or dispose of (by operation of law or otherwise) any part of its interest in any Material Project Document to which it is a party;

(iii)            waive any material default under, or material breach of, or grant any material consent under, any Material Project Document to which it is a party or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of, any such Material Project Document or in any way vary, or agree to the variation of, any material provision of such Material Project Document or of the performance of any material covenant or obligation by any other Person under any such Material Project Document; provided, that in the case of the EPC Contracts, any such waiver, consent or variation that increases the cost of the EPC Contract shall count the amount of such increased cost against the Contingency Threshold, and any waiver, consent or variation that makes any change excluded by the definition of “Change Order” shall not be deemed to be immaterial;

(iv)            petition, request or take any other legal or administrative action that seeks, or may be expected, to impair or amend, modify or supplement any Material Project Document to which it is a party (including with respect to purchase orders and change orders) the incurrence of additional costs or obligations thereunder, including any Change Order;

(v)            amend, supplement or modify (a) the Base Case Model or the Construction Budget (as in effect when delivered to and accepted by the Purchasers on the date of this Agreement), (b) the then-current Operating Budget (except in respect of costs for feedstock and fuel) or (c) any Material Project Document; or

(vi)            enter into a new Material Project Document or agreement or instrument supplementing any Material Project Document or any Additional Project Document; in each case of clauses (i) through (vi) above, without (A) satisfactory confirmation to the Required Purchasers that the Company has obtained all requisite approvals and (B) prior written approval of the Required Purchasers; provided, however that no prior written consent under this Section 9.18 shall be required for (x) amendments or modifications of the Material Project Documents that are solely of a ministerial or administrative nature or are effected to correct a clear and manifest error in a Material Project Document or (y) with respect to clauses (iv) and (v), Change Orders that (1) in the aggregate with all other Change Orders executed under this clause (y), do not increase the costs of (or the Company’s costs to fulfill its obligations under) the EPC Contracts in excess of the Contingency Threshold, (2) could not reasonably be expected to adversely affect the performance, maintenance and operability of the Project after the Commercial Operation Date in any material respect and (3) could not reasonably be expected to have a Material Adverse Effect.

(c)            The Company shall Make Available promptly, but in no event later than thirty (30) days after the receipt or execution thereof, copies of (i) all Applicable Permits and all Additional Project Documents and (ii) all material amendments, supplements or other modifications to any Applicable Permit or Material Project Document after the date of this Agreement.

(d)            The Company shall cause the counterparty to each Additional Project Document to execute a Collateral Assignment in respect thereof, in form and substance reasonably satisfactory to the Required Purchasers and which shall be delivered to the Purchasers no later than thirty (30) days after the execution thereof; provided, that in the case of any Additional Project Document not contemplated by the definition of Material Project Document (including nested definitions), this covenant shall be satisfied if the Company uses commercially reasonable efforts to obtain such Collateral Assignments.

(e)            The Company shall be permitted to replace part of the LanzaTech Offtake Agreement and the ANA Offtake Agreement with a replacement Offtake Agreement in form and substance reasonably acceptable to the Required Purchasers to replace the offtake commitment set forth in the LanzaTech Offtake Agreement and ANA Offtake Agreement with economic and non-economic terms no less favorable to the Company than the LanzaTech Offtake Agreement and ANA Offtake Agreement, which replacement Offtake Agreement shall be subject to the terms of this Agreement (including the covenants set forth in this Section 9.18) and shall be deemed to be a Material Project Document. For the avoidance of doubt, upon the complete replacement of the LanzaTech Offtake Agreement in accordance with the terms of this Agreement, the LanzaTech Offtake Agreement shall cease to be subject to the terms hereof (including the covenants set forth in this Section 9.18).

(f)            The Company shall use commercially reasonable efforts to cause the counterparties to applicable Material Project Documents, including the [***] Offtake Agreement, Suncor Offtake Agreement, LanzaTech Offtake Agreement, and the British Airways Offtake Agreement, to enter into Collateral Assignments with respect thereto within 60 days of the Closing Date.

Section 9.19      Transactions With Affiliates. Except as expressly permitted by this Agreement or required by the Material Project Documents, the Company shall not directly or indirectly enter into or permit to exist any transaction with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate) or otherwise make any payment to an Affiliate, other (a) those entered into on an arm’s-length basis on terms no less favorable to the Company than would be obtained in a comparable transaction with a Person that is not an Affiliate and (b) the Material Project Documents entered into with Affiliates as of the Closing Date and listed in the definition thereof.

Section 9.20      ERISA. The Company shall not sponsor, maintain or establish any ERISA Plan and shall not enter into any arrangements that would reasonably be expected to require the Company or any ERISA Affiliate to contribute to any Multiemployer Plan under any applicable Legal Requirements. The Company shall not permit any event to occur that would be reasonably expected to subject the Company, either directly or by reason of its affiliation with any ERISA Affiliate, to any liability imposed by Title IV of ERISA that would result in a Material Adverse Effect.

Section 9.21      Project Capacity. At all times following the Commercial Operation Date, the Company shall maintain in effect one or more contracts for the sale of the Project’s Nameplate Capacity such that 100% of the Project’s Nameplate Capacity shall be subject to Offtake Agreements having an unexpired term of at least three years or the remaining term of the Notes, whichever is shorter.

Section 9.22      Separateness Provisions.

(a)            The Company shall maintain separate bank accounts and separate books of account from the Sponsor and any Affiliates of the Sponsor. The Company shall cause the liabilities of the Company to be readily distinguishable from the liabilities of the Sponsor and other Affiliates of the Sponsor.

(b)            The Company shall conduct its business solely in its own name in a manner not misleading to other Persons as to its identity and correct any known misunderstanding regarding its separate identity. Without limiting the generality of the foregoing, all oral and written communications (if any), including letters, invoices, purchase orders, contracts, statements, and applications shall be made solely in the name of the Company.

Section 9.23      Inspections; Testing.

(a)            The Company shall permit Approved Representatives and Consultants to visit and inspect any of the offices or properties of the Company (including the Project) to (i) witness any performance tests and (ii) examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of the Company with the Company’s officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested.

(b)            Notwithstanding any provision of any Shareholder Financing Document to the contrary, the reasonable and documented costs and expenses of each such visit by the Approved Representatives and Consultants shall be borne by the Company; provided that, absent the occurrence and continuance of an Event of Default, such visits of the Approved Representatives and Consultants at the expense of the Company shall not occur more frequently than once per calendar year.

Section 9.24      OFAC.

(a)            If, upon the Company’s Knowledge thereof or receipt by the Company of written notice that a Note Party or any Affiliate, or any Subsidiary or any person or entity holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Designation”), the Company shall immediately (x) give written notice to the Purchasers of such OFAC Designation, and (y) comply with all Applicable Laws with respect to such OFAC Designation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States), including the OFAC Laws, and the Company hereby authorizes and consents to each Purchaser’s taking any and all steps such Person deems necessary, in its sole discretion, to comply with all Applicable Laws with respect to any such OFAC Designation, including the requirements of the OFAC Laws (including the “freezing” or “blocking” of assets and reporting such action to OFAC).

(b)            If, upon the Company’s Knowledge thereof or receipt by the Company of written notice that a Note Party or any Affiliate, or any Subsidiary or any Person or entity holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is listed as a restricted entity or individual under Canadian Sanctions Laws, including being listed as a designated person pursuant to the Special Economic Measures Act (Canada) and its regulations, or any similar Canadian Sanctions Law (such occurrence, a “Canadian Sanctions Designation”), the Company shall immediately (x) give written notice to the Purchasers of such Canadian Sanctions Designation, and (y) comply with all Canadian Sanctions Laws with respect to such Canadian Sanctions Designation (regardless of whether the listed party is located within the jurisdiction of Canada), and the Company hereby authorizes and consents to each Purchaser’s taking any and all steps such Person deems necessary, in its sole discretion, to comply with all Canadian Sanctions Laws, with respect to any such Canadian Sanctions Designation, including the requirements of the Canadian Sanctions Laws (including restricting the dealing in, or facilitation of dealing in, any relevant assets, and/or reporting any relevant information to the relevant Canadian Governmental Authority).

Section 9.25      Anti-Terrorism Laws. The Company shall not use the proceeds of any Note in violation of Anti-Terrorism Laws.

Section 9.26      Notices to Sponsor Guarantor. The Company shall provide such notices and information to the Sponsor Guarantor in a timely manner as will enable the Sponsor Guarantor to make, or cause to be made, timely payments of all amounts required under the Sponsor Guarantee; provided that the failure of the Company to provide such notices or information shall not relieve the Company of any of its obligations under the Shareholder Financing Documents to which it is a party or the Sponsor Guarantor of its obligations under the Sponsor Guarantee.

Section 9.27      Operation of Project. The Company shall operate and maintain the Project, or cause the same to be operated and maintained, consistent in all material respects with (a) Prudent Industry Practices, (b) all Applicable Permits, (c) Legal Requirements, (d) all applicable requirements of the Operative Documents (including the warranties provided for thereunder) and (e) the Budgets, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) reasonably necessary to operate and maintain the Project in such condition (subject to the Company’s other rights hereunder).

Section 9.28      Operating Budget. No later than thirty (30) days prior to the Term Conversion Date (as defined in the Microsoft NPA) and no later than thirty (30) days prior to the end of each fiscal year of the Company beginning with the first full fiscal year of the Company occurring after the fiscal year in which the Term Conversion Date (as defined in the Microsoft NPA) occurs, the Company shall prepare and deliver to the Purchasers a draft Operating Budget with respect to such fiscal year for approval by the Required Purchasers of the costs and expenses set forth on such draft Operating Budget other than the costs and expenses related to feedstock and fuel (for which, for the avoidance of doubt, consent shall not be required); provided, that a Purchaser shall be deemed to have approved such draft Operating Budget unless it has notified the Company in writing of its disapproval of draft Operating Budget within fifteen (15) Business Days of receipt thereof. Each draft Operating Budget shall be prepared on a substantially similar basis to the immediately preceding Operating Budget and consistent with the methodology set forth in the Base Case Model.

Section 9.29      Compliance with Budgets. The Company shall use commercially reasonable efforts to develop, construct, maintain and operate the Project in accordance with the Budgets, and the Company shall not permit the aggregate expenditures for any budget category (other than those related to feedstock and fuel) to exceed the budgeted amount by 10% or more for the applicable period set forth in the applicable Budget for the then-current fiscal year of the Company.

Section 9.30      Maintenance of Accounts.

(a)            Accounts. The Company shall establish and maintain the Accounts, and make deposits into and withdrawals from the Accounts, in accordance with the Depositary Agreement.

(b)            Other Accounts. The Company shall not open or maintain or cause to be opened or maintained with any bank or other financial institution any deposit, savings or other account other than (i) the Accounts and (ii) the Local Accounts (as defined in the Depositary Agreement)

(c)            Grant of Lien on Accounts. As collateral security for the prompt and complete payment and performance when due of the Obligations, the Company has, pursuant to the Company Security Agreement, assigned, granted and pledged to the Collateral Agent on behalf of and for the benefit of the Secured Parties, security interests in each Account, and all cash, investments, investment property, securities or other property, including any security entitlements with respect to any of the foregoing, at any time on deposit in or credited to any Account, including all income or gain earned thereon and any proceeds thereof.

Section 9.31      Financial Covenant. The Company shall not permit the Total Leverage Ratio for any Computation Period to exceed that allowed under the Microsoft NPA.

Section 9.32      Further Assurances. Upon the request of the Required Purchasers, the Company shall execute and deliver all documents as shall be necessary or that the Required Purchasers shall reasonably request in connection with the rights and remedies of the Purchasers under the Shareholder Financing Documents, and perform such other reasonable acts as may be necessary to carry out the intent of this Agreement and the other Shareholder Financing Documents, including, in connection with any assignment by a Purchaser of this Agreement or the Notes, assisting the Purchasers in obtaining private placement or CUSIP numbers and replacing the Notes.

Section 9.33      Credit Support Obligations. Each Note Party shall maintain its material Credit Support Obligations as of the Closing Date until their release and deliver and maintain any material Credit Support Obligations arising after the date of this Agreement no later than the date required and deliver to the Purchasers copies of all such Credit Support Obligations delivered to the beneficiary thereof within thirty (30) Business Days of such delivery.

Section 9.34      Final Completion. The Company shall use commercially reasonable efforts to cause Final Completion to occur reasonably promptly after the Commercial Operations Date.

Section 9.35      As-Built Survey and Title Matters. Within ninety (90) days after the Commercial Operations Date, the Company shall deliver to the Purchasers an as-built Title Survey showing all improvements located thereon and complying with the requirements Part II of Schedule 6.18(a) but subject to redaction in accordance with Section 19.2.

Section 9.36      Alternative Product. Prior to the Term Conversion Date, the Company and the Purchasers shall work together in good faith to agree on additional Products the sale of which will be permitted hereunder, including confirmation that the production and sale of any such additional Products are “Authorized Uses” under the Lease.

Section 9.37      Additional Parcel. At least fifteen (15) Business Days before the commencement of the Primary Term (as defined in the Lease), the Company shall Make Available to the Purchasers its decision whether to exercise its rights to reduce the property subject to the Lease under Section 4.01(c) of the Lease, together with reasonably satisfactory information supporting such decision.

Section 9.38      Microsoft Financing Documents.

(a)            The Company shall not amend, modify or supplement in any material respect any Microsoft Financing Document to which it is a party without the prior written consent of the Purchasers.

(b)            The Parties agree that if, for any reason, any Microsoft Financing Document shall cease to be in full force and effect, any provisions of such Microsoft Financing Document which are referenced herein or incorporated herein by reference shall remain effective for purposes of this Agreement.

Article 10

EVENTS OF DEFAULT

Section 10.1      Events of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)            (i) The Company shall fail to pay, in accordance with the terms of this Agreement, (x) any principal on any Senior Note on the date that such sum is due whether at maturity, at a date fixed for prepayment or otherwise, (y) any interest on any Senior Note within five (5) Business Days after the due date thereof, or (z) any fees, cost, charge or other amount payable under any Shareholder Financing Document (other than principal of or interest on the Notes) within five (5) Business Days after the due date thereof; or (ii) the Sponsor Guarantor shall fail to pay any amounts due and owing under the Sponsor Guarantee within five (5) Business Days after the date when such amount is due and payable under the Sponsor Guarantee; or

(b)            A final judgment or judgments shall be entered against the Company in the aggregate amount of $2,500,000 or more (other than (i) a judgment (A) which is fully covered by insurance as acknowledged in writing by the provider of such insurance, (B) for which a bond has been posted, or (C) which has been discharged or otherwise fully paid within forty-five (45) days after its entry, or (ii) a judgment, the execution of which is effectively stayed within forty-five (45) days after its entry but only for forty-five (45) days after the date on which such stay is terminated or expires); or

(c)            Any (i) representation or warranty made by a Note Party in any Shareholder Financing Document, any amendment or modification thereof or waiver thereto, or any financial statement furnished pursuant thereto or (ii) certificate made by or on behalf of a Note Party and furnished to the Purchasers pursuant to any Shareholder Financing Document, shall, in any case, contain in any material respect an untrue or misleading statement of fact as of the date made and, if such misrepresentation or certificate is susceptible of cure, the adverse effect of the misrepresentation is not remedied within thirty (30) days of the Company receiving notice or Company’s Knowledge thereof; or

(d)            The Sponsor, the Company or any of the Major Project Participants (as long as it has any material obligations under the Material Project Document to which it is a party) (the “Subject Persons”) shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law (or any successor statute), or shall consent to the institution of an involuntary case thereunder against it; or any of the Subject Persons shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, state or other Applicable Law, or shall consent thereto; or any of the Subject Persons shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or any of the Subject Persons shall make an assignment for the benefit of creditors (except for the collateral assignment and grants of security interests to the Collateral Agent for the benefit of the Secured Parties pursuant to the Operative Documents); or any of the Subject Persons shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking the liquidation or reorganization of any of the Subject Persons under the Bankruptcy Law (or any successor statute) or any similar proceeding shall be commenced against any of the Subject Persons under any other applicable federal, state or other Applicable Law and (a) the petition commencing the involuntary case is not timely controverted; (b) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (c) an interim trustee is appointed to take possession of all or a portion of the property, or to operate all or any part of the business of any of the Subject Persons and such appointment is not vacated within sixty (60) days; or (d) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of any of the Subject Persons or of all or a material part of their property, shall have been entered; or any other similar relief shall be granted against any of the Subject Persons under any federal, state or other Applicable Law, and such proceeding, claim, action or other relief is not dismissed within sixty (60) days of its institution; provided, however, that any such Event of Default with respect to such Subject Person (except for any Note Party) shall not be deemed to have occurred if (i) such Subject Person has been replaced within seventy-five (75) days of the occurrence of an Event of Default under this Section 10.1 by any other Person reasonably acceptable to the Required Purchasers, or (ii) the Material Project Document to which such Subject Person is a party has been replaced within seventy-five (75) days of the occurrence of such Event of Default under this Section 10.1 by a replacement Material Project Document in form and substance (including the counterparty thereto) reasonably acceptable to the Required Purchasers; or

(e)            The Company shall default for a period beyond any applicable grace period in the payment or performance of any obligation due under any agreement (other than the Shareholder Financing Documents) involving the borrowing of money or the advance of credit and the outstanding amount or amounts payable under all such defaulted agreements equals or exceeds $2,500,000 in the aggregate; or

(f)            Subject to Section 10.1(g):

(i)            a Note Party shall be in material breach of, or default under, any Material Project Document and such breach or default shall continue unremedied for the length of the cure period in the underlying Material Project Document (the “Cure Period”); or

(ii)            any Major Project Participant (other than a Note Party) shall be in material breach of, or default under, any Material Project Document and such breach or default shall continue unremedied for the length of the Cure Period; provided, however, that, if the breach or default (other than a default for the payment of amounts when due) cannot be remedied within such period despite the Major Project Participant’s reasonable commercial efforts to do so, the Purchasers will not unreasonably withhold or delay their consent to an extension for thirty (30) days beyond the Cure Period, to cure such breach or default if the extension could not reasonably be expected to cause or aggravate any Material Adverse Effect and remedial action (x) could reasonably be expected to result in cure within such additional reasonable period of cure, (y) is promptly instituted within the Cure Period, and (z) is thereafter diligently pursued until the breach or default is corrected within such thirty (30)-day period; provided, further, however, that, no Event of Default shall be declared as a result of such breach or default if (A) the Company has undertaken commercially reasonable efforts to obtain a Replacement Obligor within the Cure Period after the breach or default by a Major Project Participant under a Material Project Document (other than the LanzaJet License) and obtains a Replacement Obligor for the affected party within seventy-five (75) days after the breach or default by such Major Project Participant and (B) in the reasonable judgment of the Required Purchasers, such breach or default has not constituted prior to, and could not reasonably be expected to constitute during such seventy-five (75) day period or after so obtaining such Replacement Obligor, a Material Adverse Effect; or

(g)            Notwithstanding Section 10.1(f), if any Material Project Document or Shareholder Financing Document shall be invalid or cease for any reason to be in full force and effect unless terminated in accordance with its terms and not as a result of a default thereunder; provided, however, that such Event of Default with respect to a Material Project Document (except for the Real Estate Documents and the LanzaJet License) shall not be deemed to have occurred if (i) such Material Project Document has been replaced within forty-five (45) days of the occurrence of an Inchoate Default under this Section 10.1 by a replacement Material Project Document at least as favorable, from the Company’s perspective, as the Material Project Document being replaced and with Replacement Obligor or otherwise in form and substance reasonably acceptable to the Required Purchasers, (ii) the Company has caused such replacement agreement to be subject to the Lien of the Collateral Agent for the benefit of the Secured Parties and (iii) the Company delivers or causes to be delivered a Collateral Assignment from each replacement Major Project Participant under such replacement agreement to the extent that the original Major Project Participant had previously delivered a Collateral Assignment in form and substance reasonably acceptable to the Required Purchasers; or

(h)            The Company shall fail to perform or observe any covenant or agreement set forth in Sections 9.1(g) (Reporting Requirements), 9.2(a)(i) (Existence, Conduct of Business, Properties, Etc.), 9.8 (Use of Proceeds), 9.10 (Prohibition of Fundamental Changes; Sale of Assets, Etc.), 9.11 (Restricted Payments and Other Distributions), 9.12 (Liens), 9.13 (Indebtedness), 9.14 (Contingent Liabilities), 9.15 (Investments), 9.17 (Nature of Business), 9.18(b) (Material Project Documents, Etc.) 9.19 (Transactions with Affiliates), 9.20 (ERISA), 9.24 (OFAC) or 9.25 (Anti-Terrorism Laws); or

(i)            The Company shall fail to perform or observe the covenant set forth in Section 9.31 (Financial Covenant) and shall not remedy such failure in accordance with Section 11.5; or

(j)            The Company shall fail to perform or observe any covenant or agreement to be performed or observed by it hereunder or under any other Shareholder Financing Document and not otherwise specifically provided for elsewhere in this Article 10 (except for a failure to make payments of principal or interest on any Subordinated Note), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (x) the Company’s Knowledge of such failure and (y) notice of such failure is provided to the Company; provided, however, that if the breach or default (other than a default for the payment of amounts when due) cannot be remedied within such period despite the Company’s or such other party’s, as the case may be, reasonable commercial efforts to do so (it being agreed that such reasonable commercial efforts shall include, but not be limited to, pursuing a Purchaser’s approval of a waiver or amendment), such cure period shall be extended for an additional sixty (60)-day period beyond the initial cure period, to cure such breach or default if the breach or default could not reasonably be expected to have a Material Adverse Effect if not cured within such sixty (60)-day period and if remedial action (A) could reasonably be expected to result in cure within such additional sixty (60)-day period, (B) is promptly instituted within the initial cure period, and (C) is thereafter diligently pursued until the breach or default is corrected within such additional sixty (60)-day cure period; or

(k)            A Note Party or any other Person party thereto (other than any Purchaser), as applicable, shall fail to perform or observe any covenant or agreement to be performed or observed by it under any Shareholder Financing Document other than this Agreement and not otherwise specifically provided for elsewhere in this Article 10, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (x) the Company’s Knowledge of such failure and (y) notice of such failure is provided to the Company and to such Person, as applicable; provided, however, that if the breach or default (other than a default for the payment of amounts when due) cannot be remedied within such period despite the Company’s or such other party’s, as the case may be, reasonable commercial efforts to do so, (it being agreed that such reasonable commercial efforts shall include, but not be limited to, pursuing a Purchaser’s approval of a waiver or amendment), such cure period shall be extended for an additional sixty (60)-day period beyond the initial cure period, to cure such breach or default if the breach or default could not reasonably be expected to have a Material Adverse Effect if not cured within such sixty (60)-day period and if remedial action (A) could reasonably be expected to result in cure within such additional sixty (60)-day period, (B) is promptly instituted within the initial cure period, and (C) is thereafter diligently pursued until the breach or default is corrected within such additional sixty (60)-day cure period; or

(l)            Any of the Security Documents shall fail to be in full force and effect or fail to provide the Collateral Agent for the benefit of the Secured Parties the first-priority perfected Liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby, or the validity thereof or the applicability thereof to the Notes, the Notes or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of the Company or any other party thereto or there shall occur a default or event of default (however defined) under any of the Security Documents; or

(m)            (i) Any Applicable Permit necessary for the ownership or operation of the Project shall be modified in a materially adverse manner, revoked, suspended, terminated, or cancelled by the issuing agency or other Governmental Authority having jurisdiction over the Company or the Project, as applicable, and the Company or the Project shall fail to obtain, renew or maintain any material Applicable Permit, unless (x) such Applicable Permit is reinstated in a manner that is not materially adverse to the Company’s ownership and operation of the Project within forty-five (45) days of such modification, termination, suspension, revocation or cancellation, or (y) such Applicable Permit expires by its terms and is no longer required for ownership or operation of the Project; or

(n)            Any portion of the Company’s property valued at $5,000,000 or more is seized or appropriated without fair value being paid therefor such as to allow replacement of such property or prepayment in full of all Obligations and to allow the Company, in the reasonable judgment of the Required Purchasers, to continue satisfying its obligations hereunder and under the other Operative Documents; or

(o)            An ERISA Event shall have occurred; or

(p)            An Event of Abandonment shall have occurred.

Article 11

REMEDIES; ETC.

Section 11.1      Acceleration.

(a)            Upon the occurrence of an Event of Default with respect to the Company described in Section 10.1(d), all the Notes then outstanding shall automatically become immediately due and payable.

(b)            If any other Event of Default has occurred and is continuing, any Purchaser may, at any time at its option, (i) declare all Notes held by it then outstanding to be immediately due and payable and (ii) subject to the Collateral Agency Agreement, foreclose or otherwise take action respect of the Collateral or exercise any and all rights available under the Security Documents or otherwise available to a secured creditor.

(c)            If any Event of Default described in Section 10.1(a) has occurred and is continuing, any Purchaser of Notes at the time outstanding affected by such Event of Default may at any time, at its option, declare all the Notes held by it to be immediately due and payable.

(d)            In case any Purchaser of Notes declares all the Notes held by it to be immediately due and payable, then, the other Purchasers of Notes may at any time, at its option, declare all the Notes held by them to be immediately due and payable.

(e)            Upon any Notes becoming due and payable under this Section 11.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and other amounts owing under this Agreement, shall all be immediately due and payable, in each case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 11.2      Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, subject to the terms of the Collateral Agency Agreement, any Purchaser may proceed to protect and enforce the rights of such Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Shareholder Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 11.3      Rescission. At any time after any Notes have been declared due and payable pursuant to Section 11.1(b) or (c), the Required Purchasers may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal on any Notes that is due and payable and unpaid other than by reason of such declaration, and all interest on such overdue principal, and (to the extent permitted by Applicable Law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Inchoate Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Article 16, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Inchoate Default or impair any right consequent thereon.

Section 11.4      No Waivers or Election of Remedies; Expenses, Etc. No course of dealing and no delay on the part of any Purchaser in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Purchaser’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Shareholder Financing Document upon any Purchaser shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Article 16, the Company will pay to a Purchaser on demand such further amount as shall be sufficient to cover all costs and expenses of such Purchaser incurred in any enforcement or collection under this Article 11, including reasonable attorneys’ fees, expenses and disbursements.

Section 11.5      Equity Cure. In the event that the Company fails to comply as of any Quarterly Date with the covenant set forth in Section 9.31 for any Computation Period (each such period, a “Covenant Failure Period”), the Company may cure such failure as provided in this Section 11.5 (the “Equity Cure Right”). The Equity Cure Right shall be deemed to have been validly exercised so long as during the Covenant Failure Period or thereafter (but no later than the grace period provided for in Section 10.1(i)), the Purchasers have received evidence, in form and substance reasonably satisfactory to the Required Purchasers, that, during or after the Covenant Failure Period, the Company has received a cash Sponsor Equity Contribution in an amount at least equal to the amount by which the aggregate Qualified Funding Amounts for the Covenant Failure Period would need to be increased solely so as to result in the Company being in compliance with the covenant set forth in Section 9.31 for such Computation Period.

Article 12

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Section 12.1      Registration of Notes. The Company shall keep at its principal executive office a register for recordation of the names and addresses of the Purchasers and their respective successors and assignees, and the principal amount (and related interest and other amounts) owing to such Persons pursuant to the terms hereof from time to time for registration of transfers of Notes. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes under this Agreement and under any other Shareholder Financing Document, and the Company shall not be affected by any notice or knowledge to the contrary.

Section 12.2      Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Article 17) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the transferor or such transferor’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of the transferee of such Note), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the transferee thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to the applicable registered holder thereof and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid or be payable thereon. The Company may require payment of a sum sufficient to cover any stamp Tax or governmental charge imposed in respect of any such transfer of Notes. Any transferee, by its acceptance of a Note registered in its name, shall be deemed to have made the representations set forth in Section 7.1.

Section 12.3      Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Article 17) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

(a)            in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is a Purchaser, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory); or

(b)            in the case of mutilation, upon surrender and cancellation thereof,

within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid or be payable thereon.

Article 13

PAYMENT ON NOTES

Section 13.1      Home Office Payment. So long as a Purchaser holds any Note, and notwithstanding anything contained in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, interest and all other amounts becoming due hereunder by the method and at the address below such Purchaser’s name in Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 13.1. Prior to any sale or other disposition of any Note held by a Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note pursuant to Section 12.2. The Company will afford the benefits of this Section 13.1 to any transferee of any Note under this Agreement.

Article 14

EXPENSES, INDEMNIFICATION, ETC.

Section 14.1      Transaction Expenses. The Company will pay all reasonable, documented, out-of-pocket costs and expenses (or all out of pocket costs and expenses in the case of clauses (a) and (b) below), including reasonable attorneys’ fees of one counsel of each Purchaser and, if reasonably required by the Purchasers, local counsel or other counsel and the reasonable costs and expenses of any consultants to the Purchasers (to the extent the services of any such consultant are reasonably required by the Purchasers and, unless an Event of Default or Inchoate Default has occurred and is continuing, expressly authorized by a Shareholder Financing Document or approved in advance by the Company, such approval not to be unreasonably withheld), incurred by the Purchasers in connection with the preparation, negotiation, documentation, closing and administering of this Agreement and the other Shareholder Financing Documents and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Shareholder Financing Documents (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Shareholder Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Shareholder Financing Documents, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work out or restructuring of the transactions contemplated hereby and by the other Shareholder Financing Documents; provided, however, the Company shall pay the reasonable attorneys’ fees incurred by the Purchasers in connection with the initial preparation, negotiation and documentation of this Agreement and the other Shareholder Financing Documents and the closing of the transactions on the Closing Date contemplated hereby. The Company will pay, and will save each Purchaser harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by the Purchasers in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note or otherwise charges to with respect to a payment under such Note.

Section 14.2      Indemnification.

(a)            Without duplication of any other indemnification requirements in this Agreement (and excluding any items or events specifically excluded from the Company’s obligations thereunder), the Company shall indemnify, defend and hold harmless each Purchaser and its respective partners, officers, directors, employees, Affiliates, agents, trustees, administrators, managers, advisers, and representatives (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for:

(i)            any and all claims, obligations, liabilities, losses, damages, injuries (to Persons, property, or natural resources), actions, suits, judgments, costs and expenses (including reasonable attorney’s fees) of whatever kind or nature, INCLUDING STRICT LIABILITY CLAIMS, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed (collectively, “Claims”), to the extent relating to, or arising out of or in connection with (A) the execution and delivery of, and performance under, this Agreement, any other Shareholder Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (B) the purchase and sale of the Notes hereunder, (C) the use of any proceeds of the Notes; and (D) any claim, litigation, investigation or proceeding relating to any of the foregoing, and

(ii)            any and all Claims to the extent relating to any Hazardous Substances Released, generated, manufactured, produced, stored, disposed or transported by or on behalf of the Project Company or otherwise related to the Project, or any actual or alleged presence or Release of Hazardous Substances at, in, on, under, from, through or to any property owned, leased or operated by the Company or otherwise related to the Project, and any and all Environmental Claims of third parties (including Governmental Authorities) against any such Indemnitee to the extent related in any way to the Company or the Project, including those arising from any violation of any Environmental Law or in connection with the Release or presence of any Hazardous Substances at the Project Site or otherwise related to the Project, whether foreseeable or unforeseeable, including (A) all costs of removal and disposal of such Hazardous Substances, (B) all costs required by Governmental Authorities or under any Governmental Rule to be incurred in determining whether the Project is in compliance with all applicable Environmental Laws and causing the Project to be in compliance with all applicable Environmental Laws, (C) all costs associated with related claims for damages to Persons or property, (D) all fines, penalties, or damages assessed by any Governmental Authorities, and (E) related attorneys’ and consultants’ fees and court costs.

(b)            THE FOREGOING INDEMNITIES SHALL NOT APPLY WITH RESPECT TO AN INDEMNITEE OR ITS AFFILIATED INDEMNITEES, TO THE EXTENT ARISING AS A RESULT OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL ACTS OF SUCH INDEMNITEE OR ITS AFFILIATED INDEMNITEES AS DETERMINED IN A FINAL NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION, BUT SHALL CONTINUE TO APPLY TO OTHER INDEMNITEES.

(c)            The provisions of this Section 14.2 shall be in addition to any other rights and remedies of the Purchasers.

(d)            In case any action, suit or proceeding subject to the indemnity of this Section 14.2 shall be brought against any Indemnitee, such Indemnitee shall notify the Company of the commencement thereof.

(e)            The Company shall report to such Indemnitee on the status of such action, suit or proceeding as developments shall occur and at least within sixty (60) days of the previous report. The Company shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which the Company possesses relating to such action, suit or proceeding.

(f)            Upon payment of any Claim by the Company pursuant to this Section 14.2, the Company, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with the Company and use reasonable efforts to give such further assurances as are necessary or advisable to enable the Company vigorously to pursue such claims, in each case at the Company’s expense.

(g)            Any amounts payable by the Company pursuant to this Section 14.2 shall be regularly payable within thirty (30) days after the Company receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such thirty (30) day period then such amount shall bear interest at the Default Rate.

(h)            This Section 14.2 shall not apply with respect to Taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 14.3      Survival. The obligations of the Company under this Article 14 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Shareholder Financing Documents, foreclosure of the Security Documents, satisfaction or discharge of the Obligations and the termination of this Agreement or the Shareholder Financing Documents.

Article 15

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein or in any Shareholder Financing Document shall survive the execution and delivery of this Agreement and the Notes, the Closing Date, the purchase or transfer by a Purchaser of any Note and the payment of any Note, and may be relied upon by any transferee of any Note, regardless of any investigation made at any time by or on behalf of a Purchaser or any such transferee. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in any Shareholder Financing Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the other Shareholder Financing Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Article 16

AMENDMENTS AND WAIVERS

Section 16.1      Requirements. This Agreement (including any Schedules and Exhibits) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of

(a) the Company and the Purchasers in the case of an amendment, and

(b) the Required Purchasers in the case of a waiver except that:

(i) no waiver of any of the provisions of Articles 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 16, 19, and Section 20.1 hereof, or of any defined term (as it is used therein), shall be effective as to any holder of a Note unless consented to by such holder in writing; provided however, that if a particular Section expressly provides that the approval, judgement, consent, request, or other actions of Required Purchasers are required, then only the approval, judgement, consent, request, or other action of the Required Purchasers shall be so required; and

(ii) no waiver may, without the written consent of the holder of each Note at the time outstanding as of the date of such waiver, (w) change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (x) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (y) release all or any material portion of the Collateral from the Lien of the Security Documents or release the Sponsor Guarantee;

provided that (i) any waiver that materially or adversely affects the rights of one Purchaser vis-à-vis the other Purchasers shall also require the written consent of such Purchaser, and (ii) if a particular Section expressly provides that the performance for and/or judgment of each Purchaser or all the Purchasers are contemplated, then the consent of each Purchaser or all the Purchasers shall be so required and the Required Purchasers may not waive such performance and/or judgement).

Section 16.2      Effect of Waiver or Amendment. No amendment or waiver of any provision of this Agreement will extend to or affect any obligation, covenant, agreement, Inchoate Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser, nor any delay in exercising any rights hereunder or under any Note or any Shareholder Financing Document shall operate as a waiver of any rights of any Purchaser.

Article 17

NOTICES

Section 17.1      Notices. Except to the extent otherwise provided, all notices and communications provided for hereunder shall be in writing and sent (a) electronically if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)            if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in its Schedule A hereto, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(b)            if to the Company, to:

LanzaJet Freedom Pines Fuels LLC
c/o LanzaJet, Inc.
520 Lake Cook Road, Suite 680
Deerfield, IL 60015

Attention:	Legal Department
Email:	[***]

with a copy to (which shall not constitute notice):

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193

Attention:	Rich Shutran
Email:	[***]

or at such other address as the Company shall have specified to the Purchasers in writing.

Section 17.2      Receipt of Notices. Notices under this Article 17 will be deemed given only when actually received.

Article 18

REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by a Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photo static, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Article 18 shall not prohibit the Company or any Purchaser from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Article 19

CONFIDENTIAL INFORMATION

Section 19.1      Confidentiality Generally. For the purposes of this Article 19, “Confidential Information” means all information of any nature and in any form, including in writing or orally or in a visual or electronic form or in a magnetic or digital form, that a party or its Affiliates (the “Disclosing Party”) provides or makes available to the receiving party or any of its Affiliates (the “Receiving Party”) in connection with or as a result of entering into this Agreement, including any such information relating directly or indirectly to: (a) where the Company is the Disclosing Party, trade secrets and other confidential or proprietary information (including ideas, know-how, processes, methods, techniques, research and development, source code, drawings, specifications, layouts, designs, formulae, algorithms, compositions, industrial models, architectures, plans, proposals, technical data, financial, business and marketing plans and proposals, customer and supplier lists, and price and cost information) belonging to, or licensed by, the Company or any of its Affiliates; (b) financial, business and economic information (including projections, forecasts, marketing and financial plans and business plans); (c) where the Company is the Disclosing Party, proprietary, unpublished data and documents describing inventions, secret processes, technical information, methods, research and other know-how; (d) where the Company is the Disclosing Party, concepts, strategies and other aspects of brand positioning; (e) the Disclosing Party’s business or assets, including any information provided to another Person pursuant to the terms of this Agreement; or (f) (i) the provisions of this Agreement, or any transactions contemplated herein and (ii) the discussions or negotiations in respect of this Agreement; provided, that Confidential Information shall not include (w) Other Disclosed Information, (x) any information that at the date of disclosure by or on behalf of the Disclosing Party is publicly known or at any time after that date becomes publicly known, in each case, through no fault of the Receiving Party, (y) any information that the Receiving Party had reasonable grounds to believe, after a reasonable inquiry, was in its possession without confidentiality obligations owed, directly or indirectly, to the Disclosing Party prior to the time that it was disclosed to the Receiving Party or was disclosed to the Receiving Party after such time by a third party that did not owe a duty of confidentiality, directly or indirectly, to the Disclosing Party; provided, that the Receiving Party has no reason to believe that the source of such information was bound by a confidentiality undertaking with the Disclosing Party with respect to such information, or otherwise prohibited from transmitting the information to the Receiving Party by a contractual, legal or fiduciary obligation; or (z) any information that was independently developed by the Receiving Party without any use of or reference to the applicable Confidential Information. The Receiving Party will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Receiving Party in good faith to protect confidential information of third parties delivered to the Receiving Party; provided that the Disclosing Party may deliver or disclose Confidential Information to (i) its Affiliates and its and their respective directors, trustees, officers, employees, agents and attorneys (to the extent such disclosure reasonably relates to the negotiation, execution, delivery, administration, performance and/or enforcement of this Agreement, the Notes, the other Shareholder Financing Documents, the Collateral Agency Agreement or the investment represented by the Notes), (ii) its attorneys, auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Article 19 or who are bound by professional duties of confidentiality, (iii) where Purchaser is the Receiving Party, any Person to which Purchaser sells or offers to sell such Note (if such Person has agreed in writing prior to its receipt of such Confidential Information to hold confidential the Confidential Information substantially in accordance with the provisions of this Article 19), (iv) where Purchaser is the Receiving Party, any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to hold confidential the Confidential Information substantially in accordance with the provisions of this Article 19), (v) any federal, state or provincial regulatory authority having jurisdiction over the Receiving Party or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to the Receiving Party, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Receiving Party is a party or (z) where a Purchaser is the Receiving Party, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Shareholder Financing Documents, and the Collateral Agency Agreement. Any assignee of a Purchaser, by its acceptance of the Notes, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Article 19 as though it were a signatory to this Agreement. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, a Purchaser may disclose to any and all Persons, the U.S. or Canadian federal, state or provincial income Tax treatment and Tax Structure of the Notes and all materials of any kind (including opinions and other Tax analyses) that are provided to such Purchaser related to such Tax treatment and Tax Structure. For this purpose, “Tax Structure” means any facts relevant to the federal, state, or provincial income Tax treatment of the Notes but does not include information relating to the identity of the Company.

Section 19.2      Highly Sensitive Trade Secrets. Notwithstanding the foregoing or anything else to the contrary in this Agreement, each Purchaser agrees and acknowledges that should any obligation under this Agreement require disclosure by the Company of information constituting highly sensitive trade secrets regarding technology and/or other highly-sensitive proprietary intellectual property of the Company or any of its Affiliates that is not Other Disclosed Information or that relates to the existence, parties or operation of the LanzaJet IP Security Agreement (“Highly Sensitive Trade Secrets”), then the Company shall be entitled to reasonably redact such information from the required disclosure to the Purchasers. Any deliverables or information containing such Highly Sensitive Trade Secrets should maintain headers and captions of any redacted sections, and such redactions should be as minimal as possible to reasonably protect the Highly Sensitive Trade Secrets. Should, for purposes of this Agreement, a Purchaser wishes to review any Highly Sensitive Trade Secrets without redactions, then the Company and such Purchaser shall at the time of such disclosure negotiate in good faith a set of reasonable precautions and/or undertakings in addition to those required in Section 19.1 to protect and preserve the confidentiality of such Highly Sensitive Trade Secrets, including limiting the personnel that has access to such Highly Sensitive Trade Secrets; provided that, if an Event of Default has occurred and is continuing and the Collateral Agent has taken any steps in respect of the exercise of remedies under the Security Documents to obtain or transfer possession or ownership of the Project or the Company, then Company shall promptly make available to the Collateral Agent unredacted versions of all documents and other information containing Highly Sensitive Trade Secrets to the extent reasonably necessary or reasonably requested by the Collateral Agent in connection with the exercise of such remedies or the ownership, construction and operation of the Project or the Company.

Article 20

MISCELLANEOUS

Section 20.1      Successors and Assigns.

(a)            Assignments Generally. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the express prior written consent of the Purchasers which shall not be unreasonably withheld. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by a Purchaser. A Purchaser may assign or otherwise transfer any of its rights or obligations under this Agreement; provided that any such assignment shall be subject to the following conditions:

(i)            the amount of such rights and obligations subject to such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Company) shall not be less than all of such Purchaser’s rights and obligations hereunder without the consent of the Company;

(ii)            except in the case of an assignment to an Affiliate of such Purchaser, the Company must give its prior written consent to the assignment (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to such Purchaser within ten (10) Business Days after having received notice thereof; and

(iii)            the parties to each such assignment shall execute and deliver to the Company an Assignment and Assumption,

provided, further, that any consent of the Company otherwise required under this Section 20.1(b) shall not be required if any Event of Default has occurred and is continuing. From and after the effective date specified in the applicable Assignment and Assumption, (i) the assignee thereunder shall be a party hereto and have the rights and obligations of a Purchaser under this Agreement, and the assignor shall be released from its obligations under this Agreement and shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.7 and Article 14 with respect to facts and circumstances occurring prior to the effective date of such assignment and (ii) any reference to such assigning Purchaser in this Agreement shall be deemed to refer to such assignee in lieu of such assignor. To the extent any assignment or transfer increases the Company’s obligation to pay costs, Taxes or indemnities pursuant to Section 8.7 or Article 14, the Company’s liability to pay such costs, Taxes or indemnities shall be limited to the amounts the Company would have been liable if such assignment or transfer had not occurred. Any assignment or transfer by a Purchaser of rights or obligations under this Agreement that does not comply with this Section 20.1(b) shall be treated for purposes of this Agreement as a sale by such Purchaser of a participation in such rights and obligations.

Section 20.2      Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations involving accounting matters made pursuant to this Agreement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Article 9 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, 56 International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 20.3      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20.4      Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 20.5      Counterparts.

(a)            Counterparts. This Agreement may be executed in one or more duplicate counterparts and by facsimile and by different parties on different counterparts, each of which shall constitute an original, but all of which shall constitute a single contract and when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective for all purposes as delivery of a manually executed counterpart of this Agreement.

(b)            Electronic Execution. The words “executed”, “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, amendments, supplements, modifications, waivers, joinders, notices and consents) shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paperbased recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 20.6      Governing Law. THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND WITHOUT REFERENCE TO CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 20.7      Jurisdiction and Process; Waiver of Jury Trial.

(a)            The parties hereto irrevocably agree that any legal action or proceeding by or against the Company or with respect to or arising out of this Agreement, the Notes or any other Shareholder Financing Document shall be brought in or removed to the state or federal courts of competent jurisdiction in the State and County of New York. By execution and delivery of this Agreement, the parties hereto accept, for themselves and in respect of their property, generally, exclusively and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 17.1. Nothing herein shall affect the right to serve process in any other manner permitted by law. Notwithstanding the foregoing, service of process shall not be deemed given to a Purchaser until a copy of all matters to be served have been given to parties hereto pursuant to Section 17.1. The parties hereto further agree that the aforesaid courts of the State of New York and of the United States shall have exclusive jurisdiction with respect to any claim or counterclaim of the Company based upon the assertion that the rate of interest charged by the parties hereto on or under this Agreement, the Notes or the other Shareholder Financing Documents is usurious. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with the Project, and any or all of the Project, this Agreement or any other Shareholder Financing Document brought before the foregoing courts on the basis of forum non-conveniens. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)            Nothing in this Section 20.7 shall affect the right of a Purchaser to serve process in any manner permitted by law or limit any right that such Purchaser may have to bring proceedings against the parties hereto in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(c)            THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER SHAREHOLDER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

Section 20.8      Transaction References. The Company agrees that each Purchaser may (a) refer to its role in originating the purchase of the Notes from the Company, as well as the identity of the Company and the aggregate principal amount and issue date of the Notes, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the logo of the Company in conjunction with any such reference; provided, in the case of each press release, that the release is subject to reasonable advance written notice and consent of the Company, which may be withheld or conditioned in its reasonable discretion unless dissemination of such press release is required by Applicable Laws. Neither the Company nor any of its Affiliates shall refer to a Purchaser on an internet site or in marketing materials, press releases (unless dissemination of such press release is required by Applicable Laws), published “tombstone” announcements or any other print or electronic medium, except with such Purchaser’s prior written consent, which may be withheld or conditioned in its reasonable discretion; provided that the Company or any of its Affiliates shall be permitted to publish an announcement of the successful consummation of the transactions contemplated hereby in form and substance reasonably acceptable to the parties hereto.

Section 20.9      Scope of Liability. Notwithstanding anything to the contrary in this Agreement, any other Shareholder Financing Document, or any other document, certificate or instrument executed by any Note Party pursuant hereto or thereto, except as expressly provided for in the Operative Documents, no Purchaser shall have any claims with respect to the transactions contemplated by the Shareholder Financing Documents against any present or future holder (whether direct or indirect) of any Equity Interests in any Note Party, any of their respective Affiliates (other than the Company), shareholders, officers, directors, employees representatives, controlling persons, executives or agents (collectively, the “Non-Recourse Persons”), such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing provision of this Section 20.9 shall not:

(a)            constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Obligations, or of any of the terms, covenants, conditions or provisions of any Shareholder Financing Document or the Collateral Agency Agreement and the same shall continue (but without personal liability of the Non-Recourse Persons) until fully paid, discharged, observed or performed;

(b)            constitute a waiver, release or discharge of any lien or security interest purported to be created pursuant to the Security Documents or the Collateral Agency Agreement (or otherwise impair the ability of the Collateral Agent to realize or foreclose upon any Collateral);

(c)            limit or restrict the right of a Purchaser (or any assignee, beneficiary or successor thereto) to name any Note Party or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Shareholder Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as set forth in other provisions of this Section 20.9;

(d)            affect or diminish in any way or constitute a waiver, release or discharge of any obligation, covenant, or agreement made by any Non-Recourse Person (or any security granted by any Non-Recourse Person in support of the obligations of any Person) under or in connection with any Shareholder Financing Document or as security for the Obligations; or

(e)            constitute a waiver, release or discharge of, or otherwise limit or restrict the ability of a Purchaser (or any assignee, beneficiary or successor thereto) to advance, a claim against a Note Party for fraud or willful misconduct.

The limitations on recourse set forth in this Section 20.9 shall survive the payment or transfer of any Note and the satisfaction or discharge of the Obligations, the termination of this Agreement or the Shareholder Financing Documents.

[Remainder of Page Intentionally Left Blank]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

LanzaJet Freedom Pines Fuels LLC

By	/s/ Jimmy Samartzis
	Name:	Jimmy Samartzis
	Title:	Chief Executive Officer

[Signature Page to Note Purchase Agreement]

This Agreement is hereby accepted and agreed to as of the date hereof.

LanzaTech, Inc.

By:	/s/ Jennifer Holmgren
Name: Jennifer Holmgren
Title: CEO

[Signature Page to Note Purchase Agreement]

SCHEDULE A

PURCHASER, COMMITMENTS AND DRAWING INFORMATION

[***]

SCHEDULE B

DEFINED TERMS

Section 1.1      Definitions. Except as otherwise expressly provided, capitalized terms used but not defined herein shall have the following respective meanings:

“1G Feedstock” means any ethanol feedstock that is not 2G Feedstock.

“2G Feedstock” means any ethanol feedstock:

(a)            that the Environmental Protection Agency (EPA), California Air Resources Board (CARB), European Commission (EC) or the International Civil Aviation Organization (ICAO), or other mutually agreed upon regulatory body, has determined achieves at least a 60% lifecycle greenhouse gas reduction relative to any fossil-based alternative; and

(b)            that is produced from a feedstock recognized as a waste, residue or byproduct by EPA, CARB, EC or ICAO (or another mutually agreed upon entity), including any ethanol produced from a feedstock listed in Part A of Annex IX of the EU Renewable Energy Directive; or from any other feedstock that cannot be used for food or feed and is not produced in a manner that would displace food or feed production;

or as an alternative to a feedstock satisfying both clauses (a) and (b), any Roundtable on Sustainable Biomaterials (RSB) certified ethanol feedstock, including recycled carbon fuel (“RCF”) ethanol from waste industrial gases, in recognition of continuing work with global regulators to acknowledge improved RCF values.

“Accounts” is defined in the Depositary Agreement.

“Additional Project Documents” means, collectively, (a) any Material Project Document entered into by the Company or any of its Affiliates subsequent to the date of this Agreement, (b) any contract or agreement entered into by the Company or any of its Affiliates subsequent to the date of this Agreement that replaces or is entered into in substitution of an existing Material Project Document (in which case the contract which is so replaced will cease to be a Material Project Document, and references to the replaced contract in the Shareholder Financing Documents shall be deemed to be references to such replacement or substitute contract) and (c) any other contract or agreement entered into by the Company or any of its Affiliates subsequent to the date of this Agreement relating to the development, construction, testing, operation, maintenance or repair of the Project (i) under which the obligations and liabilities of any party thereto are in excess of two million Dollars ($2,000,000), (ii) for a term equal to at least one (1) year or (iii) that is otherwise material to the Project.

“Affiliate” of a specified Person means any other Person that (i) directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified or (ii) directly, or indirectly through one or more intermediaries, owns or holds ten percent (10%) or more of the Equity Interests in the Person specified; provided that, even if otherwise the case, no Purchaser shall be considered an “Affiliate” of the Company or the Sponsor for purposes of this Agreement.

“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“ANA Offtake Agreement” means that certain Sustainable Aviation Fuel Offtake Agreement, dated as of May 28, 2020, by and between the Company (as successor in interest to the Sponsor) and All Nippon Airways Co., Ltd.

“Anti-Corruption Laws” is defined in Section 6.25(d)(i)(A).

“Anti-Money Laundering Laws” is defined in Section 6.25(c)(i).

“Anti-Terrorism Laws” means any laws, regulations, or orders of any Governmental Authority of the United States, the United Nations, the United Kingdom, the European Union, or the Netherlands relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Patriot Act, and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.

“Applicable Law” means, with respect to any Person, property or matter, any of the following applicable thereto: any statute, law, treaty, regulation, ordinance, rule, judgment, rule of common law, order, decree, authorization, approval, concession, grant, franchise, license, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing, by any Governmental Authority, whether in effect as of the date of this Agreement, the Closing Date or thereafter and in each case as amended (including any of the foregoing pertaining to land use or zoning restrictions).

“Applicable Permit” means any Permit required for the siting, development, construction, installation, operation, maintenance, ownership or use of the Project, including any such Permit relating to zoning, the protection or preservation of the environment, or natural resources, biological, wildlife or cultural or archeological resource protection, pollution, sanitation, safety, siting or building, importation of technology, equipment and materials that is material and necessary to develop, construct, operate, maintain, own or use the Project as contemplated by the Operative Documents, to enter into any Operative Document or to consummate any transaction contemplated hereby or thereby.

“Approved Representatives and Consultants” means representatives and consultants appointed by the Required Purchasers to represent and advise all of the Purchasers in connection with matters contemplated herein and in the other Shareholder Financing Documents.

“Assignment and Assumption” means an assignment and assumption agreement substantially in the form attached as Exhibit E or such other form as acceptable to the Company.

“ATJ Technology” means any intellectual property owned by, or licensed to, the Company in connection with alcohol-to-jet technology and the Project’s production of sustainable aviation fuel and renewable diesel.

“Availability Period” means the period commencing on the Closing Date and ending on the earlier of (i) the third anniversary of the Closing Date, and (ii) the date, if any, on which the Notes become due and payable pursuant to Section 11.1.

“Bankruptcy Law” means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

“Base Case Model” means the pro-forma model delivered by the Company to the Purchasers on October 4, 2022, containing financial projections for the Company and the Project through the Maturity Date.

“British Airways Offtake Agreement” means the Definitive Offtake Agreement, dated as of October 25, 2022, between the Company and British Airways PLC.

“Budget” or “Budgets” means either or both of the Construction Budget and the Operating Budget, as the context requires.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York.

“Canadian Sanctions Laws” means any Canadian laws, regulations, and restrictions pertaining to trade embargoes and other international sanctions including the United Nations Act, the Criminal Code of Canada, the Special Economic Measures Act, the Justice for Victims of Corrupt Foreign Officials Act, the Freezing Assets of Corrupt Foreign Officials Act, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act.

“Canadian Sanctions Designation” is defined in Section 9.24(b).

“Change Order” means any change order, variation, equitable adjustment, claim or similar provisions under either EPC Contract that (a) increases the price thereunder and (b) does not modify (i) the basis or requirements for any performance test, (ii) any minimum performance guarantee or other guarantee levels, (iii) any warranties, indemnities, liquidated damages or any limits on any of the foregoing, (iv) the definition or lists of “default” or any words of similar import under such EPC Contract or (v) any requirements for “Mechanical Completion”, “Substantial Completion” or “Final Completion” or the equivalent (including any obligations to achieve any such milestone by a certain date) under such EPC Contract.

“Claims” is defined in Section 14.2(a)(i).

“Closing” is defined in Section 3.1.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time, including any applicable U.S. Treasury regulations.

“Collateral” means a collective reference to all real and personal property which is subject to or is intended or required to become subject to the security interests or Liens in favor of the Collateral Agent for the benefit of the Secured Parties, or, with respect to the LanzaJet IP only, in favor of the Purchasers, granted (or purported to be granted) by the Company or the Sponsor (or other Persons, as applicable) pursuant to and in accordance with the terms of the Security Documents.

“Collateral Agency Agreement” means the Collateral Agency and Intercreditor Agreement, dated on or before the Closing Date, by and among, the Company, the Collateral Agent and each other Person a party thereto from time to time.

“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent for the Secured Parties, and any successor thereto appointed pursuant to the Collateral Agency Agreement.

“Collateral Assignments” means, collectively, each collateral assignment agreement in respect of a Material Project Document, pursuant to which the Company or the Sponsor collaterally assigns its rights and benefits under such Material Project Document to the Collateral Agent for the benefit of the Secured Parties.

“Commercial Operations Date” means the date on which all the following requirements have been satisfied by the Company in respect of the Project (or waived by the Required Purchasers):

(a)            the Project is mechanically complete and ready for commissioning, and “Mechanical Completion” (however defined or titled under the EPC Contracts) has been achieved in accordance with the terms of each EPC Contract;

(b)            except for Punch List Items, all equipment and materials associated with the Project have been properly constructed, assembled, erected, installed, adjusted, tested and commissioned, are mechanically, electrically and structurally complete and sound in accordance with the requirements of the EPC Contracts, and can be operated safely and continuously at the Project’s Nameplate Capacity in accordance with the EPC Contracts, the other Material Project Documents, the Permits, Applicable Law and Prudent Industry Practices;

(c)            the Project has been commissioned, and the Project has successfully completed all of the Commissioning Tests and any other tests specified under the EPC Contract or recommended by the Independent Engineer, including any performance, reliability or availability tests, and the Company has delivered to Purchaser copies of all test reports;

(d)            the Project is free of Defects or Deficiencies (excluding Punch List Items);

(e)            “Substantial Completion” (however defined or titled under the EPC Contracts) has been achieved in accordance with the terms of each EPC Contract;

(f)            “Commercial Operation” (however defined or titled under the Offtake Agreements) has been achieved in accordance with the terms of each applicable Offtake Agreement;

(g)            the Company has (i) prepared and submitted a list of Punch List Items with respect to the Project and (ii) established a cash reserve to ensure completion of such Punch List Items in a manner reasonably acceptable to Purchaser and in an amount equal to one hundred fifty percent (150%) of the reasonably estimated cost of the aggregate Punch List Items;

(h)            any operating manuals required to be provided under the EPC Contracts have been delivered to the Company;

(i)            the Project has been operated continuously and without interruption (other than to the extent and for so long that operation is interrupted by events external to the Project that are outside the reasonable control of the Company, including by taking such measures as scheduling the tests to occur at a time when such events are unlikely to occur and stockpiling all necessary consumables for the duration of the testing in advance) for not less than 175 consecutive hours at greater than or equal to 65% of the Project’s Nameplate Capacity on average over the duration of such operation;

(j)            all Project Costs that have become due and payable have been paid;

(k)            customary lien waivers have been provided by each Material Contractor; and

(l)            the Company has certified that the foregoing requirements for the Commercial Operations Date have been achieved.

“Commissioning Tests” means tests, procedures and protocols developed by the Company and demonstrating that the Project meets the operating specifications and standards for the Project consistent with the Base Case Model, the Material Project Documents and Prudent Industry Practices.

“Company” is defined in the preamble of this Agreement.

“Company Security Agreement” means that certain Security Agreement, dated on or before the Closing Date, by and between the Company and the Collateral Agent.

“Company’s Knowledge” means the actual knowledge, after making reasonable inquiry of the personnel of Company and its Affiliates with subject matter expertise of the matter in question, of (a) the Persons listed on Schedule 2 hereto or (b) any Responsible Officer of the Company.

“Computation Period” means for any date of determination, the fiscal quarter most recently ended on or prior to such date.

“Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Governmental Authority relating to the Project unless such taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action or proceeding is diligently contested in good faith by appropriate proceedings and during the period of such contest, the enforcement of any contested item is effectively stayed.

“Condemnation Proceeds” means all amounts and proceeds (including instruments) received in respect of an Event of Taking.

“Confidential Information” is defined in Section 19.1.

“Construction Account” is defined in the Depositary Agreement.

“Construction Budget” means a total budget for the construction of the Project and an indicative monthly draw-down schedule, each as prepared by the Company and containing a description of Project Costs incurred and expected to be incurred with respect to the development and construction of the Project.

“Construction Report” means the construction report prepared by the Company in the form of Exhibit H.

“Construction Schedule” means a schedule of the development and construction of the Project prepared by the Company for the period commencing on the date of the Construction Schedule through the expected Commercial Operations Date.

“Contingency Threshold” means the lesser of $2,000,000 and the amount of any unused reserve or contingency set forth in the Construction Budget.

“Contractors” means, collectively, (a) with respect to the “inside battery limits” of the Project, Zeton Inc., and (b) with respect to “outside battery limits” of the Project, one of the qualified and reputable engineering and construction firms set forth in Schedule C for the design, supply and installation thereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the possession of negative control rights shall not be deemed to be “Control.” The terms “Controlling” and “Controlled by” have correlative meanings.

“Conversion Percentage” means, in respect of each holder of Notes, the outstanding principal amount of such holder’s Senior Notes and Subordinated Notes divided by the aggregate principal amount outstanding of Senior Notes and Subordinated Notes held by Pro Rata Purchasers and expressed as a percentage.

“Credit Date” means the Closing Date, the date of each Subsequent Drawing and each date on which interest is capitalized pursuant to Section 8.1(a).

“Credit Support Obligations” means any obligation to provide or establish credit support for, or on behalf of, the Company or an Affiliate of the Company under a Material Project Document or Applicable Permit or pursuant to Applicable Law, such as an irrevocable standby letter of credit or a Guarantee of payment.

“Cure Period” is defined in Section 10.1(f)(i).

“Data Room” means the electronic virtual data room and electronic transmission system on [***] at [***] or such other substantially similar electronic transmission system acceptable to the Purchasers, in each case, for which the Purchasers have been granted free access and rights to access all applicable communications, reports, notices and other materials in a format that is downloadable and printable.

“Debt Service” means, for any period, all Obligations payable during such period under the Financing Documents, including (without duplication) all amounts overdue and not paid from any prior period and all unpaid principal amount of the Notes and any interest and fees then accrued on the Notes then payable by the Company under any Shareholder Financing Document or to holders of Indebtedness under any Microsoft Financing Document and all other Obligations of the Company, excluding any prepayments of the Notes and offers to prepay, or mandatory prepayments of, the Notes under Section 8.4.

“Debt Service Coverage Ratio” means, for any 12-month period ending on the most recent Quarterly Date prior to any proposed Restricted Payment date, the ratio of (a) Project Revenues (either from direct sale of Product to customers or from revenue generated through use of gallons allocated under any Prepaid Offtake Agreement) for such period minus the Operating Costs for such period adjusted to add back depreciation plus, without duplication, the amount of incentive payments in respect of Regulatory Credits received by the Company in such period to (b) Debt Service for such period.

“Debt Service Reserve Account” is defined in the Depositary Agreement.

“Debt Service Reserve Requirement” is defined in the Depositary Agreement.

“Default Rate” means the interest rate that is lesser of (a) 11.00% per annum and (b) the maximum rate allowed under Applicable Law.

“Defect or Deficiencies” means, in connection with the Project, any design, engineering, equipment, materials, system, component, workmanship or other work comprising the Project that: (a) does not constitute a Punch List Item, and (b)(i) does not conform to Applicable Law or the Permits, (ii) is of improper or inferior workmanship or material or (iii) does not conform to Prudent Industry Practices.

“Depositary Agreement” means the that certain Depositary Agreement, dated as of the date hereof, among the Company, Sponsor, Collateral Agent, and U.S. Bank National Association, as depositary bank.

“Discharge Date” means the date when all Obligations (excluding contingent indemnification and other provisions that, by their express terms, survive the repayment of the Notes) under the Shareholder Financing Documents have been indefeasibly paid in full in immediately available funds, and no Note Purchase Commitment remains outstanding.

“Disclosing Party” is defined in Section 19.1.

“Distribution Suspense Account” is defined in the Depositary Agreement.

“DoE Grant” means that certain grant awarded to LanzaTech, Inc., by the U.S. Department of Energy in the aggregate amount of $14,000,000, of which Sponsor shall be a subawardee.

“Dollars” is defined in Section 8.1(d).

“Drawing” is defined in Section 3.2(a)(i).

“Drawing Date” means the Closing Date and the date of each Subsequent Drawing, or any of them, as the context requires.

“Environmental Claim” means any and all administrative, regulatory or judicial orders or actions, investigations, inquiries or suits, demands, decrees, written claims, liens, judgments, written warning notices or notices of noncompliance or violation, proceedings or related damages (foreseeable and unforeseeable) relating to the Project or the Project Site and arising under or relating in any way to any Environmental Law or any Permit issued or required under any Environmental Law, including those (a) by any Governmental Authority for enforcement, investigation, cleanup, removal, response, remedial or other actions or fines, penalties or damages pursuant to any applicable Environmental Law, (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances (including exposure thereto or Release thereof), or (c) arising from alleged injury or threat of injury to health, safety (with respect to Hazardous Substances), the environment, cultural or archeological resources, wildlife or natural or biological resources.

“Environmental Consultant” means [***].

“Environmental Law” means any and all Applicable Laws that impose liability or require standards of conduct for or otherwise regulate: (a) protection of cultural or archeological resources, wildlife, wildlife habitat, endangered, threatened, listed or protected species, or natural or biological resources, (b) pollution or protection of the environment (including air, water and climate) or human health and safety, including without limitation any consents required of or by any Governmental Authority with respect to the fuel and fuel additive products in relation to the foregoing matters, (c) the Release, generation, distribution, use, treatment, storage, cleanup, transport or handling of, or exposure to, Hazardous Substances, including, by way of example and without limitation in respect of the matters set forth in clauses (a)-(c), the Federal Water Pollution Control Act, the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environment Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Endangered Species Act, the Migratory Bird Treaty Act, the Bald and Golden Eagle Protection Act, the Occupational Safety and Health Act of 1970, the Solid Waste Disposal Act, the Emergency Planning and Community Right to Know Act, the National Environmental Policy Act, Section 106 of the National Historic Preservation Act of 1966, the Federal Land Policy and Management Act, Section 10 of the Rivers and Harbors Appropriation Act of 1899, Title 14 of the Code of Federal Regulations Part 77, and Title 49 of the United States Code §44718, each as amended and in effect from time to time.

“Environmental Report” means that certain Phase I Environmental Site Assessment, dated as of August 2021, prepared by the Environmental Consultant, including all exhibits, appendices and any other attachments thereto.

“EPC Contract (ISBL)” means that certain Agreement for Detailed Engineering and Fabrication Services, Contract No.: 0010, dated as of December 30, 2020, by and between the Company and Zeton Inc.

“EPC Contract (OSBL)” means an agreement to be entered into with one of the engineering and construction firms set forth in Schedule C for the design, procurement, construction, commissioning and testing of the “outside battery limits” portion of the Project.

“EPC Contracts” means the EPC Contract (ISBL) and the EPC Contract (OSBL), or either one of them, as the context requires.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) that is, or at any relevant time was part of the same controlled group with the Company, within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to pay the “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA); (c) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (e) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (f) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (g) the Company or any ERISA Affiliate incurs any liability pursuant to the penalty or excise tax provisions of the Code relating to employee benefit plans; (h) the Company fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all Applicable Laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up; or (i) the Company becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans.

“ERISA Plan” means any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“ESG Impact Report” means the annual report prepared by the Company setting out the environmental and social impact in respect of the Project, including but not limited to carbon mitigation impact (actual), forecasted carbon mitigation impact (estimated) for the following (ten) 10-year period, jobs created/employment impact in aggregate (actual) and employee representation by women and minority/previously excluded individuals (actual).

“ESG Report” means the quarterly report prepared by the Company setting out the progress of the Project in achieving environmental, social and governance targets, including but not limited to overall LCA ATJ-SPK carbon intensity (actual), 2G Feedstock percentage (actual), percentage breakdown of each type of feedstock source (actual), progress toward obtaining material industry certifications related to facility and supply chain sustainability and the number and source of any Regulatory Credits generated.

“Ethanol Supply Agreement” means that certain Ethanol Supply Agreement to be entered into between the Company and Mitsui & Co. (U.S.A.), Inc.

“Event of Abandonment” means (a) the written announcement by the Company of a decision to abandon or indefinitely defer, or the abandonment of, the construction or completion or operation of all or any material part of the Project for any reason, or (b) the total suspension for more than ninety (90) consecutive days or abandonment of the development of the Project; provided that any suspension or delay in construction, completion or operation of the Project caused by a bona fide force majeure event under the Material Project Documents or a forced or scheduled outage of the Project shall not constitute an “Event of Abandonment” so long as, to the extent feasible during such force majeure event or outage, the Company is diligently attempting to restart the construction, operation or completion, as the case may be, of the Project.

“Event of Damage” means any event of damage, destruction, or casualty (other than an Event of Taking) relating to all or any part of the Project or the assets of the Project.

“Event of Default” is defined in Section 10.1.

“Event of Taking” means the occurrence of any of the following events carried out by any Governmental Authority: (a) any Condemnation, nationalization, seizure, compulsory acquisition, or expropriation of all or any portion of (i) assets of the Project, (ii) the business operations of the Company or (iii) the Equity Interests in the Company; (b) any assumption of custody or control of all or any portion of (i) the assets of the Project, (ii) the business operations of the Company or (iii) the Equity Interests in the Company; or (c) any action for the dissolution or disestablishment of the Company.

“Excess Cash Flow” means, for any period in question, Project Revenues actually received by the Company during such period less the sum of (a) Operating Costs actually paid in such period, (b) capital expenditures paid during such period, (c) all payments of interest and principal on all outstanding Notes and the notes outstanding under the Microsoft NPA during such period and (d) all deposits to the Maintenance Reserve Account or the Debt Service Reserve Account during such period.

“Excess Cash Flow Payment Date” is defined in Section 8.4(c).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Purchaser or required to be withheld or deducted from a payment to a Purchaser, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Note or Note Purchase Commitment pursuant to a law in effect on the date on which such Purchaser (i) acquires such interest in the Note or Note Purchase Commitment, or (ii) changes its lending office, except in each case to the extent that, pursuant to Section 8.7, amounts with respect to such Taxes were payable either to (x) such Person’s assignor immediately before such Person became a party hereto or (y) to such Person immediately before it changed its lending office, (c) Taxes attributable to such Purchaser’s failure to comply with Section 8.7(b) or Section 8.7(c), as applicable, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extended Offtake Agreements” is defined in Section 9.21.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into in connection with the foregoing, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Final Completion” means the date on which all the following requirements have been satisfied by the Company in respect of the Project (or waived by the Required Purchasers):

(a)            the Commercial Operation Date has occurred;

(b)            “Final Completion” (however defined or titled under the EPC Contracts) has been achieved in accordance with the terms of each EPC Contract;

(c)            all Punch List Items have been completed;

(d)            all Project Costs that have become due and payable have been paid;

(e)            customary lien waivers have been provided by the counterparties to the EPC Contracts; and

(f)            the Company has certified that the foregoing requirements for Final Completion have been achieved, and the Independent Engineer shall have confirmed the accuracy of such certificate.

“Financing Documents” means, collectively, (a) the Shareholder Financing Documents, (b) the Microsoft Financing Documents, (c) the Collateral Agency Agreement and (d) any agreements evidencing Permitted Additional Senior Debt, and any other documents, agreements or instruments entered into in connection therewith.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, state, regional, provincial, territorial or local governmental or quasi-governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity, in any such case, whether foreign or domestic, and in each case, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, for the avoidance of doubt, any central bank.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Governmental Rule” means, with respect to any Person, any statute, law, rule, regulation, ordinance, order or binding interpretation, code, treaty, judgment, decree, directive, protocol, guideline or similar form of decision of or determination (to the extent such guideline or similar form of decision of or determination is mandatory in character) by, or any interpretation or administration of any of the foregoing having the force of law by any Governmental Authority, which is applicable to or binding upon any Person or any of its properties, or to which such Person or any of its properties is subject.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

“Hazardous Substance” means any chemical, material, substance, waste, pollutant or contaminant as defined or regulated as a contaminant or pollutant, or as hazardous or toxic, or words of similar import or meaning or with respect to which liability or standards of conduct may be imposed under applicable Environmental Laws, including greenhouse gases, petroleum products, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and radioactive materials.

“Highly Sensitive Trade Secrets” is defined in Article 19.

“Inchoate Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.

“Indebtedness” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the Ordinary Course of Business and not due more than ninety (90) days after the receipt of any applicable goods or services, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person, (h) all debt of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a Guarantee; (i) net obligations of such Person under any hedge, swap or similar agreement; (j) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds; (k) whether or not so included as liabilities in accordance with GAAP, Indebtedness of others described in clauses (a) through (j) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person. For the avoidance of doubt, Offtake Prepayments shall not be considered Indebtedness for any purpose under this Agreement, but precautionary financing statements may be filed pursuant to any applicable Offtake Agreements.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of the Company under any Shareholder Financing Document and (b) to the extent not otherwise described in (a) Other Taxes.

“Indemnitees” is defined in Section 14.2(a).

“Independent Engineer” means [***].

“Initial Drawing” is defined in Section 3.2(b)(i)(A).

“Insurance Proceeds” means insurance proceeds or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance, delay in start-up insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Damage.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, membership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding thirty (30) days arising in connection with the sale of inventory or supplies by such Person in the Ordinary Course of Business; or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Investors” means, collectively, (a) LanzaTech, Inc., (b) Mitsui & Co., Ltd., (c) Suncor Energy Inc., (e) British Airways PLC and (e) Shell Ventures LLC solely in their capacity as holders of Equity Interests in the Sponsor.

“IRS” means the United States Internal Revenue Service.

“LanzaJet IP” means the intellectual property which is available to be licensed to the Company pursuant to the LanzaJet License.

“LanzaJet License” means that certain Intellectual Property and Technology Sublicense Agreement, dated as of December 31, 2021, between the Company and the Sponsor.

“LanzaJet IP Security Agreement” means that certain Intellectual Property Security Agreement, dated on or before the Closing Date, among the Sponsor and the Collateral Agent.

“LanzaTech Offtake Agreement” means the Definitive Offtake Agreement, dated as of October 25, 2022, by the Company and LanzaTech, Inc. ..

“LanzaTech Services Agreement” means that certain Amended and Restated Services Agreement, dated as of September 19, 2022, by and between Sponsor and LanzaTech, Inc.

“LCFS” means the California Low Carbon Fuel Standard as set forth in Section 95484 of Title 17 of the California Code of Regulations, as amended or supplemented from time to time.

“LCFS Credits” means credits generated under the LCFS.

“Lease” means the Amended and Restated Ground Lease Agreement dated as of August 3, 2022, as amended by Amendment No. 1 as of the date hereof, between Lessor and the Company.

“Legal Requirements” means, collectively, as to any Person, any law, treaty, rule or regulation, including any Governmental Rule, any requirement under a Permit, and any determination of any Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lessor” means LanzaTech Freedom Pines Biorefinery LLC.

“Lessor Estoppel” is defined in Section 4.22(c).

“Lien” means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Made Available” or “Make Available” means the posting of the applicable communications, reports, notices and other materials to the Data Room with reasonable notice provided to the Purchasers of such posting.

“Maintenance Reserve Account” is defined in the Depositary Agreement.

“Maintenance Reserve Requirement” means, as of any date of determination, an amount equal to 1.50% of Project Costs estimated as of such date.

“Major Project Participants” means any of the Contractors, any other counterparty to a Material Project Document, the Sponsor, or any replacement for such Persons under the Material Project Documents; provided, however, that any Person shall cease to be a Major Project Participant when all obligations (other than unasserted contingent obligations) of such Person under the Material Project Documents to which it is a party have been indefeasibly performed and paid in full.

“Material Adverse Effect” means any event, condition or occurrence of whatever nature that has resulted or would likely result in a material and adverse effect on (a) the assets, liabilities, status of the business, property, results of operations or financial condition of the Company or the Project, (b) the development or construction of the Project by the Company, (c) the legality, validity, binding nature or enforceability against any party thereto of any Material Project Document or other Operative Documents, (d) the ability of the Company to meet its financial obligations under the Financing Documents to which it is a party in a timely manner during the term of this Agreement, taking into consideration the required minimum amortization of the Notes and payment of other Obligations under the Financing Documents, (e) the ability of a Note Party or any other Person to perform its obligations under the Operative Documents to which it is a party, (f) with respect to the Shareholder Financing Documents, the creation, validity, perfection or priority of the Collateral Agent’s security interests in, and Liens on, the Collateral and the continued effectiveness and enforceability of the Security Documents, or (g) the rights and remedies of the Purchasers under any Shareholder Financing Documents.

“Material Contractor” is defined in Section 9.12(b).

“Material Project Documents” means the Offtake Agreements, the LanzaJet License, the Supply Agreements, the EPC Contracts (only for so long as the warranty is effective under such agreement), any Services Agreement, the Real Estate Documents, the Technip Agreements, any Permit Sharing Agreement and any Additional Project Document and, in each case, any replacements thereof and guaranties with respect to any obligations therein. “Maturity Date” is defined in Section 1.1.

“Microsoft Financing Documents” has the meaning given to the term “Financing Documents” in the Microsoft NPA.

“Microsoft MOU” means that certain Memorandum of Understanding, dated as of November 5, 2021, between Microsoft Corporation and the Company concerning [***] renewable diesel.

“Microsoft NPA” means the Note Purchase Agreement, dated as of December 31, 2021, between the Company and Microsoft Corporation, as amended by the First Amendment to Note Purchase Agreement, dated February 14, 2022, and the Second Amendment to Note Purchase Agreement, dated July 15, 2022.

“Minimum Equity Amount” means, as of any date, (a) the aggregate amount of Net Sponsor Equity Contributions as of such date minus (b) the aggregate amount of all Restricted Payments made to or at the direction of the Sponsor or any of its Affiliates (including any amounts available for distribution hereunder used to pay costs or make other transfers outside of the limitations of Section 9.30), including using the proceeds of the sale of the Notes, any Qualifying NMTC Financing and Project Revenues.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means that certain Leasehold Deed to Secure Debt, Assignment, Security Assignment and Fixture Filing, dated as of the Closing Date, by the Company in favor of the Collateral Agent for the benefit of the Secured Parties.

“Multiemployer Plan” means any ERISA Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Nameplate Capacity” shall mean 9,500,000 gallons of Products per year, comprising at least 8,000,000 gallons of Sustainable Aviation Fuel per year and at least 1,000,000 gallons of Renewable Diesel per year.

“Net Sponsor Equity Contributions” means, as of any date, the aggregate amount of Sponsor Equity Contributions received by the Company on or before such date less the amount of any award made in respect of the DoE Grant, the proceeds of which are received by the Sponsor on or before such date.

“New Market Tax Credit Program” means the program of “new market tax credits” described in Section 45D of the Code.

“Non-Recourse Persons” is defined in Section 20.9.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Company primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Purchase Commitment” means, with respect to a Purchaser, the amount indicated in Schedule A as such Purchaser’s Note Purchase Commitment.

“Notes” is defined in Section 1.1.

“Note Party” means each of the Company and the Sponsor.

“Notice of Drawing” means the notice of drawing substantially in the form attached hereto as Exhibit D.

“Obligations” means all obligations and liabilities of any Note Party arising under or in connection with any Shareholder Financing Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (a) the principal of and interest on the Notes; (b) fees payable under any Shareholder Financing Document; (c) all other amounts payable by a Note Party to any holders of Indebtedness (including the Purchasers) pursuant to any Shareholder Financing Document, including any premium, reimbursements, cash collateralization, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities due and payable to the Purchasers; and (d) the performance and observance of all of the covenants and agreements made by the Note Parties for the benefit of the holders of Indebtedness (including the Purchasers) under and in connection with any Shareholder Financing Document.

“OFAC” is defined in Section 9.24.

“OFAC Designation” is defined in Section 9.24.

“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. sections 4301 et seq., and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“Officer’s Certificate” means a certificate of a Responsible Officer or another officer or other authorized representative of the relevant Person whose responsibilities extend to the subject matter of such certificate.

“Offtake Agreements” means, collectively, the ANA Offtake Agreement, the Microsoft MOU, the Suncor Offtake Agreement, the British Airways Offtake Agreement, the LanzaTech Offtake Agreement (or, alternatively, any Offtake Agreement entered into by the Company that replaces the LanzaTech Commitment Letter Agreement in accordance with Section 9.18(e)), any Prepaid Offtake Agreement, each Extended Offtake Agreement and any other contracts entered into by the Company for the sale of Products.

“Offtake Prepayments” means the non-refundable proceeds of any Prepaid Offtake Agreements in form and substance reasonably acceptable to the Required Purchasers.

“Offtaker” means the counterparty to any Offtake Agreement.

“Operating Budget” means a written plan and budget covering any fiscal year of the Company (or in the case of the initial Operating Budget, covering the period from the Term Conversion Date to the end of the first full fiscal year of the Company occurring after the fiscal year in which the Term Conversion Date occurs) detailed by month, prepared by the Company and submitted in accordance with Section 9.28, covering Operating Costs and Debt Service expected to be incurred by the Company.

“Operating Costs” means, for any period, the sum, computed without duplication among any of the following categories or from period to period, of the following: (a) general and administrative expenses and ordinary course fees, royalties and costs, including those paid or payable to the counterparties to the Real Estate Documents pursuant to the Real Estate Documents, plus (b) expenses for operating the Project and maintaining the Project in good repair and operating condition in accordance with Prudent Industry Practices paid or payable during such period, including to the counterparties to the Material Project Documents as required pursuant to the Material Project Documents, plus (c) insurance costs paid or payable in respect of insurance maintained or required to be maintained in respect of the Project during such period, plus (d) applicable sales and excise taxes (if any) paid or payable or reimbursable by the Company during such period, plus (e) franchise taxes paid or payable by the Company during such period, plus (f) property taxes paid or payable by the Company during such period, plus (g) any other direct taxes (if any) paid or payable by the Company during such period, plus (h) costs and fees attendant to the obtaining and maintaining in effect the Permits paid or payable during such period, plus (i) legal, accounting and other professional fees attendant to any of the foregoing items paid or payable during such period, plus (j) costs and fees attendant to feedstock, fuel, chemicals and other similar inputs into the Project, plus (k) from and after the date (if any) upon which the Company shall elect to be taxed as a corporation for United States federal income tax purposes, all income taxes or estimated tax payments paid or payable during such period by the Company or by the Sponsor, to the extent such payments by the Sponsor are attributable to taxable income of the Company determined on a stand-alone basis, plus (l) all other cash expenses paid or payable by the Company in the Ordinary Course of Business in connection with the Project. Operating Costs shall exclude, to the extent included above: (i) payments required to be made into any of the Accounts during such period (ii) depreciation for such period, (iii) any payments of any kind with respect to any restoration of the Project during such period, and (iv) any payments of any kind with respect to any Permitted Additional Senior Debt or Qualifying NMTC Financing.

“Operating Report” means the operating report prepared by the Company in accordance with Section 9.1(e).

“Operative Documents” means the Financing Documents and the Material Project Documents.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means, as to any Person, the articles of incorporation, bylaws, operating agreement, partnership agreement, or other organizational or governing documents of such Person.

“Other Connection Taxes” means, with respect to a Purchaser, Taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such Tax (other than connections arising from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Shareholder Financing Document, or sold or assigned an interest in any Note or Shareholder Financing Document).

“Other Disclosed Information” means all information that is, or has been, disclosed to: (a) the Purchaser, or an Affiliate of the Purchaser, in such Person’s capacity as a securityholder of the Company or an Affiliate of the Company (excluding Persons that hold the Notes and Warrants and no other security of the Company or an Affiliate of the Company ); and (b) a Person serving on the Board of Directors of the Company or an Affiliate of the Company that has been designated by a Purchaser or one of its Affiliates.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Shareholder Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), Pub. L. 107-56 and all other laws and regulations relating to money-laundering and terrorist activities.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Percentage Equity Interest” of a Purchaser means the percentage of the issued and outstanding common stock of the Sponsor held by such Purchaser as compared to the total amount of outstanding common stock held by all holders of common stock, as determined on the applicable date and expressed as a percentage.

“Permit” means, in each case issued or submitted as final, (a) any written action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right, registration, filing, submission, certification or license of, with or from a Governmental Authority or (b) any required written notice to, any declaration of, or any registration with, any Governmental Authority.

“Permit Sharing Agreement” means any Shared Permit Agreement (as defined in the Lease) between the Lessor and the Company in respect of the SIP Air Permit and any other Applicable Permit.

“Permitted Additional Senior Debt” means, with respect to the Company, Indebtedness provided pursuant to the Microsoft Financing Documents and other additional Indebtedness ranking pari passu to the Notes, subject to the Company’s compliance with a Total Leverage Ratio of 55:45 and intercreditor agreements reasonably acceptable to the Required Purchasers, which Permitted Additional Senior Debt may include:

(a)            a revolving working capital credit facility of up to $10,000,000;

(b)            additional facilities to finance excess OSBL/ISBL costs; and

(c)            any financing provided by the U.S. Department of Agriculture or the U.S. Department of Energy.

“Permitted Debt” means, with respect to the Company, (i) Indebtedness (other than for the repayment of borrowed money) secured by the Permitted Liens, (ii) Indebtedness consisting of obligations arising in the Ordinary Course of Business and not for borrowed money that is not more than ninety (90) days past due, including the acquisition of goods, supplies or merchandise in the normal course of business on normal trade credit and the endorsement of negotiable instruments received in the normal course of its business, (iii) Indebtedness consisting of obligations to make payments under the Material Project Documents or Permits, (iv) the Notes, (v) Permitted Additional Senior Debt, (vi) any Qualifying NMTC Financing, (vii) unsecured Indebtedness owed to an Affiliate of the Company or to a shareholder of the Sponsor or an Affiliate of such shareholder, the payment of which is subordinated to payment of the Obligations in accordance with the Collateral Agency Agreement, the proceeds of which are designated or applied to pay Project Costs, and (viii) other unsecured Indebtedness of the Company in principal amount not in excess of $1,000,000 at any time in the aggregate.

“Permitted Equity Exceptions” means (a) those restrictions on transfer imposed by applicable securities laws, and (b) restrictions imposed on transfers set forth in the Organizational Documents of the relevant Person and its Subsidiaries.

“Permitted Investments” means an investment in any of the following: (a) direct obligations of the Department of the Treasury of the United States of America; (b) commercial paper rated A-1 by S&P or P-1 by Moody’s; (c) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated A or higher by Moody’s or A or higher by S&P at the time of bid; (d) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated A or higher by Moody’s or A or higher by S&P at the time of bid; (e) money market funds rated “AAAm” or “AAAm-G” or better by S&P; and (f) other securities or instruments to the extent constituting cash or cash equivalents.

“Permitted Liens” means:

(a)            with respect to the Company:

(i)            the Liens granted pursuant to the Microsoft Financing Documents;

(ii)            Liens for mechanics’, materialmen’s, and other similar Liens for construction in progress and workmen’s, repairmen’s, warehousemen’s, carriers’ and similar Liens arising in the Ordinary Course of Business, that are either for amounts that are not due or for amounts that are due but are being contested in good faith and are covered by (A) bonds or (B) other security reasonably acceptable to the Required Purchasers;

(iii)            Liens imposed for Taxes not yet due and payable and delinquent or that are being contested in good faith by appropriate proceedings so long as (X) such proceedings shall not, individually or in the aggregate, involve material danger of the sale, forfeiture or loss of the Project, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Project or materially detract from the value of the Project, or (Y) the payment of which is covered by (A) bonds, (B) insurance or (C) other security, in each case, reasonably acceptable to the Required Purchasers and in each case, in an amount as is reasonably expected to be due;

(iv)            trade contracts, bids, statutory obligations, surety and appeal bonds, performance bonds or other similar obligations incurred during the Ordinary Course of Business;

(v)            any survey restrictions, encumbrances in the nature of zoning restrictions, condemnations, easements, encroachments, covenants, rights-of-way, defects, mineral interests that appear of record, irregularities and rights or restrictions of record on the title or use of real property that do not secure any monetary obligations, would not materially detract from the value of the applicable property for the use on any relevant date or as contemplated by the Operative Documents and the Base Case Model or interfere in any material respect with the construction of the Project or the Ordinary Course of Business of the Company;

(vi)            Liens arising out of judgments, so long as an appeal or proceeding for review is being pursued in good faith and such judgments or awards and the payment of which (A) is covered by adequate reserves in accordance with GAAP, bonds or insurance or (B) is covered by other security reasonably satisfactory to the Required Purchasers;

(vii)            deposits or pledges to secure mandatory statutory obligations or performance of bids, tenders, trade contracts (other than for the repayment of borrowed money), Permits, rights of way or leases, or for purposes of like general nature in the Ordinary Course of Business;

(viii)            Liens securing payment of premiums on insurance and related expenses; provided, however, that the amount of such Lien shall not exceed the amount of the premium being financed and the fees related to the placement of such insurance and any recourse with respect to such Lien shall be limited to the insurance proceeds that are payable in respect of such insurance premium which is being financed;

(ix)            Liens arising under or created by any Applicable Permits;

(x)            any Liens on the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties;

(xi)            Permitted Equity Exceptions; and

(xii)            any Liens that are approved by the Purchasers in writing; and

(b)            with respect to the Sponsor:

(i)            the Liens on the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties;

(ii)            Liens arising out of judgments, so long as an appeal or proceeding for review is being pursued in good faith and such judgments or awards and the payment of which (A) is covered by adequate reserves in accordance with GAAP or bonds or insurance (solely to the extent that the applicable insurer has confirmed in writing that the amount of such judgment is covered by applicable insurance) or (B) is covered by other security reasonably satisfactory to the Required Purchasers;

(iii)            Liens securing payment of premiums on insurance and related expenses; provided, however, that the amount of such Lien shall not exceed the amount of the premium being financed and the fees related to the placement of such insurance and any recourse with respect to such Lien shall be limited to the insurance proceeds that are payable in respect of such insurance premium which is being financed,

(iv)            Permitted Equity Exceptions, and

(v)            any Liens that are approved by the Purchasers in writing.

“Permitted Tax Distributions” means for any taxable period (or portion thereof corresponding to a period used for computing estimated tax) ending after the Closing Date for which the Company is a disregarded entity for U.S. federal, state or local income tax purposes, payments, directly or indirectly, to the member of the Company, on or prior to each estimated tax payment date as well as each other applicable due date, in an amount not to exceed the product of (a) the total aggregate taxable income of the Company (or a good faith estimate thereof) which is allocable to the Sponsor from the Company during the relevant period, multiplied by (b) the highest combined marginal federal, state and local income tax rates applicable to the Sponsor (or, if it is itself a pass-through entity for U.S. federal income tax purposes, their members or partners) determined by taking into account the character of the income and loss allocable to the members or partners as it affects the applicable tax rate.

“Person” means any natural person, corporation, limited liability company, partnership, trust, joint venture, company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Plans and Specifications” means, collectively, the plans and specifications for the construction and design of the Project, including any document describing the scope of work performed by any contractor under the EPC Contracts, and any feeder lines and interconnections, all work drawings, engineering and construction schedules, Project schedules, Project monitoring systems, specifications status lists, material and procurement ledgers, drawings and drawing lists, manpower allocation documents, management and Project procedures documents, Project design criteria, and any other document referred to in the relevant Material Project Documents or any of the documents referred to in this definition, as the same may be amended to the extent permitted hereunder.

“Pledge Agreement” means that certain Pledge Agreement by and among the Sponsor and the Collateral Agent, dated as of January 3, 2022, providing a first priority security interest in all of the Sponsor’s Equity Interests in the Company.

“Prepaid Offtake Agreement” means any offtake agreement for which all or a substantial portion of the payments by the Offtaker thereunder are paid to the Company on or soon after the execution thereof or otherwise in a lump-sum payment prior to delivery of all fuel in respect of such payments.

“Principal Repayment Commencement Date” is defined in Section 8.1(a).

”Pro Rata Purchaser” means a Purchaser whose Conversion Percentage equals or exceeds its Percentage Equity Interest.

“Product” means Sustainable Aviation Fuel and Renewable Diesel any other hydrocarbon product of the Project derived from 1G Feedstock or 2G Feedstock and, in each case, agreed by the Company and Purchaser pursuant to Section 9.36.

“Project” means the approximately 9.5-million-gallon per year sustainable aviation fuel and renewable diesel facility to be constructed pursuant to the EPC Contracts and located in Soperton, Georgia.

“Project Costs” means all costs, fees, Taxes and expenses incurred or payable by the Company in connection with the ownership, development, construction, financing and completion of the Project as contemplated by the then-applicable Construction Budget (including the contingency allowance identified in the Construction Budget), the Construction Schedule and the Project Documents, including the costs incurred in connection with design, engineering, remediation, procurement, construction, testing, commissioning, equipping, assembly, inspection, start-up and financing of the Project, any upfront premium payable under the Offtake Agreements, costs of insurance, costs of acquiring real property, lease, easement and other real property interests and Permits related to the Project, any costs for intellectual property (including the ATJ Technology), any Operating Costs arising prior to the Term Conversion Date, Debt Service and other fees owing to the Purchasers arising prior to the Term Conversion Date, funding of the Debt Service Reserve Account or the Maintenance Reserve Account on or prior to the Term Conversion Date and other reserves required by the Financing Documents, and other legal, accounting, advisory, administrative and finance costs incurred and payable by the Company in connection with the Project on or prior to the Term Conversion Date.

“Project Documents” means the Material Project Documents to which the Company is a party and each other contract or agreement (including Additional Project Documents) entered into by the Company in the Ordinary Course of Business (other than any Financing Document).

“Project Revenues” means, for any period, all cash revenues (without duplication) received by the Company during such period, including from: (a) the sale of goods and services during such period (but excluding any revenues related to the sale of goods and services during start-up, commissioning and testing); (b) all interest earned with respect to such period on amounts deposited in the Revenue Account; (c) the proceeds of liability insurance and business interruption insurance and other payments for interruption of operations and all delay related liquidated damages received during such period or other liability insurance proceeds; (d) all other income or revenue, however earned or received, by the Company during such period (including any Tax refunds) that is not required to be deposited in a Collateral Account other than the Revenue Account in accordance with the Financing Documents, but excluding (i) any net Insurance Proceeds, net Condemnation Proceeds or net available proceeds in respect of any conveyance, sale, lease, transfer or other disposition of any asset, in each case, to the extent subject to mandatory prepayment pursuant to Section 8.4, (ii) net proceeds from the issuance of any Indebtedness and (iii) any Qualified Funding Amounts (other any than Offtake Prepayments to the extent received after or not used in the payment of Project Costs prior to the Term Conversion Date, it being understood that such Offtake Prepayments shall be considered Project Revenues when transferred to the Revenue Account in accordance with the Depositary Agreement.

B-25

“Project Site” means the real property estates and licenses created by the Real Estate Documents for the Project.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proposed Closing Date” is defined in Section 3.1.

“Prudent Industry Practices” means, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the Project’s industry operating in the United States at such time with respect to projects of similar scope and nature as the Project, or (b) with respect to any matter to which the practices referred to in clause (a) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, efficiency and expedition, with respect to projects of similar scope and nature as the Project. “Prudent Industry Practice” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers’ warranties, generally accepted national standards of professional care, contractual obligations, the requirements of insurance policies and the terms of the Material Project Documents and the requirements of governmental bodies of competent jurisdiction.

“Punch List Item” means each item identified by the Company or by a contractor pursuant to an EPC Contract that, as of the Commercial Operations Date, remains to be completed, which shall consist only of those items of work (a) that are associated with, and were intended to have been completed prior to the Commercial Operations Date, (b) that do not preclude the Project or a system of the Project from operating or functioning as the Project or such system was designed and intended to operate, (c) the absence of which does not create any occupational hazard or hazard that precludes the safe and reliable operation of the Project or a system of the Project in accordance with Prudent Industry Practices, and (d) the completion of which will not unreasonably interrupt or interfere with the commercial operation of the Project.

“Purchaser” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 12.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 12.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Funding Amounts” means, collectively, amounts paid, made available or otherwise credited to the Company in respect of (i) the Subordinated Notes, (ii) any Sponsor Equity Contributions, (iii) the LanzaJet License (in an amount equal to $15,000,000), (iv) any Qualifying NMTC Financing and (v) solely for purposes of calculating the Total Leverage Ratio, any Offtake Prepayments, so long as, in the case of clauses (iv) and (v), such amounts are actually available and permitted and planned to be used to fund Project Costs (or, to the extent not used, deposited in the applicable Collateral Account of the Company).

B-26

“Qualifying NMTC Financing” means a financing under the New Market Tax Credit Program (a) whereby (i) the Company shall not be obligated to pay an interest rate exceeding the greater of (x) 2.00% and (y) the minimum rate required to qualify for a “qualified low income community investment” loan (“QLICI Loan”), and (ii) the Sponsor shall Guarantee the payment of any principal payments in respect of the underlying QLICI Loan and (b) which is unsecured or subordinated to the Obligations by a subordination agreement reasonably satisfactory to the Required Purchasers.

“Quarterly Date” means each March 31, June 30, September 30 and December 31; provided that the first Quarterly Date shall be the first such day to occur after the Closing.

“Real Estate Documents” means the Lease and each of the other documents, agreements or instruments pursuant to which the Company has rights in real property or pertaining to the Company’s rights in real property, or which memorialize such rights, including any leases, estoppel agreements, easements, non-disturbance agreements, deeds, licenses and rights of way, each of which is set forth on Schedule 6.18(b).

“Receiving Party” is defined in Article 19.

“Regulatory Credits” shall mean any credits under any program administered by a Governmental Authority, industry association, non-governmental organization, for-profit enterprise, or other entity, which has the effect of creating an economic incentive which can be attached to the environmental attributes of the Products produced by the Project, including, without limitation:

(a)            the LCFS, under which finished fuel products may generate LCFS Credits;

(b)            the RFS, under which finished fuel products may generate RINs;

(c)            the U.K. Department of Transportation Renewable Transport Fuel Obligations Order 2007 No. 3078, under which finished fuel products may generate renewable transport fuel credits; and

(d)            the International Civil Aviation Organization’s Carbon Offsetting and Reduction Scheme for International Aviation, under which finished fuel products may generate an as-of-yet to be determined credit.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, migrating, dumping, pumping, pouring, emitting, escaping, emptying, seeping, and placing into or upon the environment.

“Renewable Diesel” means renewable diesel meeting the specification as defined in the version of EN15940 in effect on the Closing Date and derived from 1G Feedstock or 2G Feedstock.

“Renewable Identification Number(s)” or “RIN(s)” means a renewable identification number under RFS.

B-27

“Replacement Obligor” means, with respect to any Person that is party to a Material Project Document, any Person reasonably satisfactory to the Required Purchasers who, pursuant to any definitive agreement or definitive Guarantee reasonably satisfactory to the Required Purchasers assumes the obligation of providing the services or products on terms and conditions, in the aggregate, no less favorable to the Company than those which such Person being replaced is obligated to provide pursuant to the applicable Material Project Document.

“Required Purchasers” means, at any time on or after the Closing, Purchasers holding more than 66 and 2/3% of the principal amount outstanding of the Notes, and during the Availability Period, committed to be advanced in Subsequent Drawings, exclusive of any Notes then owned by a Note Party.

“Responsible Officer” means, as to any Person, its president, chief executive officer, treasurer or secretary (or assistant secretary), any of its vice presidents, or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person) or such other representatives of such Person that have been named as an authorized signatory on a written consent, resolution or certificate of incumbency delivered by or on behalf of such Person on or after the date hereof.

“Restricted Payment” means

(a)            any dividend payment or other distribution of assets, properties, cash rights, obligations or securities on account of any shares of any class of Equity Interests of the Company, or any purchase, redemption or any other acquisition for value of any shares of any class of Equity Interests of the Company or of any warrants, rights or options to acquire any such shares, in each case now or hereafter outstanding;

(b)            all payments (in cash, property or obligations) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Company of, any Indebtedness owed to the Sponsor, the Investors or any Affiliate of the Sponsor (including the reimbursement of Project Costs); and

(c)            any payment in respect of taxes based on or measured by the net income or receipts of the Company or any of its Affiliates.

For the avoidance of doubt, “Restricted Payment” does not include any payment by the Company to an Affiliate of the Company under a contract permitted to be entered into under Section 9.19.

“Restricted Payment Conditions” is defined in Section 9.11(b).

“Revenue Account” is defined in the Depositary Agreement.

“RFS” means the renewable fuel program and policies established pursuant to Section 211(o) of the Clean Air Act (42 U.S.C. § 7545(o)) as implemented by the U.S. Environmental Protection Agency under Subpart M of Title 40 of the Code of Federal Regulations, as amended or supplemented from time to time.

B-28

“Sanctioned Country” is defined in Section 6.25(a).

“Sanctioned Person” is defined in Section 6.25(a).

“Sanctions” is defined in Section 6.25(a).

“S&P” means S&P Global Ratings, a S&P Global Inc. business, and its successors and permitted assigns.

“Secured Parties” means the Purchasers, the Collateral Agent, and any holders of Permitted Additional Senior Debt.

“Securities” has the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Documents” means, collectively, the Company Security Agreement, the Pledge Agreement, the Depositary Agreement, the Sponsor Guarantee, the Collateral Agency Agreement, the Mortgage, the Lessor Estoppel, the Collateral Assignments, the LanzaJet IP Security Agreement, account control agreements, subordination agreements and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.

“Semi-Annual Date” means each June 30 and December 31 of each calendar year; provided that the first Semi-Annual Date shall be the first such date to occur after the Closing Date.

“Senior Notes” is defined in the Section 1.1.

“Services Agreement” means one or more services agreements by and between the Company, on the one hand, and Sponsor, LanzaTech, Inc., and/or Lessor, on the other hand, including the LanzaTech Services Agreement, to the extent the Company has rights or obligations or any services are provided to the Company or the Project thereunder.

“Shareholder Financing Documents” means, collectively, this Agreement, the Notes, the Security Documents, the LanzaJet IP Security Agreement and any other documents, agreements or instruments entered into in connection with any of the foregoing.

“[***] Offtake Agreement” means an offtake agreement to be entered into by [***] and the Company.

“SIP Air Permit” means an air quality permit issued in accordance with the State of Georgia’s State Implementation Plan.

B-29

“Solvent” means, with respect to any Person on a particular date, the condition that on such date (a) the sum of the “fair value” of the assets of such Person and its Subsidiaries, if any, on a consolidated basis, at a fair valuation, exceed the sum of all debts (including contingent liabilities) of such Person and its Subsidiaries, if any, on a consolidated basis, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, if any, on a consolidated basis does not exceed the present fair saleable value of the assets of such Person and its Subsidiaries, if any, on a consolidated basis and (c) such Person and its Subsidiaries, if any, on a consolidated basis do not intend to incur, or believe that that they will incur, debts including current obligations beyond their ability to pay such debts as they mature in the Ordinary Course of Business. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means LanzaJet, Inc., a Delaware corporation.

“Sponsor Equity Contribution” means any contributions made by the Sponsor or any Affiliates thereof to the Company, including, without limitation, in the form of (a) payments of any Project Costs directly made by the Sponsor and (b) Permitted Debt described in clause (vii) of the definition thereof.

“Sponsor Guarantee” means that certain Guarantee, dated as of the Closing Date, by the Sponsor Guarantor in favor of the Company and the Purchasers in the form of Exhibit C hereto.

“Sponsor Guarantor” means the Sponsor, in its capacity as guarantor under the Sponsor Guarantee.

“Subject Persons” is defined in Section 10.1(d).

“Subordinated Notes” is defined in Section 1.1.

“Subsequent Drawing” is defined in Section 3.2(b)(i)(B).

“Subsequent Drawing Date” has the meaning given to such term in the Microsoft NPA.

“Subsidiary” means, with respect to any specified Person: any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and any partnership (i) the sole general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

B-30

“Suncor Offtake Agreement” means the Definitive Offtake Agreement, dated as of October 25, 2022, by and between the Company and Suncor Energy Inc..

“Supply Agreements” means, collectively, the Ethanol Supply Agreement and any additional agreements entered into by the Company after the date hereof for the purchase and sale of feedstock to the Project.

“Sustainable Aviation Fuel” means jet fuel meeting the specification as defined in ASTM D7566 Annex A5 and derived from 1G Feedstock or 2G Feedstock.

“Tax Return” means any return, report, information return, attachment, declaration, election, claim for refund or other document (including any schedule or related or supporting information) filed or supplied or required to be filed or supplied to any taxing authority with respect to Taxes including amendments thereto.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties or other additions to tax with respect thereto.

“Technip Agreements” means (a) the Hummingbird Technology License Agreement, dated as of April 27, 2019, by and between Technip Stone & Webster Process Technology and LanzaTech, Inc., and (b) the “Engineering Agreement”, as defined in the foregoing Hummingbird Technology License Agreement.

“Term Conversion Date” has the meaning set forth in the Microsoft NPA.

“Title Policy” means , a mortgagee’s title insurance policy from the Title Company, insuring the lien of the Mortgage, in an amount equal to the principal amount of the Notes and meeting the requirements set forth on Part I of Schedule 6.18(a)..

“Title Survey” means the most recent ALTA survey of all of the real property interests required for the development, construction, operation and maintenance the Project (and including an overlay of the location of the contemplated improvements to be constructed thereon), certified to the Company and disclosing no Liens encumbering such real property interests, other than Permitted Liens, and meeting the requirements set forth on Part II of Schedule 6.18(a), but in any event in form and substance satisfactory to each Purchaser.

“Total Debt” means, at any time, the total Indebtedness of the Company at such time that ranks at least pari passu or with the Senior Notes.

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Debt on such date to (b) the aggregate amount of Qualified Funding Amounts available to the Company on such date.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

B-31

“U.S.” or “United States” means United States of America.

“U.S. Treasury” means the U.S. Department of the Treasury.

“Warrant” means a warrant issued to each Purchaser or its designated Affiliate at Closing in the form attached as Exhibit A, which shall entitle such Purchaser or an Affiliate of such Purchaser to purchase, at an exercise price of $0.01 per share, 575,000 shares of the Sponsor’s Common Stock for each $10,000,000 of such Purchaser’s Note Purchase Commitment (pro rated for any increment of such Purchaser’s Note Purchase Commitment less than $10,000,000).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2            Rules of Interpretation. The singular includes the plural, and the plural includes the singular; provided that references to “the Purchasers” shall mean “all of the Purchasers” and not a singular Purchaser. The word “or” is not exclusive (thus, if a party “may do (a) or (b)”, then the party may do either or both. The party is not limited to a mutually exclusive choice between the two alternatives). A reference to a Drawing or words of similar import is deemed to be a reference to the purchase of Notes issued by the Company. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule, or any successor Governmental Rule. A reference to a Person includes its successors and permitted assigns (to the extent permitted and in accordance with the terms of the Financing Documents). Accounting terms have the meanings assigned to them by GAAP, unless otherwise specified, as applied by the accounting entity to which they refer. The words “include,” “includes” and “including” are not limiting. References to Articles, Sections (or subdivisions of sections), Exhibits, Appendices, Annexes or Schedules are to this Agreement. Exhibits, schedules, annexes or appendices to any document shall be deemed incorporated by reference in such document. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time (to the extent permitted and in accordance with the terms of the Financing Documents) and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document. References to “days” means calendar days, unless the term “Business Days” shall be used. References to a time of day means such time in New York, New York, unless otherwise specified. If the Company or any Affiliate of the Company is required to perform an action, deliver a document or take such other action by a calendar day and such day is not a Business Day, then the Company or such Affiliate shall take such action by the next succeeding “Business Day”. The Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any party thereto. The term “shall” is understood to be mandatory and the term “may” is understood to be permissive. The words “will” and “shall” shall be construed to have the same meaning and effect.

B-32

SCHEDULE C

ENGINEERING AND CONSTRUCTION FIRMS

[***]

SCHEDULE 1-1

FORM OF SENIOR SECURED NOTE

THIS SENIOR SECURED NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SENIOR SECURED NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

LanzaJet Freedom Pines Fuels LLC

6.00% Senior Secured Note

No. [__]	November 10, 2022

$[____________]

For Value Received, the undersigned, LanzaJet Freedom Pines Fuels LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [Name of Registered Holder], or its permitted successors and assigns that are registered in the official note holder registry of the Company, the principal sum of [__] Dollars (or, if less, the aggregate unpaid principal amount of the fundings made by the holder of this Note under the Note Purchase Agreement (hereinafter defined) or such greater amount including the aggregate amount of interest thereon capitalized and added to principal in accordance with the Note Purchase Agreement) on December 31, 2043 (the “Final Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.00% per annum from the Principal Repayment Commencement Date, payable semi-annually, on each June 30 and December 31 in each year (or the immediately preceding Business Day if any such date is not a Business Day), commencing with June 30, 2024, and on the Final Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of any Event of Default, on such unpaid balance and on any overdue payment of principal or any other overdue amount, at a rate per annum from time to time equal to the Default Rate, with such interest payable on demand, in each such case subject to the terms and provisions of the Note Purchase Agreement (as hereinafter defined).

Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America in accordance with the Note Purchase Agreement referred to below.

This Note is issued pursuant to the Note Purchase Agreement, dated as of November 9, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Article 19 of the Note Purchase Agreement and (ii) made the representations set forth in Section 7.1 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a Note that is registered in the official note registry of the Company and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer in the Company’s note registry accompanied by a written instrument of transfer duly executed, by the holder hereof that is listed in the official note registry of the Company or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the official note registry of the Company in the name of, the transferee. Prior to due presentment for registration of transfer in the official note registry of the Company, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company secured its obligations under this Note and each of the Company and the Sponsor secured their respective obligations under the other Financing Documents to which it is a party by granting to the Collateral Agent a Lien in all of its right, title and interest in the Collateral.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement. Installment payments of principal hereon shall be due and made in accordance the Note Purchase Agreement. The Company authorizes the holder of this Note to record on Annex A to this Note the date and amount of each prepayment of principal on this Note, in accordance with the terms of the Note Purchase Agreement, and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. The Company further authorizes the holder of this Note to attach to and make a part of this Note continuations of the schedules set forth on Annex A as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of the Company’s obligations to repay the full unpaid principal amount of this Note as and when due in accordance with the terms of the Note Purchase Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of- law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

[Remainder of page intentionally left blank]

LanzaJet Freedom Pines Fuels LLC

By:
Name:
Title:

ANNEX A

AMORTIZATION SCHEDULE

Date	Amount of Principal Paid or Prepaid	Outstanding Principal Amount	Notation Made By

SCHEDULE 1-2

FORM OF SUBORDINATED NOTE

THIS SHAREHOLDER SUBORDINATED NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SUBORDINATED NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SHAREHOLDER SUBORDINATED NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED TO (I) THAT CERTAIN NOTE PURCHASE AGREEMENT, DATED AS OF DECEMBER 31, 2021, BETWEEN LANZAJET FREEDOM PINES FUELS LLC AND MICROSOFT CORPORATION, AS AMENDED FROM TIME TO TIME, AND (II) THE SENIOR NOTES UNDER THAT CERTAIN NOTE PURCHASE AGREEMENT, DATED AS OF NOVEMBER 9, 2022, BETWEEN LANZAJET FREEDOM PINES FUELS LLC AND THE PERSONS PARTY THERETO AS PURCHASERS FROM TIME TO TIME, IN EACH CASE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, DATED AS OF NOVEMBER 9, 2022, AMONG LANZAJET FREEDOM PINES FUELS LLC, THE PURCHASERS, EACH SUBORDINATED CREDITOR AND THE OTHER PARTIES THERETO FROM TIME TO TIME, INCLUDING APPENDIX II THEREOF, AND THE HOLDER OF THIS SHAREHOLDER SUBORDINATED NOTE BY ITS ACCEPTANCE HEREOF SHALL JOIN AND AGREE TO BE BOUND BY THE SUBORDINATION PROVISIONS IN THE FOREGOING, AND ANY AMENDMENTS TO THIS PARAGRAPH SHALL BE NULL AND VOID AND OF NO EFFECT WITHOUT THE PRIOR WRITTEN CONSENT OF EACH SENIOR PURCHASER (AS DEFINED IN APPENDIX II OF SUCH INTERCREDITOR AGREEMENT).

LanzaJet Freedom Pines Fuels LLC

6.00% Subordinated Note

No. [__]	November 10, 2022

$[____________]

For Value Received, the undersigned, LanzaJet Freedom Pines Fuels LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [Name of Registered Holder], or its permitted successors and assigns that are registered in the official note holder registry of the Company, the principal sum of [__] Dollars (or, if less, the aggregate unpaid principal amount of the fundings made by the holder of this Note under the Note Purchase Agreement (hereinafter defined) or such greater amount including the aggregate amount of interest thereon capitalized and added to principal in accordance with the Note Purchase Agreement) on December 31, 2043 (the “Final Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.00% per annum from the Principal Repayment Commencement Date, payable semi-annually, on each June 30 and December 31 in each year (or the immediately preceding Business Day if any such date is not a Business Day), commencing with June 30, 2024, and on the Final Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of any Event of Default, on such unpaid balance and on any overdue payment of principal or any other overdue amount, at a rate per annum from time to time equal to the Default Rate, with such interest payable on demand, in each such case subject to the terms and provisions of the Note Purchase Agreement (as hereinafter defined).

Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America in accordance with the Note Purchase Agreement referred to below.

This Note is issued pursuant to the Note Purchase Agreement, dated as of November 9, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Article 19 of the Note Purchase Agreement and (ii) made the representations set forth in Section 7.1 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a Note that is registered in the official note registry of the Company and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer in the Company’s note registry accompanied by a written instrument of transfer duly executed, by the holder hereof that is listed in the official note registry of the Company or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the official note registry of the Company in the name of, the transferee. Prior to due presentment for registration of transfer in the official note registry of the Company, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company secured its obligations under this Note and each of the Company and the Sponsor secured their respective obligations under the other Financing Documents to which it is a party by granting to the Collateral Agent a Lien in all of its right, title and interest in the Collateral.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement. Installment payments of principal hereon shall be due and made in accordance the Note Purchase Agreement. The Company authorizes the holder of this Note to record on Annex A to this Note the date and amount of each prepayment of principal on this Note, in accordance with the terms of the Note Purchase Agreement, and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. The Company further authorizes the holder of this Note to attach to and make a part of this Note continuations of the schedules set forth on Annex A as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of the Company’s obligations to repay the full unpaid principal amount of this Note as and when due in accordance with the terms of the Note Purchase Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of- law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

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LanzaJet Freedom Pines Fuels LLC

By:
Name:
Title:

ANNEX A

AMORTIZATION SCHEDULE

Date	Amount of Principal Paid or Prepaid	Outstanding Principal Amount	Notation Made By

SCHEDULE 2

KNOWLEDGE PERSONS

[***]

SCHEDULE 6.1(d)

OWNERSHIP STRUCTURE OF THE NOTE PARTIES

[***]

SCHEDULE 6.5

TAXES

[***]

SCHEDULE 6.11

LEGAL ACTIONS; PROCEEDINGS

[***]

SCHEDULE 6.14

PERMITS

[***]

SCHEDULE 6.17

ENVIRONMENTAL MATTERS

[***]

SCHEDULE 6.18(a)

TITLE AND SURVEY REQUIREMENTS

[***]

SCHEDULE 6.18(b)

REAL ESTATE DOCUMENTS

[***]

SCHEDULE 6.29

CREDIT SUPPORT OBLIGATIONS

[***]

SCHEDULE 8.1

AMORTIZATION SCHEDULE

[***]

SCHEDULE 9.5

INSURANCE

[***]

EXHIBIT A

FORM OF WARRANT

This Warrant was originally issued on [___], 2022, and such issuance was not registered under the Securities Act of 1933, as amended. The shares this Warrant is exercisable for will be subject to the terms and conditions of a Stockholders’ Agreement, which places certain restrictions on the voting of such shares. Any person accepting any interest in such shares shall be deemed to agree to and shall become bound by all provisions of such Stockholders’ Agreement. A copy of such Stockholders’ Agreement will be furnished to the record holder of this Warrant (or any shares this Warrant has been exercised for) without charge upon written request to the Company at its principal place of business.

LanzaJet, Inc.

STOCK PURCHASE WARRANT

Date of Issuance: [__], 2022	Certificate No. W-[__]

FOR VALUE RECEIVED, LanzaJet, Inc., a Delaware corporation (the “Company”), hereby grants to [__] or its registered assigns (the “Registered Holder”) the right to purchase from the Company [__] shares of the Company’s Common Stock at a price per share of $0.01 (as adjusted from time to time hereunder, the “Exercise Price”). This Warrant is one of several warrants (collectively, the “Warrants”) issued by the Company to certain lenders pursuant to the Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”). Certain capitalized terms used herein are defined in Section 3. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1.         Exercise of Warrant

1A. Exercise Period

The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the earlier of the third anniversary following (a) the date on which such Registered Holder’s Note Purchase Commitment (as defined in the Note Purchase Agreement) has been fully funded or (b) if such Commitment has not been fully funded, the last day of the Availability Period (as defined in the Note Purchase Agreement) (the “Exercise Period”).

1B. Exercise Procedure

(i) This Warrant shall be deemed to have been exercised upon satisfaction of the following conditions (the “Exercise Time”):

(a) the Company has received a completed Exercise Agreement, as described in paragraph 1C, executed by the Registered Holder or by an Affiliate of the Registered Holder exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b) the Company has received this Warrant, which, in the event of a partial exercise of the purchase rights therein, shall, as contemplated in Section 6, be received by the Company in exchange for a new Warrant representing the unexercised purchase rights hereunder;

(c) the Company has received a joinder, in form and substance reasonably satisfactory to the Company, to the Company’s Amended and Restated Stockholders’ Agreement, as amended;

(d) disbursements in respect of the Notes held by such Registered Holder or its affiliate, as applicable, pursuant to the Note Purchase Agreement in an amount of $0.0575 per share of Common Stock subject to the applicable Exercise Agreement shall have been funded, provided that no such funded disbursements applied in satisfaction of the condition specified in this Section 1B(i)(d) in connection with such Exercise Agreement shall have been applied to satisfy the condition specified in this Section 1B(i)(d) in connection with any previously delivered Exercise Agreement; and

(e) the Company has received either (1) a check payable or wire transfer of immediately available funds to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”) or (2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise.

(ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within ten (10) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

(iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issued upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be duly and validly authorized and issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

(v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner that interferes with the timely exercise of this Warrant in accordance with the terms hereof.

(vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

(vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until at or immediately prior to the consummation of such transaction.

(viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

(ix) Neither this Warrant nor any certificates evidencing the shares of Common Stock or any other equity securities issuable or deliverable under or in connection with this Warrant shall contain any legend restricting the transfer thereof in any of the following circumstances: (i) while a registration statement covering the sale or resale of the shares of Common Stock is effective under the Securities Act of 1933, as amended (the “Act”); (ii) following any sale of this Warrant, any of the shares of Common Stock or any other equity securities issued or delivered to the Registered Holder under or in connection herewith pursuant to Rule 144 promulgated under the Act; (iii) if this Warrant, the shares of Common Stock or any other equity securities are eligible for sale under Rule 144(b)(1) promulgated under the Act; or (iv) if such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the "Unrestricted Conditions"). If the Unrestricted Conditions are met at the time of the issuance of the shares of Common Stock, the Company shall take all actions reasonably necessary to remove any restricted legends, including the delivery of an opinion of counsel to any transfer agent of the Company. If the Unrestricted Conditions are met at the time of issuance of the shares of Common Stock issuable in exchange of this Warrant, then such shares shall be issued free of all legends.

1C. Exercise Agreement

Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued (which shall be the Registered Holder or an Affiliate thereof, and no other Person), and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

1D. Fractional Shares

If a fractional share of Common Stock would be issuable upon exercise of the rights represented by this Warrant, the Company shall, within ten (10) business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser or wire transfer of immediately available funds in lieu of such fractional share in an amount equal to the difference between Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

Section 2.         Adjustment of Exercise Price and Number of Shares

In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

2A. Adjustment of Exercise Price and Number of Shares upon Issuance of

Common Stock

(i) If and whenever on or after the Date of Issuance of this Warrant, the Company issues or sells any share of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issue or sale, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price by the number of shares of Common Stock acquirable upon exercise of this Warrant if no such adjustment were made and dividing the product thereof by the lowest net price per share at which such share of Common Stock has been issued or sold.

(ii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of shares of Common Stock obtainable upon exercise of this Warrant with respect to the granting of (i) equity awards to employees, directors, consultants and vendors of the Company and its Subsidiaries or the exercise thereof that have been approved by the Board of Directors of the Company or (ii) any shares of Common Stock of the Company or other securities that may be issued to LanzaTech, Inc. as described in Section 4.04 of the Investment Agreement.

2B. [Intentionally deleted]

2C. Subdivision or Combination of Common Stock

If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

2D. Reorganization, Reclassification, Consolidation, Merger or Sale

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Majority Holders) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the holder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Majority Holders) with respect to such holders’ rights and interests to insure that the provisions of this Section 2 shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Majority Holders), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

Section 3.         Definitions

The following terms have meanings set forth below:

“Common Stock” means the Company’s Common Stock, $0.00001 par value.

“Investment Agreement” means that certain Investment Agreement dated as of May 13, 2020 by and among the Company, LanzaTech, inc., Mitsui & Co., Ltd. and Suncor Energy Inc., as amended from time to time.

“Market Price” means as to any security the average of the closing prices of such security’s sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by OTC Markets Group, or any similar successor organization, in each such case averaged over a period of twenty-one (21) business days consisting of the day as of which “Market Price” is being determined and the twenty (20) consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term “business days” as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the domestic over-the-counter market, the “Market Price” shall be the fair value thereof determined in good faith by the Board of Directors of the Company (without applying any marketability, minority or other discounts).

“Majority Holders” means the Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all of the Warrants then outstanding.

“Notes” has the meaning given to such term in the Note Purchase Agreement.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

Section 4.         No Voting Rights; Limitations of Liability

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

Section 5.         Warrant Not Transferable

This Warrant and all rights hereunder are not transferable, in whole or in part, without the prior written consent of the Company.

Section 6.         Warrant Exchangeable for Different Denominations

This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants”.

Section 7.         Replacement

Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 8.         Notices

Except as otherwise expressly provided herein, all notices, demands or other communications referred to in this Warrant shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next business day, (iii) one (1) business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three (3) days after it is mailed to the recipient by first class mail, return receipt requested, and shall be addressed (a) to the Company, at its principal executive offices and (b) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

Section 9.         Amendment and Waiver

Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of all Registered Holders of Warrants.

Section 10.       Descriptive Headings; Governing Law

The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its Stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

Section 11.       Dispute Resolution

11A. The parties hereto agree to use commercially reasonable efforts to resolve all Disputes (as defined below) by amicable negotiations. A Dispute to which this provision applies shall initially be submitted to an authorized representative of each party to the Dispute on written notice by the party requesting that the Dispute be so referred, which authorized representative shall have the authority to resolve the Dispute. The notice initiating the Dispute shall include (1) a statement of the applicable party’s position and a summary of all facts and arguments supporting that position; and (2) the name and title of the authorized representative who will represent such party. Within ten (10) days of receipt of such notice or such other time as the party may agree, the authorized representatives of the parties to the Dispute shall meet, either in person or by telephone to attempt to resolve the Dispute. All discussions and negotiations between the parties to the Dispute and any offers of compromise made by a party in an attempt to resolve the Dispute prior to, in the course of, or following such discussions shall be on a without prejudice basis unless expressly stated otherwise.

11B. At any time, including during the course of the discussions undertaken pursuant to Section 11(A) and if no negotiated resolution of the Dispute occurs within such ten (10) day period, any party to the Dispute may, (1) if the other party to the Dispute agrees, pursue another form of dispute resolution, including arbitration incorporating such provisions and rules as the parties to the Dispute may agree; or (2) apply to the United States District Court for the Southern District of New York or any New York State court sitting in New York City for interim, conservatory or final measures, including immediate injunctive relief or similar equitable relief, in which case, all Disputes between any one or more parties that has not been resolved through negotiation of the parties shall be exclusively referred to such courts for determination.

11C. For purposes of this Section 11, “Dispute” means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or connected with this Warrant or the operations carried out under this Warrant, including any dispute as to the construction, validity, interpretation, enforceability or breach of this Warrant.

* * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and to be dated the Date of Issuance hereof.

LanzaJet, Inc.

By:
Name:
Title:

EXHIBIT I

EXERCISE AGREEMENT

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

Signature:

Address:

EXHIBIT B

RESERVED

Exhibit C

FORM OF SPONSOR GUARANTEE

AMENDED AND RESTATED

COMPLETION GUARANTY

AMENDED AND RESTATED COMPLETION GUARANTY (this “Guaranty”), dated as of November 9, 2022, by LanzaJet, Inc., a Delaware corporation (the “Guarantor”), in favor of U.S. Bank Trust Company, National Association, not in its individual capacity but in its capacity as the Common Collateral Agent for the Secured Parties (the “Guaranteed Party”).

PRELIMINARY STATEMENTS

A.	LanzaJet Freedom Pines Fuels LLC (the “Company”) is a wholly-owned subsidiary of the Guarantor.

B.	The Company and Microsoft Corporation, a Washington corporation (“Microsoft”), entered into a Note Purchase Agreement, dated as of December 31, 2021 (as amended by the First Amendment to Note Purchase Agreement, dated as of February 14, 2022, the Second Amendment to Note Purchase Agreement, dated as of July 14, 2022, and the Third Amendment to Note Purchase Agreement, dated as of the date hereof (the “Third Amendment”), and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Microsoft NPA”), in accordance with which the Company issued and sold to Microsoft, and Microsoft purchased, the Notes described therein (the “Microsoft Notes”).

C.	The Company and the Shareholder Purchasers have entered into that certain Note Purchase Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Shareholder NPA”), by and among the Company and the note purchasers from time to time party thereto (collectively, the “Shareholder Purchasers”), pursuant to which the Shareholder Purchasers have agreed to purchase senior and subordinated notes in an aggregate principal amount of $147,000,000 (the “Shareholder Notes” and together with the Microsoft Notes, the “Notes”). The proceeds of the Notes will be used for the payment of Project Costs (as defined in the Shareholder NPA and the Microsoft NPA) and for such other purposes as are permitted under the Shareholder NPA and the Microsoft NPA.

D.	Pursuant to that certain Collateral Agency and Intercreditor Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agency and Intercreditor Agreement”), by and among the Company, the Common Collateral Agent, U.S. Bank Trust Company, National Association, as Microsoft Collateral Agent, U.S. Bank Trust Company, National Association, as Shareholder Collateral Agent, Microsoft as Microsoft Representative, LanzaJet, Inc., as Shareholder Representative, the Guarantor, the Shareholder Purchasers and each other Person a party thereto from time to time, each of the Microsoft Collateral Agent and the Shareholder Collateral Agent has appointed U.S. Bank Trust Company, National Association as the Common Collateral Agent.

E.	It is a condition precedent to the obligation of the Shareholder Purchasers to purchase the Shareholder Notes and a condition precedent under the Third Amendment that (i) the Guarantor amend and restate that certain Completion Guaranty, dated as of January 4, 2022 (the “Original Guaranty”), between the Guarantor and Microsoft, as guaranteed party, with this Guaranty, and (ii) the Guarantor enter and deliver this Guaranty to Guaranteed Party.

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions.

(a) Defined Terms. As used in this Guaranty: (i) the terms defined in the preamble, preliminary statements and other sections of this Guaranty shall have the respective meanings specified therein, (ii) capitalized terms not defined in this Guaranty shall have the corresponding meanings given to such terms in the Collateral Agency and Intercreditor Agreement, and (iii)  Guaranteed Obligations” shall mean, without duplication, the payment of all Project Costs and all other expenses, charges, costs and fees required in connection with the ownership, development, design, procurement, commissioning, start-up, construction and early stage operation of the Project, in each case incurred on or prior to the Commercial Operations Date (as defined in the Shareholder NPA and the Microsoft NPA), in order for the Company to achieve the Commercial Operations Date, to the extent such costs are not paid when due from other sources of funds available to the Company in accordance with the terms of the Shareholder NPA or the Microsoft NPA (but, for the avoidance of doubt, no such Project Costs and other expenses, charges, costs and fees set forth in clause (iii) incurred after the Commercial Operations Date shall constitute Guaranteed Obligations).

(b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be modified by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument of other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof; (ii) any reference herein to any person shall be construed to include such person’s successors and permitted assigns; (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision of this Guaranty; and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Article and section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

2. Irrevocable Guaranty.

(a) The Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Guaranteed Party and its successors, permitted transferees and permitted assigns that all monetary Guaranteed Obligations will be promptly paid in full, in United States dollars, when due in accordance herewith, subject to the other provisions of this Guaranty.

(b) Without limiting the foregoing, if for any reason any Guaranteed Obligation has not been paid promptly when due, then in each such instance upon written demand of payment made by the Guaranteed Party (acting at the written direction of the Required Creditors) to the Guarantor, the Guarantor shall pay the same or otherwise cause the same to be paid in accordance herewith. Whether or not legal action is instituted, the Guarantor agrees to reimburse the Guaranteed Party on written demand for all attorneys’ fees, expenses and disbursements and all other fees, costs and expenses incurred by the Guaranteed Party in enforcing its rights under this Guaranty. Notwithstanding the foregoing, the Guarantor shall have no obligation to pay any such costs or expenses if, in any action or proceeding brought by the Guaranteed Party giving rise to a demand for payment of such fees, costs or expenses, it is finally adjudicated by a court of competent jurisdiction that the Guarantor is not liable to make payment of the applicable Guaranteed Obligations under Section 2.1(a) of this Guaranty.

(c) The Guarantor may fulfill its obligations under this Guaranty in any reasonable manner permitted under the Microsoft NPA or the Shareholder NPA, as applicable, including (i) by making sufficient equity contributions to the Company and causing the Company to pay directly the applicable Guaranteed Obligations with such contributions or (ii) making direct payment of the Guaranteed Obligations to the applicable payee; provided, however, that Guarantor’s selection of the manner it wishes to fulfill its obligations shall in no event delay payment of the Guaranteed Obligations when such amounts are due and owing.

3. No Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, for any payment made hereunder, until all of the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Party to whom such Guaranteed Obligations are payable and shall forthwith be paid to such Guaranteed Party to be credited and applied to such Guaranteed Obligations. If (i) the Guarantor shall make payment to the Guaranteed Party of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations shall be indefeasibly paid in full, the Guaranteed Party will, at the Guarantor’s request and expense, promptly execute and deliver to the Guarantor appropriate documents, prepared by Guarantor’s counsel, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

4. No Effect on Guaranty. The obligations of the Guarantor under this Guaranty shall not be altered, limited, impaired or otherwise affected by, and Guarantor waives any defense under or based upon:

(a) any rescission of any demand for payment of any of the Guaranteed Obligations or any failure by the Guaranteed Party to make any such demand or to collect any payments;

(b) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in part, of the Guaranteed Obligations or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of the Guaranteed Obligations, or the liability of any party to any of the foregoing or for any part thereof;

(c) the validity, regularity or enforceability of any of the Guaranteed Obligations or any instrument or agreement evidencing, relating to, securing or guaranteeing any of the Guaranteed Obligations at any time or from time to time held by the Guaranteed Party; (d) any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Guarantor or any other entity;

(e) any act or omission of the Guaranteed Party relating in any way to the Guaranteed Obligations, including any failure to bring an action against any party liable on the Guaranteed Obligations, or any party liable on any guaranty of the Guaranteed Obligations, or to apply any funds of any such party held by the Guaranteed Party;

(f) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that may or might otherwise operate as a discharge of the Guarantor as a matter of law or equity;

(g) any default, failure, omission or delay, willful or otherwise, on the part of any person to perform or comply with, or the impossibility or illegality of performance by any such person (other than impossibility or illegality of performance that would apply to the extent that the Guaranteed Obligations were to be performed by Guarantor) of any of the Guaranteed Obligations;

(h) any action or failure to act in any manner referred to in this Guaranty which may deprive the Guarantor of its rights to subrogation against the Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty or of the Guarantor’s right to contribution against any other party;

(i) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of any person for any reason whatsoever, including, without limitation, any suit or action in any way attaching or involving any issue, matter or thing in respect of the Guaranteed Obligations or any other agreement (other than a suit or action to which the Guaranteed Party is a party or by which the Guaranteed Party is bound concerning the scope of the Guaranteed Obligations or concerning the provisions of this Guaranty);

(j) any sale, lease or transfer of any or all of the assets of the Guarantor;

(k) the taking of any action by the Guaranteed Party to enforce any Guaranteed Obligations or the agreement under which such Guaranteed Obligation arises against the Guaranteed Party;

(l) demands, diligence, presentment, notices and any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than (i) performance of and/or compliance with the terms of such Guaranteed Obligations by the Guarantor and/or the person whose performance and compliance is being guaranteed and (ii) any demand required under Section 2.1); and

(m) any claim, set-off, counterclaim, defense or other rights that the Guarantor may have at any time and from time to time against the Guaranteed Party.

5. Continuing Guaranty; Termination. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment when due, and not of collection only, and the obligations of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Guaranteed Party at any time of any right or remedy against any person which may be or become liable in respect of all or any part of the Guaranteed Obligations. This Guaranty shall remain in full force and effect until all Guaranteed Obligations shall have been satisfied by indefeasible payment in full, in United States dollars. On or after the date that this Guaranty is no longer in full force and effect, upon the written request of the Guarantor, the Guaranteed Party shall promptly confirm in writing that this Guaranty has been terminated.

6. Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be restored or returned by the Guaranteed Party to any guarantor for any reason including as a result of any insolvency, bankruptcy or reorganization proceeding with respect to the Guarantor, all as though such payment had not been made.

7. Amendment to Organizational Documents. Until the Discharge Date (as defined in the Microsoft NPA), the Guarantor shall not, without the prior written consent of Microsoft, amend or modify its Organizational Documents (as defined in the Microsoft NPA) in a manner adverse to Microsoft in respect of Microsoft’s right to appoint a board observer to the board of directors of the Guarantor, as set forth in the Organizational Documents of the Guarantor. The agreements in this Section 7 shall survive the termination of this Guaranty pursuant to Section 5.

8. No Consequential Damages. In no event shall the Guarantor be subject to any special, incidental, consequential, indirect, punitive, or exemplary damages.

9. Election of Remedies. Subject to the terms and conditions of this Guaranty, each and every right, power and remedy herein given to the Guaranteed Party, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Subject to the terms and conditions of this Guaranty, each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by the Guaranteed Party.

10. Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by the Guaranteed Party of any right, power or remedy, or delay or omission by the Guaranteed Party in the exercise of any right, power or remedy which it may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by the Guaranteed Party of any right, power or remedy in any one instance shall only be effective in that specific instance and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

11. Amendment. This Guaranty may not be modified, amended, terminated or revoked, in whole or in part, except by an agreement in writing signed by the Guaranteed Party and the Guarantor. No waiver of any term, covenant or provision of this Guaranty, or consent given hereunder, shall be effective unless given in writing by the Guaranteed Party.

12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given to any party hereto if personally delivered or if sent by facsimile, or by registered or certified mail (return receipt requested), by email (if receipt is confirmed by email) or by recognized courier service, postage or other charges prepaid and addressed as follows:

(a) If to the Guarantor:

LanzaJet

520 Lake Cook Road, Suite 680

Deerfield, Illinois 60015

Attn: General Counsel

Email: [***]

(b) If to Microsoft:

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052

Attn: [***]

Email: [***]

(c) If to the Guaranteed Party:

U.S. Bank Trust Company, National Association

Global Corporate Trust

190 S. LaSalle Street

Suite 1020

Chicago, IL 60603

Attention: [***]

Phone: [***]

Email: [***]

or to such other address as may be specified from time to time by the Guarantor or the Guaranteed Party in a notice to the other party given as herein provided. Such notice or communication will be deemed to have been given as of the date so personally delivered, telecopied, mailed or sent by courier.

13. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of the Guarantor and the Guaranteed Party and their respective successors and permitted assigns.

14. CONSENT TO JURISDICTION. ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS SET FORTH IN SECTION 12 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTEED PARTY TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

15. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY TO THIS GUARANTY).

16. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE GUARANTEED PARTY, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS GUARANTY.

17. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof or of such instruments shall remain in full force and effect in such jurisdiction. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

18. Counterparts. This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Guaranty and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Guaranty as to the parties hereto and may be used in lieu of the original Guaranty and signature pages for all purposes.

19. Guaranteed Party. The Guaranteed Party shall have all of the rights, privileges, protections and immunities granted to it under the Collateral Agency and Intercreditor Agreement.

20. Original Guaranty. This Guaranty amends and restates and, except as set forth in the next sentence, supersedes the Original Guaranty. The Guarantor agrees that its obligations described in Section 2(B) of the Original Guaranty shall remain in effect until performed in full.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered on its behalf as of the date first written above.

LANZAJET, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Completion Guaranty]

ACKNOWLEDGED AND AGREED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Guaranteed Party

By:
Name:
Title:

[Signature Page to Amended and Restated Completion Guaranty]

ACKNOWLEDGED AND AGREED:

MICROSOFT CORPORATION, as Guaranteed Party under the Original Guaranty

By:
Name:
Title:

[Signature Page to Amended and Restated Completion Guaranty]

EXHIBIT D

FORM OF NOTICE OF DRAWING AND PAYMENT INSTRUCTIONS

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EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

[***]

EXHIBIT F

FORM OF CONSTRUCTION REPORT

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